                                                       RULE NO. 424(b)(3)
                                                       REGISTRATION NO. 33-99442


++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until a final prospectus supplement is delivered. + +This prospectus supplement and the accompanying prospectus are not an offer +
+to sell these securities and we are not soliciting offers to buy these        +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                  Subject to Completion, dated March 12, 1999

      PRELIMINARY PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MARCH 12, 1999

                                  $750,000,000

                       Wachovia Credit Card Master Trust

                Class A Floating Rate Asset Backed Certificates,
                                 Series 1999-1

      The First National Bank of Atlanta d/b/a Wachovia Bank Card Services
                            Transferor and Servicer

       Principal Amount                  $750,000,000
       Price                             $   ( %)
       Underwriting Discount             $   ( %)
       Proceeds to the Transferor        $   ( %)
       Certificate Rate                  one-month LIBOR +  % p.a.
       Interest Payment Dates            monthly on the 15th
       First Interest Payment Date       May 17, 1999
       Scheduled Principal Payment Date  March 15, 2004

  These securities are interests in Wachovia Credit Card Master Trust and are backed only by the assets of the Trust. Neither these securities nor the assets of the Trust are obligations of The First National Bank of
      Atlanta d/b/a Wachovia Bank Card Services or any of its affiliates, or obligations insured by the FDIC.

 These securities are highly structured. Before you purchase these securities, be sure you understand the structure and the risks. See "Risk Factors"
      beginning on page S-8 in this prospectus supplement and beginning on page 20 in the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of the disclosures in this supplement and the attached prospectus. Any representation to the contrary is a criminal offense.

These securities are offered subject to availability.

Credit Suisse First Boston                        Wachovia Capital Markets, Inc.

Chase Securities Inc.
                               J.P. Morgan & Co.
                                                            Salomon Smith Barney

      The date of this Preliminary Prospectus Supplement is March 12, 1999

                               Table of Contents

                             Prospectus Supplement

Where to Find Information in These Documents..............................  S-3

Summary of Terms..........................................................  S-4

Structural Summary........................................................  S-5

Risk Factors..............................................................  S-8
 Potential Early Repayment or Delayed Payment due to Reduced Portfolio
  Yield...................................................................  S-8
 Allocations of Charged-Off Receivables Could Reduce Payments to
  Certificateholders...................................................... S-11
 Limited Ability to Resell Certificates................................... S-11
 Certain Liens Could Be Given Priority Over Your Securities............... S-11
 Insolvency or Bankruptcy of Wachovia Could Result in Accelerated, Delayed
  or Reduced Payments to Certificateholders............................... S-11
 Issuance of Additional Series by the Trust May Affect the Timing of
  Payments................................................................ S-12
 Individual Certificateholders Will Have Limited Control of Trust Action.. S-13

Wachovia's Credit Card Portfolio.......................................... S-14
 General.................................................................. S-14
 Billing and Payments..................................................... S-14
 Portfolio Acquisitions................................................... S-15
 Delinquency and Loss Experience.......................................... S-15
 Interchange.............................................................. S-17

The Receivables........................................................... S-18

Maturity Considerations................................................... S-21
 Controlled Accumulation Period........................................... S-21
 Rapid Amortization Period................................................ S-21
 Pay Out Events........................................................... S-22
 Payment Rates............................................................ S-22


Receivable Yield Considerations...........................................  S-23

Wachovia and Wachovia Corporation.........................................  S-24

Description of the Certificates...........................................  S-24
 General..................................................................  S-24
 Exchanges................................................................  S-25
 Interest Payments........................................................  S-25
 Principal Payments.......................................................  S-27
 Postponement of Controlled Accumulation Period...........................  S-28
 Allocation Percentages...................................................  S-28
 Reallocation of Cash Flows...............................................  S-30
 Application of Collections...............................................  S-32
 Shared Excess Finance Charge Collections.................................  S-36
 Shared Principal Collections.............................................  S-36
 Required Collateral Interest.............................................  S-37
 Defaulted Receivables; Investor Charge-Offs..............................  S-37
 Principal Funding Account................................................  S-39
 Reserve Account..........................................................  S-39
 Pay Out Events...........................................................  S-40
 Defeasance...............................................................  S-41
 Servicing Compensation and Payment of Expenses...........................  S-41
 Reports to Class A Certificateholders....................................  S-42

ERISA Considerations......................................................  S-43
 Consultation with Counsel................................................  S-43

Underwriting..............................................................  S-45

Index of Terms for Prospectus Supplement..................................  S-47

ANNEX I: Other Series..................................................... A-I-1


                  Where to Find Information in These Documents

   The attached prospectus provides general information about Wachovia Credit Card Master Trust, including terms and conditions that are generally applicable to the securities issued by the trust. The specific terms of Series 1999-1 are described in this supplement.

   This supplement begins with several introductory sections describing your series and Wachovia Credit Card Master Trust in abbreviated form:

  . Summary of Terms provides important amounts, dates and other terms of your series;

  . Structural Summary gives a brief introduction of the key structural features of your series and directions for locating further information; and

  . Risk Factors describes risks that apply to your series.

   As you read through these sections, cross-references will direct you to more detailed descriptions in the attached prospectus and elsewhere in this supplement. You can also directly reference key topics by looking at the table of contents pages in this supplement and the attached prospectus.

   This supplement and the attached prospectus may be used by Wachovia Capital Markets, Inc. and its successors in connection with offers and sales related to market-making transactions in the certificates offered by this supplement and the attached prospectus. Wachovia Capital Markets, Inc. may act as principal or agent in those transactions. The sales will be made at varying prices related to prevailing market prices at the time of sale.

 To understand the structure of these securities, you must read carefully the attached prospectus and this supplement in their entirety.

                                Summary of Terms

                         The First National Bank of Atlanta d/b/a Wachovia
 Transferor:             Bank Card Services--"Wachovia" or the "Bank"

 Servicer:               Wachovia

 Trustee:                The Bank of New York (Delaware)

 Pricing Date:

 Closing Date:

 Clearance and Settlement:
                         DTC/Cedelbank/Euroclear

 Trust Assets:           receivables originated in VISA(R) and MasterCard(R)
                         accounts, including recoveries on charged-off accounts

                            Amount     % of Total Series
                         ------------  -----------------
  Series Structure:
    Class A              $750,000,000        86.5%
    Class B              $ 52,025,000         6.0%
    Collateral interest  $ 65,030,000         7.5%

  Annual Servicing Fee:          2.00%

                                                             Class A
                                                   ---------------------------
  Anticipated Ratings:*
  (Moody's/S&P/Fitch IBCA)                         Aaa/AAA/AAA

  Credit Enhancement:                              subordination of Class B
                                                   and the collateral interest

  Interest Rate:                                   one-month LIBOR+   % p.a.

  Interest Accrual Method:                         actual/360

  Interest Payment Dates:                          monthly (15th)

  First Interest Payment Date:                     May 17, 1999

  Scheduled Payment Date:                          March 15, 2004

  Commencement of Accumulation Period (subject to
   adjustment):                                    February 28, 2003

  Stated Series Termination Date:                  August 15, 2006

  CUSIP:                                           929772 AC 5

--------
*  It is a condition to issuance that one of these ratings be obtained.

                               Structural Summary

   This summary briefly describes certain major structural components of Series 1999-1. To fully understand the terms of Series 1999-1, you will need to read both this supplement and the attached prospectus in their entirety.
The Series 1999-1 Certificates

   Your certificates represent the right to a portion of collections on the underlying Trust assets. Your certificates will also be allocated a portion of losses on receivables, if any. Any collections of finance charges allocated to your series will be used to make interest payments, to pay a portion of the fees of Wachovia as servicer and to cover losses allocated to your series. Remaining collections of finance charges allocated to your series will be applied for the benefit of the holder of the collateral interest. Any principal collections allocated to your series in excess of the amount owed to certificates of your series on any distribution date will be shared with other series of certificates issued by Wachovia Credit Card Master Trust, retained in a trust account, or returned to Wachovia. In no case will you receive more than the principal and interest owed to you under the terms described in this supplement and the attached prospectus.

   For further information on allocations and payments, see "Description of the Certificates--Allocation Percentages " and "--Application of Collections" in this supplement and "Description of the Certificates--Investor Percentage and Transferor Percentage" and "--Application of Collections" in the attached prospectus.

   Your certificates feature credit enhancement by means of the subordination of other interests, which is intended to protect you from losses and shortfalls in cash flow. Credit enhancement for your series is for your series' benefit only. Credit enhancement is provided to Class A by the following:

  . subordination of Class B; and

  . subordination of the collateral interest.

   The more subordinated interests will absorb any losses allocated to Series 1999-1 and make up any shortfalls in cash flow, before the more senior interests are affected. On the closing date, there will be $52,025,000 of Class B certificates and a $65,030,000 collateral interest, or together 13.50% of the sum of the initial Class A invested amount, the initial Class B invested amount and the initial collateral interest amount. If the cash flow and any subordinated interest do not cover all losses allocated to Series 1999-1, your payments of interest and principal will be reduced and you may suffer a loss of principal.

   For a more detailed description of the subordination provisions of Series 1999-1, see "Description of the Certificates--Reallocation of Cash Flows," "-- Required Collateral Interest" and "--Defaulted Receivables; Investor Charge-Offs" in this supplement. For a discussion of losses, see "Description of the Certificates--Defaulted Receivables; Investor Charge-Offs" in this supplement. See "Risk Factors" in this supplement for more detailed discussions of the risks of investing in Series 1999-1.

Wachovia Credit Card Master Trust

   Your series is one of two series issued by Wachovia Credit Card Master Trust which are expected to be outstanding as of the closing date. Wachovia Credit Card Master Trust is maintained by the trustee, for the benefit of:

  . certificateholders of Series 1999-1;

  . certificateholders of other series issued by Wachovia Credit Card Master
    Trust;

  . providers of credit enhancements for Series 1999-1 and other series issued by Wachovia Credit Card Master Trust; and

  . Wachovia.

   For a summary of the terms of the previously issued series, see "Annex I:
Other Series."

   Each series has a claim to a fixed dollar amount of Wachovia Credit Card Master Trust's assets, regardless of the total amount of receivables in the Trust at any time. Wachovia holds the remaining claim to Wachovia Credit Card Master Trust's assets, which fluctuates with the total amount of receivables in the Trust. Wachovia, as the holder of that amount, has the right to purchase the outstanding Series 1999-1 certificates at any time when the outstanding amount of the Series 1999-1 certificateholders' interest in the Wachovia Credit Card Master Trust is less than or equal to 5% of the original amount of that interest. The purchase price for these outstanding Series 1999-1 certificates will be equal to the outstanding amount plus accrued and unpaid interest on the certificates through the last day of the period on which the repurchase occurs.

   For more information on Wachovia Credit Card Master Trust's assets, see "Wachovia's Credit Card Portfolio" and "The Receivables" in this supplement and "Wachovia's Credit Card Activities" and "The Receivables" in the attached prospectus.

Scheduled Principal Payments and Potential Later Payments

   Wachovia Credit Card Master Trust expects to pay the entire principal amount of Class A in one payment on March 15, 2004 and the entire principal amount of Class B in one payment on April 15, 2004. In order to accumulate the funds to pay Class A on its scheduled payment date, the Trust will accumulate principal collections in a principal funding account. The Trust will deposit funds into the principal funding account on each "transfer date." The Trust will deposit funds into the principal funding account during a "controlled accumulation period." The length of the controlled accumulation period may be as long as twelve months, but will be shortened if Wachovia expects that a shorter period will suffice for the accumulation of the Class A amount.

   If Class A is not fully repaid on the scheduled payment date, Class A will begin to amortize by means of monthly payments of all principal collections allocated to Series 1999-1 until it is fully repaid.

   After Class A is fully repaid, the Trust will use principal collections allocated to Series 1999-1 to repay Class B. If Class B is not fully repaid on its scheduled payment date, Class B will begin to amortize by means of monthly payments of all monthly principal collections allocated to Series 1999-1 after Class A is fully repaid.

   For more information on scheduled principal payments and the controlled accumulation period, see "Maturity Considerations" and "Description of the Certificates--Principal Payments," "--Postponement of Controlled Accumulation Period" and "--Application of Collections" in this supplement and "Maturity Considerations" and "Description of the Certificates--Principal Payments" in the attached prospectus.

   Prior to the commencement of an accumulation or amortization period for Series 1999-1, principal collections will be paid to Wachovia, retained in a trust account or shared with other series that are amortizing or in an accumulation period.

Minimum Yield on the Receivables; Possible Early Principal Repayment of Series 1999-1

   Class A may be repaid earlier than its scheduled principal payment date if collections on the underlying receivables, together with other amounts available for payment to certificateholders, are too low. The minimum amount that must be available for payment to Series 1999-1 in any month, referred to as the "base rate," is the sum of the Class A interest rate, the Class B interest rate, the collateral interest rate, and the investor servicing fee, divided by the investor interest. If the average Trust portfolio yield, net of losses allocated to your series, for any three consecutive months is less than the average base rate for the same three consecutive months, a "pay out event" will occur with respect to Series 1999-1 and the Trust will commence a rapid amortization of Series 1999-1, and holders of Series 1999-1 certificates will receive principal payments earlier than their scheduled principal payment date.

   Series 1999-1 is also subject to several other pay out events, which could cause Series 1999-1 to amortize, and which are summarized under the headings "Maturity Considerations" and "Description of the Certificates--Pay Out Events" in this supplement. If Series 1999-1 begins to amortize, Class A will receive monthly payments of principal until it is fully repaid; Class B will then receive monthly payments of principal until it is fully repaid. In that event, your certificates may be repaid prior to the scheduled payment date.

   The final payment of principal and interest will be made no later than August 15, 2006, which is the Series 1999-1 Termination Date.

   For more information on pay out events, the portfolio yield and base rate, early principal payment and rapid amortization, see "Maturity Considerations," "Description of the Certificates--Principal Payments" and "--Pay Out Events" in this supplement and "Description of the Certificates--Principal Payments" and "--Final Payment of Principal; Termination" in the attached prospectus.

Tax Status of Class A

   Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to Wachovia, is of the opinion that under existing law the Class A certificates will be characterized as debt for U.S. federal income tax purposes.

   The Transferor, the Servicer, the holders of the Class A certificates and the owners of such certificates will agree to treat the Class A certificates as debt for federal, state, local and foreign income and franchise tax purposes.

   For further information regarding the application of U.S. federal income tax laws, see "Certain U.S. Federal Income Tax Consequences" in the attached prospectus.

ERISA Considerations

   The underwriters anticipate that the Class A certificates will be held by at least 100 independent persons. Wachovia expects the other requirements will be met so that the Class A certificates will be considered "publicly-offered securities." If so, subject to important considerations described under "ERISA Considerations" in this supplement and "Employee Benefit Plan Considerations" in the attached prospectus, the Class A certificates will be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

   For further information regarding the application of ERISA, see "ERISA Considerations" in this supplement and "Employee Benefit Plan Considerations" in the attached prospectus.

Mailing Address and Telephone Number of Principal Executive Offices

   The mailing address of The First National Bank of Atlanta is 77 Read's Way, New Castle Corporate Commons, New Castle, Delaware 19720 and the telephone number is (302) 323-2395.

                                  Risk Factors

   You should consider the following risk factors in deciding whether to purchase the asset backed certificates described herein.

Potential Early
Repayment or Delayed
Payment due to
Reduced Portfolio
Yield If the average trust portfolio yield, net of losses allocated to your series, for any three consecutive months is less than the average base rate for the same three consecutive months, a "pay out event" will occur with respect to Series 1999-1 and the Trust will commence a rapid amortization of Series 1999-1, and holders of Series 1999-1 certificates will receive principal payments earlier than the scheduled principal payment date. Moreover, if principal collections on receivables allocated to other series are available for application to a rapid amortization of any outstanding securities, the period during which that rapid amortization occurs may be substantially shortened. Because of the potential for early repayment if collections on the receivables fall below the minimum amount, any circumstances that tend to reduce collections may increase the risk of early repayment of Series 1999-1.

                            Conversely, any reduction in collections may cause the period during which collections are accumulated in the principal funding account for payment of Class A to be longer than otherwise would have been the case.

                            The following factors could result in
                            circumstances that tend to reduce collections:

                            Wachovia May Change the Terms and Conditions of the Accounts

                            Wachovia will transfer receivables to the Wachovia Credit Card Master Trust arising under specified credit card accounts, but Wachovia will continue to own those accounts. As the owner of those accounts, Wachovia retains the right to change various terms and conditions of those accounts, including finance charges and other fees it charges and the required minimum monthly payment. Wachovia may change the terms of the accounts to maintain its competitive position in the credit card industry. Changes in the terms of the accounts may reduce the amount of receivables arising under the accounts, reduce the amount of collections on those receivables, or otherwise alter payment patterns.

                            Wachovia has agreed that it will not change the terms of the accounts or its policies relating to the operation of its credit card business, including the reduction of the required minimum monthly payment and the calculation of the amount or the timing of finance charges, other fees and charge-offs, unless it reasonably believes such a change would not result in a pay out event for any series and takes the same action on its other substantially similar accounts, to the extent permitted by those accounts.

                            As Servicer, Wachovia is also required to exercise the same care and apply the same policies that it exercises in handling similar matters for its own comparable accounts.

                            Wachovia May Add Accounts to the Trust Portfolio

                            In addition to the accounts already designated for Wachovia Credit Card Master Trust, Wachovia is permitted to designate additional accounts for the Trust portfolio and to transfer the receivables in those accounts to the Trust. Wachovia may designate certain accounts and add to the Trust the receivables in those accounts or may designate that receivables in certain eligible accounts will automatically be added to the Trust, subject to certain limitations. Any new accounts and receivables may have different terms and conditions than the accounts and receivables already in the Trust--such as higher or lower fees or interest rates, or longer or shorter principal payment terms. Credit card accounts purchased by Wachovia may be included as additional accounts if certain conditions are satisfied. Credit card accounts purchased by Wachovia will have been originated using the account originator's underwriting criteria, not those of Wachovia. The account originator's underwriting criteria may be more or less stringent than those of Wachovia. Additionally, additional credit card accounts may have been originated by Wachovia using credit criteria which is different from those which were applied by Wachovia to the current credit card accounts. The new accounts and receivables may produce higher or lower collections or charge-offs over time than the accounts and receivables already in the Trust and could tend to reduce the amount of collections allocated to Series 1999-1.

                            Also, if Wachovia's percentage interest in the accounts of the Trust falls to 5% or less, Wachovia will be required to maintain that level by designating additional accounts for the Trust portfolio and transferring the receivables in those accounts to the Trust. If Wachovia is required to add accounts to the Trust, it may not have any accounts available to be added to the Trust. If Wachovia fails to add accounts when required, a "pay out event" will occur and you could receive payment of principal sooner than expected. See "Description of the Certificates-- Addition of Trust Assets" in the attached prospectus.

                            Certificate and Receivables Interest Rate Reset Terms May Differ

                            Finance charges on the accounts in the Wachovia Credit Card Master Trust may accrue at a fixed rate or a variable rate above a designated prime rate or other designated index. The certificate rate of your certificate is based on LIBOR. Changes in LIBOR might not be reflected in the prime rate or the designated index, resulting in a higher or lower spread, or difference, between the amount of collections of finance charge receivables on the accounts and the amounts of interest payable on Series 1999-1 and other amounts required to be funded out of collections of finance charge receivables. With respect to accounts in the Trust that accrue finance charges at a fixed rate, if LIBOR increases, the amount of interest on your certificate and other amounts required to be funded out of collections of finance charge receivables will increase, while the amount of collections of finance charge receivables on those accounts will remain the same until the rates on the accounts are reset.

                            A decrease in the spread between collections of finance charge receivables and interest payments on your certificate could increase the risk of early repayment.

                            Changes to Consumer Protection Laws May Impede Wachovia's Collection Efforts

                            Federal and state consumer protection laws regulate the creation and enforcement of consumer loans, including credit card accounts and receivables. Changes or additions to those regulations could make it more difficult for the servicer of the receivables to collect payments on the receivables. The U.S. Congress or state or local legislatures could pass legislation limiting the finance charges and fees that may be charged on credit card accounts. The impact could be a reduction of the portfolio yield which could result in a pay out event. See "Description of the Certificates--Pay Out Events" and "Certain Legal Aspects of the Receivables--Consumer Protection Laws" in the attached prospectus.

                            Receivables that do not comply with consumer protection laws may not be valid or enforceable in accordance with their terms against the obligors on those receivables. Wachovia makes representations and warranties relating to the validity and enforceability of the receivables arising under the accounts in the Trust portfolio. Subject to certain conditions described under "Description of the Certificates--Representations and Warranties" in the attached prospectus, Wachovia must accept reassignment of each receivable that does not comply in all material respects with all requirements of applicable law. However, we do not anticipate that the trustee under the pooling and servicing agreement will make any examination of the receivables or the related records for the purpose of determining the presence or absence of defects, compliance with representations and warranties, or for any other purpose. The only remedy if any representation or warranty is violated, and the violation continues beyond the period of time Wachovia has to correct the violation, is that Wachovia must accept reassignment of the receivables affected by the violation, subject to certain conditions described under "Description of the Certificates-- Representations and Warranties" in the attached prospectus. See also "Certain Legal Aspects of the Receivables--Consumer Protection Laws" in the attached prospectus.

                            If a cardholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder's obligations to repay amounts due on its account and, as a result, the related receivables would be written off as uncollectible. See "Description of the Certificates-- Defaulted Receivables; Investor Charge-Offs" in this supplement and "Description of the Certificates-- Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs" in the attached prospectus.

                            Slower Generation of Receivables Could Reduce Collections

                            The receivables transferred to the Wachovia Credit Card Master Trust may be paid at any time. We cannot assure the creation of additional receivables in those accounts or that any particular pattern of cardholder payments will occur. A significant decline in the amount of new receivables generated by the accounts in the Trust could result in reduced collections. See "Maturity Considerations" in this supplement and in the attached prospectus.

Allocations of
Charged-Off
Receivables Could
Reduce Payments to
Certificateholders

                            Wachovia anticipates that it will write off as uncollectible some portion of the receivables arising in accounts in the trust portfolio. Each class of Series 1999-1 will be allocated a portion of those charged-off receivables. See "Description of the Certificates--Allocation Percentages" and "Wachovia's Credit Card Portfolio--Delinquency and Loss Experience" in this supplement. If the amount of charged-off receivables allocated to any class of certificates exceeds the amount of other funds available for reimbursement of those charge-offs (which could occur if the limited amount of credit enhancement for those certificates is reduced to zero), the holders of those certificates may not receive the full amount of principal and interest due to them. See "Description of the Certificates--Reallocation of Cash Flows," "-- Application of Collections" and "--Defaulted Receivables; Investor Charge-Offs" in this supplement.

Limited Ability to
Resell Certificates

                            The underwriters may assist in resales of Class A certificates but they are not required to do so. A secondary market for any such securities may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your securities.

Certain Liens Could
Be Given Priority
Over Your Securities

                            Wachovia accounts for the transfer of the receivables to the Trust as a sale. However, a court could conclude that Wachovia still owns the receivables and that the Trust holds only a security interest. Wachovia will take steps to give the trustee a "first priority perfected security interest" in the receivables. If Wachovia became insolvent and the Federal Deposit Insurance Corporation were appointed conservator or receiver of Wachovia, the FDIC's administrative expenses might be paid from the receivables before the Trust received any payments on the receivables. If a court concludes that the transfer to the Trust is only a grant of a security interest in the receivables, certain liens on Wachovia's property arising before new receivables come into existence may get paid before the Trust's interest in those receivables. Those liens include a tax or government lien or other liens permitted under the law without the consent of Wachovia. See "Certain Legal Aspects of the Receivables--Transfer of Receivables" and "Description of the Certificates--Representations and Warranties" in the attached prospectus.

Insolvency or Bankruptcy
of Wachovia Could Result
in Accelerated, Delayed
or Reduced Payments to
Certificateholders

                            Under the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, if Wachovia becomes insolvent and the FDIC is appointed conservator or receiver of Wachovia, the FDIC could--

                               . require The Bank of New York (Delaware), as
                                 trustee for the Trust, to go through an
                                 administrative claims procedure under which the FDIC could have up to 180 days to determine the Trustee's right to payments collected on the receivables in the Trust;

                               . request a stay of up to 90 days of any
                                 judicial action or proceeding involving
                                 Wachovia; or

                               . repudiate the pooling and servicing agreement
                                 establishing the Trust up to 180 days
                                 following the date of receivership and limit the Trust's resulting claim to "actual direct compensatory damages" measured as of the date of receivership.

                            If the FDIC were to take any of these actions, your payments of outstanding principal and interest could be delayed and possibly reduced. In this regard, among other possibilities, it is likely that the FDIC would not pay you the interest accrued from the date of receivership to the date of repudiation or payment. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership" in the attached prospectus.

                            If a conservator or receiver were appointed for Wachovia, then a "pay out event" could occur for all outstanding series. Under the terms of the pooling and servicing agreement, new principal receivables would not be transferred to the Trust and, if Series 1999-1 remains outstanding, the trustee would sell the receivables allocated to a series unless holders of more than 50% of the invested amount of the series or, if the series has more than one class, each class of the series gave the trustee other instructions. The Trust would terminate earlier than was planned if each series did not vote to continue the Trust. You could have a loss if the sale of the receivables produced insufficient net proceeds to pay you in full. The conservator or receiver may nonetheless have the power--

                               . regardless of the terms of the pooling and
                                 servicing agreement, (a) to prevent the
                                 beginning of a rapid amortization period, (b) to prevent the early sale of the receivables and termination of the Trust or (c) to require new principal receivables to continue being transferred to the Trust; or

                               . regardless of the instructions of the
                                 certificateholders, (a) to require the early sale of the Trust's receivables, (b) to require termination of the Trust and retirement of the Trust's certificates (including Series 1999-1) or (c) to prohibit the continued transfer of principal receivables to the Trust.

                            The FDIC as conservator or receiver would also have the power to repudiate or refuse to perform any obligations of Wachovia, including any obligations of Wachovia as servicer, and to request a stay of up to 90 days of any judicial action or proceeding involving Wachovia. In addition, if Wachovia, as servicer, defaults on its obligations under the pooling and servicing agreement solely because the FDIC is appointed conservator or receiver for Wachovia, the FDIC might have the power to prevent the trustee or the certificateholders from appointing a new servicer under the pooling and servicing agreement. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership" in the attached prospectus.

Issuance of Additional
Series by the Trust May
Affect the Timing of
Payments

                            Wachovia Credit Card Master Trust, as a master trust, may issue series of certificates from time to time. The Trust may issue additional series with terms that are different from your series without the prior review or consent of any certificateholders. It is a condition to the issuance of each new series that each rating agency that has rated an outstanding series confirm in writing that the issuance of the new series will not result in a reduction or withdrawal of its rating of any class of any outstanding series.

                            However, the terms of a new series could affect the timing and amounts of payments on any other outstanding series. See "Description of the Certificates--Exchanges" in the attached prospectus.

Individual
Certificateholders
Will Have Limited Control
of Trust Actions

                            Certificateholders of any series or any class within a series may need the consent or approval of a specified percentage of the invested amount of other series or a class of such other series to take or direct certain actions, including to require the appointment of a successor servicer after Wachovia, as servicer, defaults on its obligations under the pooling and servicing agreement, to amend the pooling and servicing agreement in some cases, and to direct a repurchase of all outstanding series after certain violations of Wachovia's representations and warranties. The interests of the certificateholders of any such series may not coincide with yours, making it more difficult for any particular certificateholder to achieve the desired results from such vote.

                       Wachovia's Credit Card Portfolio

   Capitalized terms are defined in the attached prospectus or in this supplement. Definitions are indicated by boldface type. Both the attached prospectus and this supplement contain an index of terms listing the page numbers where definitions can be found.

General

   The receivables (the "Receivables") conveyed to Wachovia Credit Card Master Trust ("Trust I") by Wachovia pursuant to a pooling and servicing agreement (as the same may be amended from time to time, the "Pooling and Servicing Agreement"), between The First National Bank of Atlanta d/b/a Wachovia Bank Card Services ("Wachovia" or the "Bank") as transferor (in such capacity, the "Transferor") and as servicer of the Receivables (in such capacity, the "Servicer"), and The Bank of New York (Delaware), as trustee (the "Trustee"), as supplemented by the supplement relating to the Certificates (the "Series 1999-1 Supplement") (the term "Agreement," unless the context requires otherwise, refers to the Pooling and Servicing Agreement as supplemented by the Series 1999-1 Supplement) have been or will be generated from transactions made by holders of selected MasterCard(R) and VISA(R) credit card accounts, including premium accounts and standard accounts, from the Bank Portfolio. Each Class A Floating Rate Asset Backed Certificate, Series 1999-1 (collectively, the "Class A Certificates"), each Class B Floating Rate Asset Backed Certificate, Series 1999-1 (collectively, the "Class B Certificates") and the interest in the collateral (the "Collateral Interest"; together with the Class A Certificates and the Class B Certificates, the "Investor Certificates") will represent the right to receive certain payments from the Trust. As used in this prospectus supplement, the term "Class A Certificateholders" refers to holders of the Class A Certificates, the term "Class B Certificateholders" refers to holders of the Class B Certificates, the term "Collateral Interest Holders" refers to the holders of the Collateral Interest and the "Investor Certificateholders" refers to the Class A Certificateholders, Class B Certificateholders and Collateral Interest Holders.

   Certain MasterCard and VISA credit card accounts (the "Accounts") represent only a portion of the entire portfolio of consumer revolving credit loans arising in the VISA and MasterCard accounts currently owned by Wachovia (such portfolio, excluding the Wells Portfolio (as defined below), the "Bank Portfolio"). Additional Accounts may include Accounts originated after the date of this offering and which are selected using eligibility criteria different from those used in selecting the Accounts presently included in the Trust.

   Wachovia is a member of VISA and MasterCard International. VISA and MasterCard credit cards are issued as part of the worldwide VISA and MasterCard International systems, and transactions creating the receivables through the use of those credit cards are processed through the VISA and MasterCard International authorization and settlement systems. If either system were to materially curtail its activities, or if Wachovia were to cease being a member of VISA or MasterCard International, for any reason, an Early Amortization Event, as such term is defined in the related Series 1999-1 Supplement, could occur, and delays in payments on the Receivables and possible reductions in the amounts thereof could also occur. The VISA and MasterCard accounts, the receivables in which have been conveyed to the Trust, include both standard and premium VISA and MasterCard accounts.

   The VISA and MasterCard credit cards may be used to purchase merchandise and services and to obtain cash advances. A cash advance is made when a credit card account is used to obtain cash from a financial institution or automated teller machine, which may be located at a financial institution, supermarket or other business establishment. Amounts due with respect to both purchases and cash advances will be included in the Receivables.

Billing and Payments

   Wachovia, using Wachovia Operational Services Corporation ("WOSC") as its service bureau, generates and mails to cardholders monthly statements summarizing account activity and processes cardholder monthly payments. Customers generally receive a 20-day grace period on purchases. Currently, cardholders must make a minimum monthly payment at least equal to the greater of (i) 1/48th of the statement balance plus past due amounts and (ii) a stated minimum payment (generally $10) plus past due amounts. Certain eligible cardholders are given the option periodically to take a payment deferral. The finance charges on purchases assessed monthly are calculated by multiplying the account's average daily purchase balance by the applicable monthly periodic rate. Finance charges are calculated on purchases from the date of the purchase or the first day of the billing cycle in which the purchase is posted to the account, whichever is later. Monthly periodic finance charges are not assessed in most circumstances on purchases if all balances shown in the billing statement are paid by the due date, which is generally 20 days after the billing date. Finance charges are calculated on cash advances (including balance transfers) from the date of the transaction. Currently, Wachovia generally treats the date of the cash advance check as the transaction date for the check. Wachovia offers fixed rate and variable rate credit card accounts. Generally, fixed annual percentage rates range from 14.98% to 17.98%, and variable rates range from prime to prime plus 9.9% per annum. Wachovia also offers temporary promotional rates and, under certain circumstances, the periodic finance charges on a limited number of accounts may be less than those assessed by Wachovia generally. In addition, certain delinquent accounts may be priced at higher rates up to the greater of 22.99% per annum or prime plus 14.99% per annum.

   Wachovia assesses annual membership fees (generally ranging from $15 to $98) on certain accounts, although under various marketing programs these fees may be waived or rebated. For most credit card accounts, Wachovia also assesses late and over limit charges (generally $29) and returned check charges (generally $29). Wachovia generally assesses a cash advance fee, typically 4% of the cash advance amount with a $5 minimum.

Portfolio Acquisitions

   The Bank merged with Jefferson Bankshares, Inc., headquartered in Charlottesville, Virginia, and Central Fidelity Banks, Inc., headquartered in Richmond, Virginia (the "Virginia Banks") on October 31, 1997 and December 15, 1997, respectively. In connection with these mergers, Wachovia purchased from Jefferson Bankshares, Inc. approximately $16 million of credit card receivables and from Central Fidelity Banks, Inc. approximately $749 million of credit card receivables (collectively, the "Virginia Portfolios"). On September 4, 1998, Wachovia purchased $269 million of credit card receivables from Wells Fargo & Co. (the "Wells Portfolio"). None of the accounts in the Virginia Portfolios or the Wells Portfolio has been designated to have its receivables included in the Trust I Portfolio. Such accounts were originated using criteria different from those which were applied in originating the Accounts designated on the initial Cut-Off Date. Consequently, there can be no assurance that Additional Accounts designated in the future from such accounts, if any, will be of the same credit quality as previously designated Accounts. Additionally, it is possible that if receivables arising in accounts in the Virginia Portfolios and/or the Wells Portfolio were added to the Trust I Portfolio, subject to satisfaction of the Rating Agency Condition (as defined herein), the quality of the Trust I Portfolio may change.

Delinquency and Loss Experience

   An account is contractually delinquent if the minimum payment is not received by the due date indicated on the customer's statement. Efforts to collect contractually delinquent credit card receivables are currently made by Wachovia's Account Management Department. Collection activities include statement messages, telephone calls and formal collection letters. Wachovia utilizes an automated collection system in conjunction with a power dialing system to gain efficiencies and productivity in the collection effort of the past due accounts. The automated collection system appends a behavioral scoring model on accounts five days or more past due and prioritizes the accounts for initial contact with the objective of contacting the highest risk and balance accounts first. This information is then downloaded into the power dialing system which sorts the accounts into the appropriate time zone and dials the delinquent accounts in order of priority. Representatives are automatically linked to the cardholder's account information and voice line when contact is established.

   Accounts are worked continually at each stage of delinquency through the 120 day past due level. As an account enters the 120 day delinquency level, it is classified as a potential charge-off. Accounts failing to make a payment during the 120 day cycle are written off. Managers may defer a charge-off of an account for another month, pending continued payment activity or other special circumstances. Departmental manager approval is required on all exceptions to charge-off. Accounts of cardholders in bankruptcy are generally charged-off in the month following the receipt of notification of the bankruptcy.

   The following tables set forth the delinquency and loss experience for each of the periods shown for the Accounts selected from the Bank Portfolio. The Bank Portfolio's delinquency and loss experience is comprised of segments which may, when taken individually, have delinquency and loss characteristics different from those of the overall Bank Portfolio of credit card accounts. As of January 29, 1999 (the "Cut-Off Date"), the Receivables in the Trust I Portfolio represented approximately 27.4% of the Bank Portfolio. Because the Trust I Portfolio is only a portion of the Bank Portfolio, actual delinquency and loss experience with respect to the Receivables may be different from that set forth below for the Bank Portfolio. There can be no assurance that the delinquency and loss experience for the Receivables in the future will be similar to the historical experience of the Bank Portfolio set forth below.

                            Delinquency Experience
                                Bank Portfolio

                                                         Year Ended December 31,
                          --------------------------------------------------------------------------------------
                                    1998(1)                      1997(1)                      1996(1)
                          ---------------------------- ---------------------------- ----------------------------
                                         Percentage of                Percentage of                Percentage of
                                             Total                        Total                        Total
                           Receivables    Receivables   Receivables    Receivables   Receivables    Receivables
                          -------------- ------------- -------------- ------------- -------------- -------------
Receivables
 Outstanding(2).........  $6,189,588,274    100.00%    $5,591,770,800    100.00%    $5,407,813,397    100.00%
                          ==============    ======     ==============    ======     ==============    ======
Receivables Delinquent:
 30-59 Days.............  $   82,356,495      1.33%    $   66,278,826      1.18%    $   53,823,867      1.00%
 60-89 Days.............      44,694,277      0.72         35,537,859      0.64         27,222,566      0.50
 90 or More Days........      56,883,834      0.92         47,315,115      0.85         35,415,459      0.65
                          --------------    ------     --------------    ------     --------------    ------
 TOTAL..................  $  183,934,606      2.97%    $  149,131,800      2.67%    $  116,461,892      2.15%
                          ==============    ======     ==============    ======     ==============    ======

--------
(1) Figures shown include the Virginia Portfolios for the 1998 year end and do not include the Wells Portfolio.
(2) The Receivables Outstanding on the accounts consist of all amounts due from cardholders as posted to the accounts as of the end of the period shown.

                                Loss Experience
                                Bank Portfolio

                                         Year Ended December 31,
                               ----------------------------------------------
                                  1998(1)         1997(1)         1996(1)
                               --------------  --------------  --------------
Average Receivables
 Outstanding(2)............... $5,885,303,622  $5,398,461,407  $4,818,808,813
Total Gross Charge-Offs(3).... $  292,516,163  $  224,571,000  $  171,897,000
Recoveries.................... $   28,103,721  $   23,184,000  $   18,273,000
Total Net Charge-Offs as a
 Percentage of Average
 Receivables Outstanding......           4.49%           3.73%           3.19%

--------
(1) Figures shown include the Virginia Portfolios from March 20, 1998 and do not include the Wells Portfolio.
(2) Average Receivables Outstanding is the average of the daily receivable balance during the period indicated.
(3) Total Gross Charge-Offs are total principal and interest charge-offs before recoveries and do not include the amount of any reductions in Average Receivables Outstanding due to fraud, returned goods and customer disputes.

Interchange

   The Transferor will be required, pursuant to the terms of the Agreement, to transfer to Trust I a percentage of the Interchange (as defined in the attached prospectus) attributed to cardholder charges for goods and services in the Accounts. Interchange arising under the Accounts will be allocated to Series 1999-1 on the basis of the percentage equivalent of the ratio which the amount of the Floating Investor Percentage of cardholder charges for goods and services in the Accounts bears to the total amount of cardholder charges for goods and services in the MasterCard and VISA credit card accounts owned by Wachovia, as reasonably estimated by the Transferor. MasterCard and VISA may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards. Interchange will be treated as collections of Finance Charge Receivables for the purposes of determining the amount of Finance Charge Receivables, allocating collections of Finance Charge Receivables, making required monthly payments, and calculating the Portfolio Yield. Under the circumstances described herein, Interchange will be used to pay a portion of the Investor Servicing Fee required to be paid on each Transfer Date. See "Description of the Certificates--Servicing Compensation and Payment of Expenses" in this supplement and "Wachovia's Credit Card Activities-- Interchange" in the attached prospectus.

                                The Receivables

   The Receivables conveyed to Trust I arise in Accounts selected from the Bank Portfolio on the basis of criteria set forth in the Agreement as applied on the Cut-Off Date and, with respect to Additional Accounts, as of the related date of their designation (the "Trust I Portfolio"). Pursuant to the Agreement, the Transferor has the right, subject to certain limitations and conditions set forth therein, to designate from time to time Additional Accounts and Automatic Additional Accounts and to transfer to Trust I all Receivables of such Additional Accounts and Automatic Additional Accounts, whether such Receivables are then existing or thereafter created. Any Additional Accounts designated pursuant to the Agreement must be Eligible Accounts as of the date the Transferor designates such accounts as Additional Accounts. Any Automatic Additional Accounts designated pursuant to the Agreement must be Eligible Accounts as of the date of their creation. The Transferor will be required to designate Additional Accounts, to the extent available, (a) to maintain the Transferor Amount (including the principal amount on deposit in the Excess Funding Account) so that the Transferor Amount at the end of each calendar month (the "Monthly Period") equals or exceeds the Minimum Transferor Amount and (b) to maintain, for so long as certificates of any Series (including Series 1999-1) remain outstanding, the sum of (i) the aggregate amount of Principal Receivables and (ii) the principal amount on deposit in the Excess Funding Account equal to or greater than the Minimum Aggregate Principal Receivables. "Minimum Transferor Amount" means 5% of the sum of (i) the average Principal Receivables for the preceding Monthly Period and (ii) the average principal amount on deposit in the Excess Funding Account for such period; provided, however, that the Transferor may reduce the Minimum Transferor Amount to not less than 2% of the sum of (i) the average Principal Receivables for such period and (ii) the average principal amount on deposit in the Excess Funding Account and any other account specified from time to time pursuant to the Agreement or any Series Supplement for such period upon satisfaction of the Rating Agency Condition and certain other conditions to be set forth in the Agreement. "Minimum Aggregate Principal Receivables" means an amount equal to the sum of the numerators used to calculate the Investor Percentages with respect to the allocation of collections of Principal Receivables for each Series then outstanding; provided, however, that the Minimum Aggregate Principal Receivables may be reduced to a lesser amount at any time if the Rating Agency Condition is satisfied. Further, pursuant to the Agreement, the Transferor will have the right (subject to certain limitations and conditions) to designate certain Removed Accounts and to require the Trustee to reconvey all Receivables in such Removed Accounts to the Transferor, whether such Receivables are then existing or thereafter created. Throughout the term of Trust I, the Accounts from which the Receivables arise will be the Accounts designated by the Transferor on the Cut-Off Date plus any Additional Accounts and Automatic Additional Accounts minus any Removed Accounts. As of the Cut-Off Date and, with respect to Receivables in Additional Accounts and Automatic Additional Accounts, as of the related date of their conveyance to Trust I, and on the date any new Receivables are created, the Transferor will represent and warrant to Trust I that the Receivables meet the eligibility requirements specified in the Agreement. See "Description of the Certificates--Representations and Warranties" in the prospectus.

   The Receivables in the Trust I Portfolio, as of the Cut-Off Date, included $1,658,618,491 of Principal Receivables and $20,544,903 of Finance Charge Receivables. The Accounts had an average Principal Receivable balance of $1,667 and an average credit limit of $6,992. The percentage of the aggregate total Receivable balance to the aggregate total credit limit was 24.1%. The average age of the Accounts was approximately 115 months. As of the Cut-Off Date, cardholders whose Accounts are included in the Trust I Portfolio had billing addresses in all 50 states, the District of Columbia and other United States territories and possessions. As of the Cut-Off Date, 76.9% of the Accounts were standard accounts and 23.1% were premium accounts, and the aggregate total Receivable balances of standard accounts and premium accounts, as a percentage of the aggregate total Receivables, were 67.9% and 32.1%, respectively.

   The following tables summarize the Trust I Portfolio by various criteria as of the Cut-Off Date. Because the future composition of the Trust I Portfolio may change over time, these tables are not necessarily indicative of the composition of the Trust I Portfolio at any subsequent time.

                         Composition by Account Balance
                               Trust I Portfolio

                                    Percentage of
                         Number of Total Number of                      Percentage of
Account Balance Range    Accounts     Accounts        Receivables     Total Receivables
---------------------    --------- --------------- -----------------  -----------------
Credit Balance..........   22,578        2.27%     $   (1,660,004.41)       (0.10)%
No Balance..............  469,873       47.22                   0.00         0.00
$.01-$1,499.99..........  204,142       20.51         101,480,549.40         6.04
$1,500.00-$2,999.99.....   77,781        7.82         171,991,914.06        10.24
$3,000.00-$4,499.99.....   58,752        5.90         218,767,068.68        13.03
$4,500.00-$9,999.99.....  144,735       14.54         998,822,520.71        59.49
$10,000.00 or More......   17,323        1.74         189,761,345.22        11.30
                          -------      ------      -----------------       ------
 TOTAL..................  995,184      100.00%     $1,679,163,393.66       100.00%
                          =======      ======      =================       ======

                          Composition by Credit Limit
                               Trust I Portfolio

                                    Percentage of
                         Number of Total Number of                     Percentage of
Credit Limit Range       Accounts     Accounts        Receivables    Total Receivables
------------------       --------- --------------- ----------------- -----------------
Less than or equal to
 $1,500.................   62,430        6.27%     $   16,713,106.54        1.00%
$1,501-$3,000...........   72,683        7.30          45,978,872.65        2.74
$3,001-$4,500...........   69,697        7.00          70,620,765.08        4.21
$4,501-$10,000..........  649,396       65.26         886,548,845.84       52.79
$10,001 or More.........  140,978       14.17         659,301,803.55       39.26
                          -------      ------      -----------------      ------
 TOTAL..................  995,184      100.00%     $1,679,163,393.66      100.00%
                          =======      ======      =================      ======

                      Composition by Period of Delinquency
                               Trust I Portfolio

                                            Percentage of
Period of Delinquency            Number of Total Number of                     Percentage of
(Days Contractually Delinquent)  Accounts     Accounts        Receivables    Total Receivables
-------------------------------  --------- --------------- ----------------- -----------------
Not Delinquent...........         962,184       96.68%     $1,540,400,028.57       91.75%
6 to 30 Days.............          21,692        2.18          93,689,824.01        5.58
31 to 60 Days............           5,356        0.54          20,672,136.89        1.23
61 to 90 Days............           2,816        0.28          10,997,998.36        0.65
91 to 120 Days...........           1,871        0.19           7,917,219.36        0.47
121 to 150 Days..........           1,254        0.13           5,421,425.26        0.32
Over 150 Days............              11        0.00              64,761.21        0.00
                                  -------      ------      -----------------      ------
 TOTAL...................         995,184      100.00%     $1,679,163,393.66      100.00%
                                  =======      ======      =================      ======

                           Composition by Account Age
                               Trust I Portfolio

                                    Percentage of
                         Number of Total Number of                     Percentage of
Account Age              Accounts     Accounts        Receivables    Total Receivables
-----------              --------- --------------- ----------------- -----------------
Not More than 24
 Months.................      313        0.03%     $      754,285.76        0.04%
Over 24 Months to 48
 Months.................  114,866       11.54         165,072,620.70        9.83
Over 48 Months to 60
 Months.................  186,325       18.72         278,192,708.58       16.57
Over 60 Months..........  693,680       69.71       1,235,143,778.62       73.56
                          -------      ------      -----------------      ------
 TOTAL..................  995,184      100.00%     $1,679,163,393.66      100.00%
                          =======      ======      =================      ======

          Geographic Distribution of Accounts in the Trust I Portfolio

                                    Percentage of
                         Number of Total Number of                     Percentage of
State                    Accounts     Accounts        Receivables    Total Receivables
-----                    --------- --------------- ----------------- -----------------
Alabama.................   12,420        1.25%     $   23,844,377.57        1.42%
Alaska..................    2,023        0.20           3,652,788.87        0.22
Arizona.................   10,374        1.04          19,069,382.04        1.14
Arkansas................    4,131        0.42           8,093,638.05        0.48
California..............   57,595        5.79         108,188,361.56        6.44
Colorado................   17,094        1.72          30,984,477.36        1.85
Connecticut.............    5,082        0.51           8,894,507.84        0.53
Delaware................    2,380        0.24           4,328,552.60        0.26
Florida.................   83,878        8.43         144,880,875.16        8.63
Georgia.................  157,054       15.78         252,345,945.89       15.03
Hawaii..................    1,015        0.10           2,229,205.20        0.13
Idaho...................    2,332        0.23           4,363,115.96        0.26
Illinois................   29,419        2.96          53,631,687.43        3.19
Indiana.................   11,601        1.17          22,359,313.73        1.33
Iowa....................    4,052        0.41           7,763,290.19        0.46
Kansas..................    6,457        0.65          12,833,785.32        0.76
Kentucky................    8,269        0.83          13,913,671.56        0.83
Louisiana...............    7,653        0.77          13,646,798.64        0.81
Maine...................    2,474        0.25           4,233,347.66        0.25
Maryland................   14,842        1.49          26,572,663.23        1.58
Massachusetts...........   12,206        1.23          20,760,684.71        1.24
Michigan................   18,059        1.81          31,779,583.65        1.89
Minnesota...............   11,857        1.19          21,332,703.04        1.27
Mississippi.............    4,357        0.44           8,581,501.02        0.51
Missouri................   13,318        1.34          25,710,851.39        1.53
Montana.................    1,615        0.16           3,092,966.40        0.18
Nebraska................    3,561        0.36           6,072,026.33        0.36
Nevada..................    4,119        0.41           7,628,137.11        0.45
New Hampshire...........    2,170        0.22           3,722,902.15        0.22
New Jersey..............   21,890        2.20          37,458,324.19        2.23
New Mexico..............    2,832        0.28           5,521,526.01        0.33
New York................   31,792        3.19          54,012,699.70        3.22
North Carolina..........  153,953       15.47         202,233,543.24       12.04
North Dakota............      738        0.07           1,481,419.97        0.09
Ohio....................   21,409        2.15          39,944,293.39        2.38
Oklahoma................    6,843        0.69          13,266,180.60        0.79
Oregon..................    7,191        0.72          12,264,384.64        0.73
Pennsylvania............   29,062        2.92          49,646,205.45        2.96
Rhode Island............    1,702        0.17           3,320,667.20        0.20
South Carolina..........   81,705        8.21         131,133,397.16        7.81
South Dakota............      869        0.09           1,618,186.64        0.10
Tennessee...............   22,832        2.29          42,183,829.17        2.51
Texas...................   43,777        4.40          91,339,831.27        5.44
Utah....................    2,819        0.28           4,210,120.26        0.25
Vermont.................    1,011        0.10           1,829,721.57        0.11
Virginia................   24,563        2.47          43,305,927.67        2.58
Washington..............   12,931        1.30          23,001,089.12        1.37
West Virginia...........    2,807        0.28           5,212,935.81        0.31
Wisconsin...............    9,738        0.98          16,209,150.98        0.97
Wyoming.................    1,195        0.12           2,119,571.53        0.13
District of Columbia....    1,444        0.15           2,182,330.31        0.13
Other...................      674        0.07           1,156,916.12        0.07
                          -------      ------      -----------------      ------
 TOTAL..................  995,184      100.00%     $1,679,163,393.66      100.00%
                          =======      ======      =================      ======

                            Maturity Considerations

   The Agreement provides that Class A Certificateholders will not receive payments of principal until the March 2004 Distribution Date (the "Class A Scheduled Payment Date"), or earlier in the event of a Pay Out Event, which results in the commencement of the Rapid Amortization Period. The Agreement also provides that Class B Certificateholders will not receive payments of principal until the April 2004 Distribution Date (the "Class B Scheduled Payment Date"), or earlier in the event of a Pay Out Event (as defined below), which results in the commencement of the Rapid Amortization Period (in the latter case, only after the Class A Investor Interest (as defined herein) has been paid in full). The Class B Certificateholders will not begin to receive payments of principal until the final principal payment on the Class A Certificates has been made.

Controlled Accumulation Period

   On each Transfer Date during the Controlled Accumulation Period prior to the payment of the Class A Investor Interest in full, an amount equal to, for each Monthly Period, the least of (a) the Available Investor Principal Collections, (b) the applicable "Controlled Deposit Amount" for such Monthly Period, which is equal to the sum of the Controlled Accumulation Amount for such Monthly Period and the Accumulation Shortfall, if any, for such Monthly Period and (c) the Class A Adjusted Investor Interest prior to any deposits on such day, will be deposited in the Principal Funding Account (the "Principal Funding Account") established by the Servicer until the principal amount on deposit in the Principal Funding Account (the "Principal Funding Account Balance") equals the Class A Investor Interest. After the Class A Investor Interest has been paid in full, or following the first Transfer Date upon which the Principal Funding Account Balance has increased to the amount of the Class A Investor Interest, Available Investor Principal Collections, to the extent required, will be distributed to the Class B Certificateholders on each Distribution Date beginning, during the Controlled Accumulation Period, on the Class B Scheduled Payment Date, until the earlier of the date the Class B Investor Interest (as defined herein) has been paid in full and the Series 1999-1 Termination Date. After the Class A Investor Interest and the Class B Investor Interest have each been paid in full, Available Investor Principal Collections, to the extent required, will be distributed to the Collateral Interest Holder on each Transfer Date until the earlier of the date the Collateral Interest has been paid in full and the Series 1999-1 Termination Date. Amounts in the Principal Funding Account are expected to be available to pay the Class A Investor Interest on the Class A Scheduled Payment Date. After the payment of the Class A Investor Interest in full, Available Investor Principal Collections are expected to be available to pay the Class B Investor Interest on the Class B Scheduled Payment Date. Although it is anticipated that collections of Principal Receivables will be available on each Transfer Date during the Controlled Accumulation Period to make a deposit of the applicable Controlled Deposit Amount and that the Class A Investor Interest will be paid to the Class A Certificateholders on the Class A Scheduled Payment Date and the Class B Investor Interest will be paid to the Class B Certificateholders on the Class B Scheduled Payment Date, respectively, no assurance can be given in this regard. If the amount required to pay the Class A Investor Interest or the Class B Investor Interest in full is not available on the Class A Scheduled Payment Date or the Class B Scheduled Payment Date, respectively, a Pay Out Event will occur and the Rapid Amortization Period will commence.

Rapid Amortization Period

   If a Pay Out Event occurs, the "Rapid Amortization Period" will commence and any amount on deposit in the Principal Funding Account will be paid to the Class A Certificateholders on the Distribution Date in the month following the commencement of the Rapid Amortization Period. In addition, to the extent that the Class A Investor Interest has not been paid in full, the Class A Certificateholders will be entitled to monthly payments of principal equal to the Available Investor Principal Collections until the earlier of the date on which the Class A Certificates have been paid in full and the Series 1999-1 Termination Date. After the Class A Certificates have been paid in full and if the Series 1999-1 Termination Date has not occurred, Available Investor Principal Collections will be paid to the Class B Certificates on each Distribution Date until the earlier of the date on which the Class B Certificates have been paid in full and the Series 1999-1 Termination Date.

Pay Out Events

   A "Pay Out Event" occurs, either automatically or after specified notice, upon (a) the failure of the Transferor to make certain payments or transfers of funds for the benefit of the Class A Certificateholders within the time periods stated in the Agreement, (b) material breaches of certain representations, warranties or covenants of the Transferor, (c) certain insolvency or bankruptcy events involving the Transferor or any holder of an interest in the Transferor Certificate (including the Transferor Participation), (d) a reduction in the average of the Portfolio Yields for any three consecutive Monthly Periods to a rate that is less than the average of the Base Rates for such period, (e) Trust I becoming subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (f) the failure of the Transferor to convey Receivables arising under Additional Accounts or Participations to Trust I when required by the Agreement, (g) the occurrence of a Servicer Default which would have a material adverse effect on the Class A Certificateholders, (h) insufficient monies in the Distribution Account to pay the Class A Investor Interest or the Class B Investor Interest in full on the Class A Scheduled Payment Date or the Class B Scheduled Payment Date, respectively, or (i) the Transferor becomes unable for any reason to transfer Receivables to Trust I in accordance with the provisions of the Agreement. See "Description of the Certificates--Pay Out Events" in this supplement. The term "Base Rate" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is the sum of the Class A Monthly Interest, the Class B Monthly Interest and the Collateral Monthly Interest, each for the related Interest Period, and the Investor Servicing Fee for such Monthly Period, and the denominator of which is the Investor Interest as of the close of business on the last day of such Monthly Period. The term "Portfolio Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is the sum of collections of Finance Charge Receivables (including recoveries on charged-off Receivables), Principal Funding Investment Proceeds and certain other investment earnings and amounts withdrawn from the Reserve Account deposited into the Finance Charge Account and allocable to Series 1999-1 for such Monthly Period, calculated on a cash basis after subtracting the Investor Default Amount for such Monthly Period, and the denominator of which is the Investor Interest as of the close of business on the last day of such Monthly Period.

Payment Rates

   The following table sets forth the highest and lowest cardholder monthly payment rates for the Bank Portfolio during any month in the period shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.

                       Cardholder Monthly Payment Rates
                                Bank Portfolio

                                                         Year Ended December 31,
                                                         -----------------------
                                                         1998(1) 1997(1) 1996(1)
                                                         ------- ------- -------
Lowest Month............................................  10.62%  10.01%   9.78%
Highest Month...........................................  12.55%  11.72%  11.53%
Monthly Average.........................................  11.22%  11.07%  10.67%

--------
(1) Figures shown include the Virginia Portfolios from March 20, 1998 and do not include the Wells Portfolio.

   Currently, cardholders must make a monthly minimum payment equal to the greater of (i) 1/48th of the statement balance plus past due amounts and (ii) a stated minimum payment (generally $10) plus past due amounts. There can be no assurance that the cardholder monthly payment rates in the future will be similar to the historical experience set forth above. In addition, the amount of collections of Receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. There can be no assurance that collections of Principal Receivables with respect to the Trust I Portfolio will be similar to the historical experience set forth above or that deposits into the Principal Funding

Account or the Distribution Account, as applicable, will be made in accordance with the applicable Controlled Accumulation Amount. If a Pay Out Event occurs, the average life of the Class A Certificates could be significantly reduced or increased. Because there may be a slowdown in the payment rate below the payment rates used to determine the Controlled Accumulation Amounts, or a Pay Out Event may occur which would initiate the Rapid Amortization Period, there can be no assurance that the actual number of months elapsed from the date of issuance of the Class A Certificates and the Class B Certificates to their respective final Distribution Dates will equal the expected number of months. As described in this supplement under "Description of the Certificates-- Postponement of Controlled Accumulation Period," the Servicer may shorten the Controlled Accumulation Period and, in such event, there can be no assurance that there will be sufficient time to accumulate all amounts necessary to pay the Class A Investor Interest and the Class B Investor Interest on the Class A Scheduled Payment Date and the Class B Scheduled Payment Date, respectively. See "Maturity Considerations" and "Risk Factors--Timing of Payments and Maturity" in the attached prospectus.

                        Receivable Yield Considerations

   The gross revenues from finance charges and fees billed to accounts in the Bank Portfolio for each of the three calendar years contained in the period ended December 31, 1998 are set forth in the following table. The historical yield figures in the following table are calculated on an accrual basis. Collections of Receivables included in Trust I will be on a cash basis and may not reflect the historical yield experience in the table. During periods of increasing delinquencies or periodic payment deferral programs, accrual yields may exceed cash amounts accrued and billed to cardholders. Conversely, cash yields may exceed accrual yields as amounts collected in a current period may include amounts accrued during prior periods. However, the Transferor believes that during the three calendar years contained in the period ended December 31, 1998, the yield on an accrual basis closely approximated the yield on a cash basis. The yield on both an accrual and a cash basis will be affected by numerous factors, including the monthly periodic finance charges on the Receivables, the amount of the annual membership fees and other fees, changes in the delinquency rate on the Receivables and the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges. See "Risk Factors" in the attached prospectus.

                             Bank Portfolio Yield

                                         Year Ended December 31,
                               ----------------------------------------------
                                  1998(1)         1997(1)         1996(1)
                               --------------  --------------  --------------
Average Receivables
 Outstanding(2)............... $5,885,303,622  $5,398,461,407  $4,818,808,813
Total Finance Charges......... $  971,637,089  $  855,676,589  $  718,469,769
Total Finance Charges as a
 Percentage of Average
 Receivables Outstanding......          16.51%          15.85%          14.91%

--------
(1) Figures shown include the Virginia Portfolios from March 20, 1998 and do not include the Wells Portfolio.
(2) Average Receivables Outstanding is the average of the monthly receivable balance during the period indicated.

   The revenue for the Bank Portfolio of credit card accounts shown in the above table is comprised of monthly periodic finance charges, credit card fees and Interchange. These revenues vary for each account based on the type and volume of activity for each account. Because the Trust I Portfolio is only a portion of the Bank Portfolio, actual yield with respect to Receivables may be different from that set forth above for the Bank Portfolio. See "Wachovia's Credit Card Portfolio" in this supplement and "Wachovia's Credit Card Activities" in the attached prospectus.

                       Wachovia and Wachovia Corporation

   Wachovia, a wholly-owned subsidiary of the Corporation, is a national banking association located in New Castle, Delaware, which conducts nationwide consumer lending programs principally comprised of credit card related activities. WBNA, a wholly-owned subsidiary of the Corporation, is a national banking association located in Winston-Salem, North Carolina. The Corporation is a bank holding company registered under the Bank Holding Company Act of 1956, as amended, maintaining dual headquarters in Atlanta, Georgia and Winston-Salem, North Carolina. As of December 31, 1998, Wachovia had assets of $412,970,000 and shareholder's equity of $44,133,000. As of December 31, 1998, WBNA had assets of $62,005,845,000 and shareholder's equity of $5,783,610,000. As of December 31, 1998, the Corporation had assets of $64,122,842,000 and shareholders' equity of $5,338,232,000.

                        Description of the Certificates

   The Class A Certificates will be issued pursuant to the Agreement and the Series 1999-1 Supplement. Pursuant to the Agreement, the Transferor and the Trustee may execute further series supplements in order to issue additional Series. The following summary of the Class A Certificates does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Agreement and the Series 1999-1 Supplement. See "Description of the Certificates" in the attached prospectus for additional information concerning the Class A Certificates and the Agreement.

General

   The Class A Certificates will represent the right to receive certain payments from the assets of Trust I, including the right to the applicable allocation percentage of all cardholder payments on the Receivables in Trust I to the extent necessary to pay principal and interest on the Class A Certificates. Trust I's assets will be allocated among the Class A Certificateholders (the "Class A Investor Interest"), the Class B Certificateholders (the "Class B Investor Interest"), the Collateral Interest Holder (the Collateral Interest together with the Class A Investor Interest and the Class B Investor Interest, the "Investor Interest"), the interest of the holders of other undivided interests in Trust I issued pursuant to the Agreement and applicable Series Supplements and the interest of the Transferor (the "Transferor Interest"), as described below. The Class B Certificates and the Collateral Interest in the initial amount of $117,055,000 (which amount represents 13.50% of the amount of the initial Investor Interest) constitute Credit Enhancement for the Class A Certificates. Allocations will be made to the Collateral Interest, and the Collateral Interest Holder will have voting and certain other rights, as if the Collateral Interest were a subordinated class of certificates. The Transferor Interest will represent the right to the assets of Trust I not allocated to the Class A Investor Interest, the Class B Investor Interest, the Collateral Interest or the holders of other undivided interests in Trust I. The principal amount of the Transferor Interest (the "Transferor Amount") will fluctuate as the amount of Receivables in Trust I changes from time to time.

   Each Class A Certificate represents the right to receive interest at the Class A Certificate Rate on the principal amount of the Class A Certificates for the related Interest Period and payments of principal on the Class A Scheduled Payment Date or, to the extent of the Class A Investor Interest, on each Distribution Date during the Rapid Amortization Period, funded from collections of Finance Charge Receivables and Principal Receivables, respectively, allocated to the Class A Investor Interest and certain other available amounts. Each Class B Certificate represents the right to receive payments of interest at the applicable Class B Certificate Rate on the principal amount of the Class B Certificates for the related Interest Period, and payments of principal on the Class B Scheduled Payment Date or, to the extent of the Class B Investor Interest, on each Distribution Date during the Rapid Amortization Period after the Class A Certificates have been paid in full, funded from collections of Finance Charge Receivables and Principal Receivables, respectively, allocated to the Class B Investor Interest and certain other available amounts. Amounts payable to the Class A Certificateholders may be paid from collections of Finance Charge Receivables and Principal Receivables, Excess Spread, funds on deposit in the Principal Funding Account and the Reserve Account and certain investment earnings thereon, Reallocated Principal Collections (as defined herein) and Shared Principal Collections (as defined herein) and certain other available amounts (including, under certain circumstances, amounts on deposit in the Excess Funding Account). Amounts payable to the Class B Certificateholders may be paid from collections of Finance Charge Receivables and Principal Receivables, Excess Spread, Reallocated Collateral Principal Collections and Shared Principal Collections and certain other available amounts (including, under certain circumstances, amounts on deposit in the Excess Funding Account). Payments of interest and principal will be made, to the extent of funds available therefor, on each Distribution Date on which such amounts are due to Class A Certificateholders in whose names the Class A Certificates were registered on the last business day of the calendar month preceding such Distribution Date (each, a "Record Date").

   The Transferor initially will own the Transferor Certificate. WBNA will own a participation interest (initially 95%, but subject to change) in the Transferor Certificate (the "Transferor Participation"). The Transferor Certificate will represent the right to receive certain payments from the assets of Trust I, including the right to a percentage (the "Transferor Percentage") of all cardholder payments on the Receivables in Trust I equal to 100% minus the sum of the applicable Investor Percentages for all Series of certificates then outstanding. The Transferor Certificate may be transferred in whole or in part subject to certain limitations and conditions set forth in the Agreement. See "Description of the Certificates--Certain Matters Regarding the Transferor and the Servicer" in the attached prospectus.

   The Class A Certificates initially will be represented by certificates registered in the name of Cede, as nominee of DTC. Unless and until Definitive Class A Certificates are issued, all references herein to actions by Class A Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants and all references herein to distributions, notices, reports and statements to Class A Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Class A Certificates for distribution to Certificate Owners in accordance with DTC procedures. Class A Certificateholders may hold their Class A Certificates through DTC (in the United States) or Cedelbank or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems. Cede, as nominee for DTC, will hold the global Class A Certificates. Cedelbank and Euroclear will hold omnibus positions on behalf of the Cedelbank Customers and the Euroclear Participants, respectively, through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective Depositories which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC. See "Description of the Certificates--General," "--Book-Entry Registration" and "--Definitive Certificates" in the attached prospectus.

Exchanges

   The Transferor Certificate is transferable only as provided in the Agreement. The Agreement also provides that the holder of the Transferor Certificate may tender the Transferor Certificate to the Trustee in exchange for one or more new Series and a reissued Transferor Certificate as described under "Description of the Certificates--Exchanges" in the attached prospectus.

Interest Payments

   Interest will accrue on the Class A Certificates at the Class A Certificate Rate and on the Class B Certificates at the Class B Certificate Rate from March , 1999 (the "Closing Date"). Interest will be distributed to Class A Certificateholders on May 17, 1999 and on the 15th day of each month thereafter or, if such 15th day is not a business day, the next succeeding business day (each, a "Distribution Date") in an amount equal to (i) with respect to the Class A Certificates, the product of (a) the actual number of days in the related Interest Period divided by 360 and (b) the Class A Certificate Rate and (c) the outstanding principal balance of the Class A Certificates as of the preceding Record Date (or in the case of the first Distribution Date, an amount equal to the sum of (i) the product of (a) the
outstanding principal amount of the Class A Certificates and (b)   divided by
360 and (c) the Class A Certificate Rate determined on    , 1999 and (ii) the
product of (a) the outstanding principal amount of the Class A Certificates and (b) 30 divided by 360 and (c) the Class A Certificate Rate determined on April 13, 1999) and (ii) with respect to the Class B Certificates, the product of (a) the actual number of days in the related Interest Period divided by 360 and (b) the Class B Certificate Rate and (c) the outstanding principal balance of the Class B certificates as of the preceding Record Date (or in the case of the first Distribution Date, an amount equal to the sum of (i) the product of (a) the outstanding principal
amount of the Class B Certificates and (b)   divided by 360 and (c) the Class
B Certificate Rate determined on    , 1999 and (ii) the product of (a) the
outstanding principal amount of the Class B Certificates and (b) 30 divided by 360 and (c) the Class B Certificate Rate determined on April 13, 1999). Interest due on the Class A Certificates and the Class B Certificates but not paid on any Distribution Date will be payable on the next succeeding Distribution Date together with additional interest on such amount at the applicable Certificate Rate plus 2% per annum (such amount with respect to the Class A Certificates, the "Class A Additional Interest," and such amount with respect to the Class B Certificates, the "Class B Additional Interest"). Additional Interest shall accrue on the same basis as interest on the Class A Certificates, and shall accrue from the Distribution Date on which such overdue interest first became due, to but excluding the Distribution Date on which such Additional Interest is paid. Interest payments on the Class A Certificates on any Distribution Date will be paid from Class A Available Funds for the related Monthly Period, and to the extent such Class A Available Funds are insufficient to pay such interest, from Excess Spread, Excess Finance Charge Collections from other Series and Reallocated Principal Collections (to the extent available) for such Monthly Period. Interest payments on the Class B Certificates on any Distribution Date will be paid from Class B Available Funds for the related Monthly Period, and to the extent such Class B Available Funds are insufficient to pay such interest, from Excess Spread, Excess Finance Charge Collections from other Series and Reallocated Collateral Principal Collections (to the extent available) remaining after certain other payments have been made with respect to the Class A Certificates. The "Interest Period" with respect to any Distribution Date will be the period from the previous Distribution Date through the day preceding such Distribution Date, except that the initial Interest Period will be the period from the Closing Date through the day preceding the initial Distribution Date.

   "Class A Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (a) the Class A Floating Allocation of collections of Finance Charge Receivables allocated to the Investor Interest with respect to such Monthly Period (excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange), (b) Principal Funding Investment Proceeds, if any, with respect to the related Transfer Date and (c) amounts, if any, to be withdrawn from the Reserve Account which are required to be included in Class A Available Funds pursuant to the Series 1999-1 Supplement with respect to such Transfer Date. "Class B Available Funds" means, with respect to any Monthly Period, an amount equal to the Class B Floating Allocation of collections of Finance Charge Receivables allocated to the Investor Interest with respect to such Monthly Period (excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange). If, for any Transfer Date, the Principal Funding Investment Proceeds are less than the product of (a) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, (b) the Class A Certificate Rate in effect with respect to the related Interest Period and (c) the Principal Funding Account Balance as of the Record Date preceding such Transfer Date, a draw shall be made in the amount of such difference (the "Reserve Account Draw") from the Reserve Account, to the extent of funds on deposit therein.

   The Class A Certificates will bear interest at the rate of % above LIBOR determined as set forth below from the Closing Date through April 14, 1999, from April 15, 1999 through May 16, 1999, and with respect to each Interest Period thereafter (the "Class A Certificate Rate"). The Class B Certificates will bear interest at the rate of % above LIBOR determined as set forth below from the Closing Date through April 14, 1999, from April 15, 1999 through May 16, 1999 and with respect to each Interest Period thereafter (the "Class B Certificate Rate").

   The Trustee will determine two business days prior to the Closing Date for the period from the Closing Date through April 14, 1999, on April 13, 1999 for the period from April 15, 1999 through May 16, 1999, and for each Interest Period thereafter, on the second business day prior to the Distribution Date on which such Interest Period commences (each, a "LIBOR Determination Date"). For purposes of calculating LIBOR, a business day is any business day on which dealings in deposits in United States dollars are transacted in the London interbank market. "LIBOR" means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a period equal to the relevant Interest Period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant Interest Period. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant Interest Period. "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices). "Reference Banks" means four major banks in the London interbank market selected by the Servicer.

   The Class A Certificate Rate applicable to the current and immediately preceding Interest Period may be obtained by telephoning the Trustee at (212) 815-5368. Interest on the Class A Certificates will be calculated on the basis of the actual number of days in the Interest Period and a 360-day year.

Principal Payments

   The aggregate principal amount of the Class A Investor Interest and the Class B Investor Interest will, except as otherwise provided herein, remain fixed at $750,000,000 and $52,025,000, respectively. The Class A Investor Interest will decline in certain circumstances if the Default Amounts allocated to the Class A Certificates exceed funds allocable thereto as described herein and the Class B Investor Interest and the Collateral Interest are zero. The Class B Investor Interest will decline in certain circumstances as a result of (a) the reallocation of collections of Principal Receivables otherwise allocable to the Class B Investor Interest to fund certain payments in respect of the Class A Certificates and (b) the allocation to the Class B Investor Interest of certain Default Amounts, including such amounts otherwise allocable to the Class A Investor Interest when the Collateral Interest is zero. During the Controlled Accumulation Period, for the sole purpose of allocating collections of Finance Charge Receivables and Default Amounts with respect to each Monthly Period, an amount equal to the amount on deposit in the Principal Funding Account from time to time will be subtracted from the Class A Investor Interest (as so reduced, the "Class A Adjusted Investor Interest" and together with the Class B Investor Interest and the Collateral Interest, the "Adjusted Investor Interest").

   On each Transfer Date relating to the period from and including the Closing Date and ending at the commencement of the Controlled Accumulation Period or, if earlier, the Rapid Amortization Period (the "Revolving Period"), collections of Principal Receivables allocable to the Investor Interest will, subject to certain limitations, including the allocation of any Reallocated Principal Collections with respect to the related Monthly Period to pay the Class A Required Amount and the Class B Required Amount, be treated as Shared Principal Collections, paid to the holder of the Transferor Certificate, deposited into the Excess Funding Account or paid to the Collateral Interest Holder, and will not be available to Class A Certificateholders.

   On each Transfer Date relating to the Controlled Accumulation Period, the Trustee will deposit in the Principal Funding Account an amount equal to the least of (a) Available Investor Principal Collections with respect to such Transfer Date, (b) the applicable Controlled Deposit Amount and (c) the Class A Adjusted Investor Interest prior to any deposits on such date. Amounts in the Principal Funding Account will be paid to the Class A Certificateholders on the Class A Scheduled Payment Date. After the Class A Investor Interest has been paid in full, on each Transfer Date during the Controlled Accumulation Period, amounts equal to the lesser of (a) Available Investor Principal Collections with respect to such Transfer Date and (b) the Class B Investor Interest will be deposited in the Distribution Account for distribution to the Class B Certificateholders until the Class B Investor Interest has been paid in full. Such amounts in the Distribution Account will be paid to the

Class B Certificateholders on the Class B Scheduled Payment Date. During the Controlled Accumulation Period until the final principal payment to the Class B Certificateholders, the portion of Available Investor Principal Collections not applied to Class A Monthly Principal, Class B Monthly Principal or Collateral Monthly Principal on a Transfer Date will be treated as Shared Principal Collections, paid to the holder of the Transferor Certificate, deposited into the Excess Funding Account or paid to the Collateral Interest Holder, and will not be available to Class A Certificateholders. "Available Investor Principal Collections" means, with respect to any Monthly Period, an amount equal to the sum of (a) (i) collections of Principal Receivables received during such Monthly Period and certain other amounts allocable to the Investor Interest, minus (ii) the amount of Reallocated Principal Collections with respect to such Monthly Period used to fund the Required Amounts (as defined herein), plus (b) any Shared Principal Collections with respect to other Series that are allocated to Series 1999-1. On each Distribution Date during the Rapid Amortization Period, the Class A Certificateholders will be entitled to receive Available Investor Principal Collections for the related Monthly Period in an amount up to the Class A Investor Interest until the earlier of the date the Class A Certificates are paid in full and the Series 1999-1 Termination Date. The "Series 1999-1 Termination Date" is the earliest to occur of (a) the Distribution Date on which Investor Interest is paid in full, (b) the August 2006 Distribution Date and (c) the Trust Termination Date. After payment in full of the Class A Investor Interest, the Class B Certificateholders will be entitled to receive on each Distribution Date during the Rapid Amortization Period Available Investor Principal Collections until the earlier of the date the Class B Certificates are paid in full and the Series 1999-1 Termination Date. After payment in full of the Class B Investor Interest, the Collateral Interest Holder will be entitled to receive on each Transfer Date (other than the Transfer Date prior to the Series 1999-1 Termination Date) and on the Series 1999-1 Termination Date, Available Investor Principal Collections until the earlier of the date the Collateral Interest is paid in full and the Series 1999-1 Termination Date. See "--Pay Out Events" below for a discussion of events which might lead to the commencement of the Rapid Amortization Period.

Postponement of Controlled Accumulation Period

   Upon written notice to the Trustee, the Transferor may elect to postpone the commencement of the Controlled Accumulation Period, and extend the length of the Revolving Period, subject to certain conditions including those set forth below. The Transferor may make such election only if the Accumulation Period Length (determined as described below) is less than twelve months. On the February 2002 Determination Date and on each Determination Date thereafter, until the Controlled Accumulation Period begins, the Servicer will determine the "Accumulation Period Length," which is the number of whole months expected to be required to fund the Principal Funding Account up to the initial outstanding principal amount of the Class A Certificates no later than the Class A Scheduled Payment Date, based on (a) the expected monthly collections of Principal Receivables expected to be distributable to the certificateholders of all Series (excluding certain other Series), assuming a principal payment rate no greater than the lowest monthly principal payment rate on the Receivables for the preceding twelve months and (b) the amount of principal expected to be distributable to certificateholders of all Series (excluding certain other Series) which are not expected to be in their revolving periods during the Controlled Accumulation Period. If the Accumulation Period Length is less than twelve months, the Servicer may, at its option, postpone the commencement of the Controlled Accumulation Period such that the number of months included in the Controlled Accumulation Period will be equal to or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Controlled Accumulation Period based on the investor interest of certain other Series which are scheduled to be in their revolving periods during the Controlled Accumulation Period and on increases in the principal payment rate occurring after the Closing Date. The length of the Controlled Accumulation Period will not be determined to be less than one month.

Allocation Percentages

   Pursuant to the Agreement, with respect to each Monthly Period the Servicer will allocate among the Investor Interest, the investor interest for all other Series issued and outstanding and the Transferor Interest, all amounts collected on Finance Charge Receivables, all amounts collected on Principal Receivables and all Default Amounts with respect to such Monthly Period.

   Collections of Finance Charge Receivables and Default Amounts at any time and collections of Principal Receivables during the Revolving Period will be allocated to the Investor Interest based on the Floating Investor Percentage. The "Floating Investor Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the initial Investor Interest) and the denominator of which is the greater of (x) the sum of (A) the aggregate amount of Principal Receivables as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the aggregate amount of Principal Receivables as of the opening of business on the Closing Date) and (B) the principal amount on deposit in the Excess Funding Account as of the close of business on such day and (y) the sum of the numerators used to calculate the Investor Percentages for allocations with respect to Finance Charge Receivables, Default Amounts or Principal Receivables, as applicable, for all outstanding Series on such date of determination; provided, however, that with respect to any Monthly Period in which Additional Accounts are added on a specified date (an "Addition Date") or in which Accounts are removed on a specified date (a "Removal Date"), the amount in clause (x)(A) above shall be (i) the aggregate amount of Principal Receivables in Trust I as of the close of business on the last day of the prior Monthly Period for the period from and including the first day of such Monthly Period to but excluding the related Addition Date or Removal Date and (ii) the aggregate amount of Principal Receivables in Trust I as of the beginning of the day on the related Addition Date or Removal Date after adjusting for the aggregate amount of Principal Receivables added to or removed from Trust I on the related Addition Date or Removal Date, as the case may be, for the period from and including the related Addition Date or Removal Date to and including the last day of such Monthly Period. The amounts so allocated will be further allocated between the Class A Certificateholders, Class B Certificateholders and the Collateral Interest Holder based on the Class A Floating Allocation, the Class B Floating Allocation and the Collateral Floating Allocation, respectively. The "Class A Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day. The "Class B Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day. The "Collateral Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Collateral Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day.

   Collections of Principal Receivables during the Controlled Accumulation Period and Rapid Amortization Period will be allocated to the Investor Interest based on the Fixed Investor Percentage. The "Fixed Investor Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Investor Interest as of the close of business on the last day of the Revolving Period and the denominator of which is the greater of (x) the sum of (A) the aggregate amount of Principal Receivables as of the close of business on the last day of the prior Monthly Period and (B) the principal amount on deposit in the Excess Funding Account as of the close of business on such day and (y) the sum of the numerators used to calculate the Investor Percentages for allocations with respect to Principal Receivables for all outstanding Series for such Monthly Period; provided, however, that with respect to any Monthly Period in which an Addition Date occurs or in which a Removal Date occurs, the amount in clause
(x)(A) above shall be (i) the aggregate amount of Principal Receivables in Trust I as of the close of business on the last day of the prior Monthly Period for the period from and including the first day of such Monthly Period to but excluding the related Addition Date or Removal Date and (ii) the aggregate amount of Principal Receivables in Trust I at the beginning of the day on the related Addition Date or Removal Date after adjusting for the aggregate amount of Principal Receivables added to or removed from Trust I on the related Addition Date or Removal Date, as the case may be, for the period from and including the related Addition Date or Removal Date to and including the last day of such Monthly Period. The amounts so allocated will be further allocated between the Class A Certificateholders, the Class B Certificateholders and the Collateral Interest Holder based on the Class A Fixed Allocation, the Class B Fixed Allocation and the Collateral Fixed Allocation, respectively. The "Class A Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Investor Interest as of the close of business on the last day of the Revolving Period, and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period. The "Class B Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Investor Interest as of the close of business on the last day of the Revolving Period, and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period. The "Collateral Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Collateral Interest as of the close of business on the last day of the Revolving Period, and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period.

   "Class A Investor Interest" for any date means an amount equal to (a) the aggregate initial principal amount of the Class A Certificates, minus (b) the aggregate amount of principal payments made to Class A Certificateholders prior to such date, minus (c) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all Transfer Dates preceding such date over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all Transfer Dates preceding such date; provided, however, that the Class A Investor Interest may not be reduced below zero.

   "Class B Investor Interest" for any date means an amount equal to (a) the aggregate initial principal amount of the Class B Certificates, minus (b) the aggregate amount of principal payments made to Class B Certificateholders prior to such date, minus (c) the aggregate amount of Class B Investor Charge-Offs for all prior Transfer Dates, minus (d) the aggregate amount of Reallocated Class B Principal Collections for all prior Transfer Dates for which the Collateral Interest has not been reduced, minus (e) an amount equal to the aggregate amount by which the Class B Investor Interest has been reduced to fund the Class A Investor Default Amount on all prior Transfer Dates as described under "--Defaulted Receivables; Investor Charge Offs," plus
(f) the aggregate amount of Excess Spread allocated and available on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e); provided, however, that the Class B Investor Interest may not be reduced below zero.

   "Collateral Interest" for any date means an amount equal to (a) the Initial Collateral Interest, minus (b) the aggregate amount of principal payments made to the Collateral Interest Holder prior to such date, minus (c) the aggregate amount of Collateral Charge-Offs for all prior Transfer Dates, minus (d) the aggregate amount of Reallocated Principal Collections for all prior Transfer Dates, minus (e) an amount equal to the aggregate amount by which the Collateral Interest has been reduced to fund the Class A Investor Default Amount and the Class B Investor Default Amount on all prior Transfer Dates as described under "--Defaulted Receivables; Investor Charge-Offs," plus (f) the aggregate amount of Excess Spread allocated and available on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e); provided, however, that the Collateral Interest may not be reduced below zero.

Reallocation of Cash Flows

   With respect to each Transfer Date, the Servicer will determine the amount (the "Class A Required Amount"), which will be equal to the amount, if any, by which the sum of (a) Class A Monthly Interest due on the related Distribution Date and overdue Class A Monthly Interest and Class A Additional Interest thereon, if any, (b) the Class A Servicing Fee for the related Monthly Period and overdue Class A Servicing Fee, if any, and (c) the Class A Investor Default Amount, if any, for the related Monthly Period exceeds the Class A Available Funds for the related Monthly Period. If the Class A Required Amount is greater than zero, Excess Spread allocated to Series 1999-1 and available for such purpose will be used to fund the Class A Required

Amount with respect to such Transfer Date. If such Excess Spread is insufficient to fund the Class A Required Amount first, Reallocated Collateral Principal Collections and, then, Reallocated Class B Principal Collections will be used to fund the remaining Class A Required Amount. If Reallocated Principal Collections with respect to the related Monthly Period, together with Excess Spread, are insufficient to fund the remaining Class A Required Amount for such related Monthly Period, then the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date) will be reduced by the amount of such excess (but not by more than the Class A Investor Default Amount for such Monthly Period). In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections for which the Collateral Interest was not reduced on such Transfer
Date) will be reduced by the amount by which the Collateral Interest would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount, if any, for such Monthly Period over the amount of such reduction, if any, of the Collateral Interest with respect to such Monthly Period). In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero (but not by more than the excess, if any, of the Class A Investor Default Amount for such Monthly Period over the amount of the reductions, if any, of the Collateral Interest and the Class B Investor Interest with respect to such Monthly Period). Any such reduction in the Class A Investor Interest will have the effect of slowing or reducing the return of principal and interest to the Class A Certificateholders. In such case, the Class A Certificateholders will bear directly the credit and other risks associated with their interests in Trust I. See "--Defaulted Receivables; Investor Charge-Offs."

   With respect to each Transfer Date, the Servicer will determine the amount (the "Class B Required Amount"; together with the Class A Required Amount, the "Required Amounts"), which will be equal to the sum of (a) the amount, if any, by which the sum of (i) Class B Monthly Interest due on the related Distribution Date and overdue Class B Monthly Interest and Class B Additional Interest thereon, if any, and (ii) the Class B Servicing Fee for the related Monthly Period and overdue Class B Servicing Fee, if any, exceeds the Class B Available Funds for the related Monthly Period and (b) the Class B Investor Default Amount, if any, for the related Monthly Period. If the Class B Required Amount is greater than zero, Excess Spread allocated to Series 1999-1 not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs will be used to fund the Class B Required Amount with respect to such Transfer Date. If such Excess Spread is insufficient to fund the Class B Required Amount, Reallocated Collateral Principal Collections not required to fund the Class A Required Amount for the related Monthly Period will be used to fund the remaining Class B Required Amount. If such Reallocated Collateral Principal Collections with respect to the related Monthly Period are insufficient to fund the remaining Class B Required Amount, then the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date and after any adjustments made thereto for the benefit of the Class A Certificateholders) will be reduced by the amount of such deficiency (but not by more than the Class B Investor Default Amount for such Monthly Period). In the event that such a reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest will be reduced by the amount by which the Collateral Interest would have been reduced below zero (but not by more than the excess of the Class B Investor Default Amount for such Monthly Period over the amount of such reduction of the Collateral Interest), and the Class B Certificateholders will bear directly the credit and other risks associated with their interests in Trust I. See "--Defaulted Receivables; Investor Charge-Offs." Reductions of the Class A Investor Interest or Class B Investor Interest described above shall be reimbursed by, and the Class A Investor Interest or Class B Investor Interest increased to the extent of, Excess Spread available for such purposes on each Transfer Date. See "--Application of Collections--Excess Spread." When such reductions of the Class A Investor Interest and Class B Investor Interest have been fully reimbursed, reductions of the Collateral Interest shall be reimbursed until reimbursed in full in a similar manner.

   "Reallocated Class B Principal Collections" for any Monthly Period means collections of Principal Receivables allocable to the Class B Investor Interest for the related Monthly Period in an amount not to exceed the amount applied to fund the Class A Required Amount, if any; provided, however, that such amount will not exceed the Class B Investor Interest after giving effect to any Class B Investor Charge-Offs for the related Transfer Date. "Reallocated Collateral Principal Collections" for any Monthly Period means collections of Principal Receivables allocable to the Collateral Interest for the related Monthly Period in an amount not to exceed the amount applied to fund the Class A Required Amount and the Class B Required Amount, if any; provided, however, that such amount will not exceed the Collateral Interest after giving effect to any Collateral Charge-Offs for the related Transfer Date. "Reallocated Principal Collections" for any Monthly Period means the sum of (a) the Reallocated Class B Principal Collections for such Monthly Period, if any, and (b) the Reallocated Collateral Principal Collections for such Monthly Period, if any.

Application of Collections

   Allocations. Except as otherwise provided below, the Servicer will deposit into the Collection Account, no later than the second business day following the date of processing, any payment collected by the Servicer on the Receivables. On the same day as any such deposit is made, the Servicer will make the deposits and payments to the accounts and parties as indicated below; provided, however, that for as long as Wachovia remains the Servicer under the Agreement and (a) (i) the Servicer provides to the Trustee a letter of credit or other credit enhancement covering the risk of collection of the Servicer acceptable to each Rating Agency and (ii) the Transferor shall not have received a notice from any Rating Agency that reliance on such letter of credit or other credit enhancement would result in the lowering of such Rating Agency's then-existing rating of any Series then outstanding or (b) the Servicer or the Corporation has and maintains a certificate of deposit or commercial paper rating of P-1 by Moody's and of A-1 by Standard & Poor's or makes other arrangements satisfactory to each Rating Agency rating any Series then outstanding, then the Servicer may make such deposits and payments on the business day immediately prior to the Distribution Date (the "Transfer Date") in an amount equal to the net amount of such deposits and payments which would have been made had the conditions of this proviso not applied.

   With respect to the Class A Certificates and Class B Certificates and any Monthly Period, and notwithstanding anything in the Agreement to the contrary, whether the Servicer is required to make monthly or daily deposits from the Collection Account into the Finance Charge Account or the Principal Account,
(i) the Servicer will only be required to deposit Collections from the Collection Account into the Finance Charge Account or the Principal Account up to the required amount to be deposited into any such deposit account or, without duplication, distributed on or prior to the related Distribution Date to Class A Certificateholders, Class B Certificateholders or to the Collateral Interest Holder and (ii) if at any time prior to such Distribution Date the amount of collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw the excess from the Collection Account.

   Payment of Interest, Fees and Other Items. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will apply the Class A Available Funds, Class B Available Funds and Collateral Available Funds in the Finance Charge Account in the following manner:

     (a) On each Transfer Date, an amount equal to the Class A Available Funds will be distributed in the following priority:

       (i) an amount equal to Class A Monthly Interest for the related Distribution Date, plus the amount of any overdue Class A Monthly Interest and Class A Additional Interest thereon, if any, will be deposited into the Distribution Account for distribution to Class A Certificateholders on such Distribution Date;

       (ii) an amount equal to the Class A Servicing Fee for the related Monthly Period, plus the amount of any overdue Class A Servicing Fee, will be paid to the Servicer;

       (iii) an amount equal to the Class A Investor Default Amount, if any, for the related Monthly Period will be treated as a portion of Available Investor Principal Collections and deposited into the Principal Account for such Transfer Date; and

       (iv) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "--Excess Spread."

     (b) On each Transfer Date, an amount equal to the Class B Available Funds will be distributed in the following priority:

       (i) an amount equal to Class B Monthly Interest for the related Distribution Date, plus the amount of any overdue Class B Monthly Interest and Class B Additional Interest thereon, if any, will be deposited into the Distribution Account for distribution to Class B Certificateholders on such Distribution Date;

       (ii) an amount equal to the Class B Servicing Fee for the related Monthly Period, plus the amount of any overdue Class B Servicing Fee, will be paid to the Servicer; and

       (iii) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "-- Excess Spread."

     (c) On each Transfer Date, an amount equal to the Collateral Available Funds will be distributed in the following priority:

       (i) if Wachovia or The Bank of New York (Delaware) is no longer the Servicer, an amount equal to the Collateral Interest Servicing Fee for the related Monthly Period, plus the amount of any overdue Collateral Interest Servicing Fee, will be paid to the Servicer; and

       (ii) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "--Excess Spread."

   "Class A Monthly Interest" with respect to any Distribution Date will equal the product of (i) the Class A Certificate Rate for the related Interest Period, (ii) the actual number of days in such Interest Period divided by 360 and (iii) the outstanding principal balance of the Class A Certificates as of the related Record Date; provided, however, with respect to the first Distribution Date, Class A Monthly Interest will be equal to the interest accrued on the initial outstanding principal balance of the Class A Certificates at the applicable Class A Certificate Rate for the period from the Closing Date through May 16, 1999.

   "Class B Monthly Interest" with respect to any Distribution Date will equal the product of (i) the Class B Certificate Rate for the related Interest Period, (ii) the actual number of days in such Interest Period divided by 360 and (iii) the outstanding principal balance of the Class B Certificates as of the related Record Date; provided, however, with respect to the first Distribution Date, Class B Monthly Interest will be equal to the interest accrued on the initial outstanding principal balance of the Class B Certificates at the applicable Class B Certificate Rate for the period from the Closing Date through May 16, 1999.

   "Collateral Available Funds" means, with respect to any Monthly Period, an amount equal to the Collateral Floating Allocation of collections of Finance Charge Receivables allocated to the Investor Interest with respect to such Monthly Period (excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange).

   "Excess Spread"means, with respect to any Transfer Date, an amount equal to the sum of the amounts described in clause (a) (iv), clause (b) (iii) and clause (c) (ii) above. To the extent such amounts are insufficient to make the distributions required by subparagraphs (a) through (j) below under "--Excess Spread," Excess Spread shall also be deemed to include any Excess Finance Charge Collections allocable to other Series available to Series 1999-1 in accordance with the Agreement.

   Excess Spread. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread with respect to the related Monthly Period, to make the following distributions in the following priority:

     (a) an amount equal to the Class A Required Amount, if any, with respect to such Transfer Date will be used to fund the Class A Required Amount; provided, that in the event the Class A Required Amount for such Transfer Date exceeds the amount of Excess Spread, such Excess Spread shall be applied first to pay amounts due with respect to such Transfer Date pursuant to clause (a) (i) above under "--Payment of

  Interest, Fees and Other Items," second to pay amounts due with respect to such Transfer Date pursuant to clause (a) (ii) above under "--Payment of Interest, Fees and Other Items" and third to pay amounts due with respect to such Transfer Date pursuant to clause (a) (iii) above under "--Payment of Interest, Fees and Other Items";

     (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed (after giving effect to the allocation on such Transfer Date of certain other amounts applied for that purpose) will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

     (c) an amount equal to the Class B Required Amount, if any, with respect to such Transfer Date will be used to fund the Class B Required Amount and will be applied first to pay amounts due with respect to such Transfer Date pursuant to clause (b) (i) above under "--Payment of Interest, Fees and Other Items," second to pay amounts due with respect to such Transfer Date pursuant to clause (b) (ii) above under "--Payment of Interest, Fees and Other Items" and third, the amount remaining, up to the Class B Investor Default Amount, will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

     (d) an amount equal to the aggregate amount by which the Class B Investor Interest has been reduced below the initial Class B Investor Interest for reasons other than the payment of principal to the Class B Certificateholders (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

     (e) an amount equal to the Collateral Monthly Interest for such Transfer Date, plus the amount of any Collateral Monthly Interest previously due but not distributed to the Collateral Interest Holder on a prior Transfer Date, will be distributed to the Collateral Interest Holder for distribution in accordance with the loan agreement to be dated the Closing Date, among the Trustee, the Transferor, the Servicer, the Collateral Interest Holders and the agent acting on their behalf (the "Loan Agreement");

     (f) if Wachovia or The Bank of New York (Delaware) is the Servicer, an amount equal to the Collateral Interest Servicing Fee for the related Monthly Period, plus the amount of any overdue Collateral Interest Servicing Fee, will be paid to the Servicer;

     (g) an amount equal to the aggregate Collateral Default Amount, if any, for such Transfer Date will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

     (h) an amount equal to the aggregate amount by which the Collateral Interest has been reduced below the Required Collateral Interest for reasons other than the payment of principal to the Collateral Interest Holder (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

     (i) on each Transfer Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates as described under "--Reserve Account," an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount will be deposited into the Reserve Account;

     (j) an amount equal to the aggregate of any other amounts then due to the Collateral Interest Holder pursuant to the Loan Agreement or otherwise required to be applied in accordance with the Loan Agreement will be distributed for application in accordance with the Loan Agreement; and

     (k) the balance, if any, after giving effect to the payments made pursuant to subparagraphs (a) through (j) above, first will be treated as "Excess Finance Charge Collections" to be applied to cover shortfalls, if any, with respect to amounts payable from collections of Finance Charge Receivables with respect to other Series in accordance with the Agreement, and then the balance, if any, remaining after such sharing will be paid to the holder of the Transferor Certificate.

   "Collateral Monthly Interest" with respect to any Transfer Date will equal the product of (a) an amount equal to LIBOR plus 1.25% per annum, or such lesser amount as may be designated in the Loan Agreement (the "Collateral Rate"), (b) the actual number of days in the related Interest Period divided by 360 and (c) the Collateral Interest as of the related Record Date or, with respect to the first Transfer Date, the Initial Collateral Interest.

   Payments of Principal. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will distribute Available Investor Principal Collections (see "--Principal Payments" above) on deposit in the Principal Account in the following manner:

     (a) on each Transfer Date with respect to the Revolving Period, all such Available Investor Principal Collections will be distributed or deposited in the following priority:

       (i) an amount equal to the Collateral Monthly Principal will be paid to the Collateral Interest Holder in accordance with the Loan
    Agreement; and

       (ii) the balance will be treated as Shared Principal Collections and applied as described under "Description of the Certificates--Shared Principal Collections" herein and in the attached prospectus;

     (b) on each Transfer Date with respect to the Controlled Accumulation Period or the Rapid Amortization Period, all such Available Investor Principal Collections will be distributed or deposited in the following priority:

       (i) an amount equal to Class A Monthly Principal will be deposited in the Principal Funding Account (during the Controlled Accumulation Period) or distributed to the Class A Certificateholders (during the Rapid Amortization Period); and

       (ii) for each Transfer Date after the Class A Investor Interest has been paid in full (after taking into account payments to be made on the related Distribution Date), an amount equal to the Class B Monthly Principal for such Transfer Date will be distributed to the Class B Certificateholders;

     (c) on each Transfer Date with respect to the Controlled Accumulation Period and the Rapid Amortization Period in which a reduction in the Required Collateral Interest has occurred, Available Investor Principal Collections not applied to Class A Monthly Principal or Class B Monthly Principal will be applied to reduce the Collateral Interest until the sum of the Collateral Interest equals the Required Collateral Interest; and

     (d) on each Transfer Date with respect to the Controlled Accumulation Period and the Rapid Amortization Period, the balance of Available Investor Principal Collections not applied pursuant to (b) and (c) above, if any, will be treated as Shared Principal Collections and applied as described under "Description of the Certificates--Shared Principal Collections" herein and in the attached prospectus.

   "Class A Monthly Principal" with respect to any Transfer Date relating to the Controlled Accumulation Period or the Rapid Amortization Period, prior to the payment in full of the Class A Investor Interest, will equal the least of
(i) the Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date, (ii) for each Transfer Date with respect to the Controlled Accumulation Period, prior to the payment in full of the Class A Investor Interest, and on or prior to the Class A Scheduled Payment Date, the applicable Controlled Deposit Amount for such Transfer Date and (iii) the Class A Adjusted Investor Interest prior to any deposits on such Transfer Date.

   "Class B Monthly Principal" with respect to any Transfer Date relating to the Controlled Accumulation Period or the Rapid Amortization Period, after the Class A Certificates have been paid in full (after taking into account payments to be made on the related Distribution Date), will equal the lesser of (i) the Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal on such Transfer Date) and (ii) the Class B Investor Interest for such Transfer Date.

   "Collateral Monthly Principal" means (a) with respect to any Transfer Date relating to the Revolving Period an amount equal to the lesser of (i) the excess, if any, of the sum of the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments thereto for the benefit of the Class A Certificateholders and the Class B Certificateholders on such Transfer Date) over the Required Collateral Interest on such Transfer Date, and (ii) the Available Investor Principal Collections on such Transfer Date or (b) with respect to any Transfer Date relating to the Controlled Accumulation Period or Rapid Amortization Period an amount equal to the lesser of (i) the excess, if any, of the sum of the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments thereto for the benefit of the Class A Certificateholders and the Class B Certificateholders on such Transfer Date) over the Required Collateral Interest on such Transfer Date, and (ii) the excess, if any, of (A) the Available Investor Principal Collections on such Transfer Date over (B) the sum of the Class A Monthly Principal and the Class B Monthly Principal for such Transfer Date.

   "Controlled Accumulation Amount" means (a) for any Transfer Date with respect to the Controlled Accumulation Period, prior to the payment in full of the Class A Investor Interest, $62,500,000; provided, however, that if the commencement of the Controlled Accumulation Period is delayed as described above under "--Postponement of Controlled Accumulation Period," the Controlled Accumulation Amount may be higher than the amount stated above for each Transfer Date with respect to the Controlled Accumulation Period and will be determined by the Servicer in accordance with the Agreement based on the principal payment rates for the Accounts and on the investor interest of other Series (other than certain excluded Series) which are scheduled to be in their revolving periods and then scheduled to create Shared Principal Collections during the Controlled Accumulation Period and (b) for any Transfer Date with respect to the Controlled Accumulation Period after the payment in full of the Class A Investor Interest, an amount equal to the Class B Investor Interest on such Transfer Date.

   "Accumulation Shortfall" means (a) on the first Transfer Date with respect to the Controlled Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Transfer Date over the amount distributed from the Principal Account as Class A Monthly Principal for such Transfer Date and
(b) on each subsequent Transfer Date with respect to the Controlled Accumulation Period, the excess, if any, of the applicable Controlled Accumulation Amount for such subsequent Transfer Date plus any Accumulation Shortfall for the prior Transfer Date over the amount distributed from the Principal Account as Class A Monthly Principal for such subsequent Transfer Date.

Shared Excess Finance Charge Collections

   To the extent that collections of Finance Charge Receivables allocated to the Investor Interest (and any other amounts that are to be treated as collections of Finance Charge Receivables allocated to the Investor Interest) are not needed to make payments in respect of the Investor Interest as described above under "--Application of Collections--Payment of Interest, Fees and Other Items" and "--Excess Spread," such Excess Finance Charge Collections will be applied to make payments in respect of other Series entitled to share therein in accordance with the Agreement. In addition, Excess Finance Charge Collections with respect to certain other Series, to the extent not required to make payments in respect of such Series, may be applied to cover shortfalls in amounts payable from Excess Spread as described above under "--Application of Collections--Excess Spread" (as well as shortfalls experienced by other Series).

Shared Principal Collections

   Collections of Principal Receivables for any Monthly Period allocated to the Investor Interest will first be used to cover, with respect to any Monthly Period during the Controlled Accumulation Period, deposits of the applicable Controlled Deposit Amount to the Principal Funding Account or the Distribution Account, and during the Rapid Amortization Period, payments to the Class A Certificateholders and Class B Certificateholders and then under certain circumstances payments to the Collateral Interest Holder. The Servicer will determine the amount of collections of Principal Receivables for any Monthly Period allocated to the Investor Interest remaining after covering required payments to the Class A Certificateholders and Class B Certificateholders and any similar amount remaining for any other Series ("Shared Principal Collections"). The Servicer will allocate the Shared Principal Collections to cover any scheduled or permitted principal distributions to certificateholders and deposits to principal funding accounts, if any, for any Series entitled thereto which have not been covered out of the collections of Principal Receivables allocable to such Series and certain other amounts for such Series ("Principal Shortfalls"). Shared Principal Collections will not be used to cover investor charge-offs for any Series. If Principal Shortfalls exceed Shared Principal Collections for any Monthly Period, Shared Principal Collections will be allocated pro rata among the applicable Series based on the relative amounts of Principal Shortfalls. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will be paid to the holder of the Transferor Certificate or, under certain circumstances, deposited into the Excess Funding Account.

Required Collateral Interest

   The "Required Collateral Interest" with respect to any Transfer Date means
(i) initially $65,030,000 (the "Initial Collateral Interest") and (ii) thereafter on each Transfer Date, an amount equal to the greater of (i) 7.50% of the sum of the Class A Adjusted Investor Interest, the Class B Investor Interest and the Collateral Interest on such Transfer Date, after taking into account deposits into the Principal Funding Account on such Transfer Date and payments to be made on the related Distribution Date, and the Collateral Interest on the prior Transfer Date after any adjustments made on such Transfer Date, but not less than $26,011,650; provided, however, (1) that if certain reductions in the Collateral Interest are made or if a Pay Out Event occurs, the Required Collateral Interest for such Transfer Date shall equal the Required Collateral Interest for the Transfer Date immediately preceding the occurrence of such reduction or Pay Out Event, (2) in no event shall the Required Collateral Interest exceed the unpaid principal amount of the Class A Certificates as of the last day of the Monthly Period preceding such Transfer Date after taking into account payments to be made on the related Distribution Date and (3) the Required Collateral Interest may be reduced to a lesser amount at any time if the Rating Agency Condition is satisfied.

   "Rating Agency Condition" means the notification in writing by each Rating Agency that a proposed action will not result in such Rating Agency reducing or withdrawing its then existing rating of the investor certificates of any outstanding Series or Class with respect to which it is a Rating Agency.

   With respect to any Transfer Date, if the Collateral Interest is less than the Required Collateral Interest, certain Excess Spread, if available, will be allocated to increase the Collateral Interest to the extent of certain unreimbursed reductions thereof. Any of such Excess Spread not required to be so allocated or deposited into the Reserve Account with respect to any Transfer Date will be applied in accordance with the Loan Agreement. See "-- Application of Collections--Excess Spread."

Defaulted Receivables; Investor Charge-Offs

   On or before each Transfer Date, the Servicer will calculate the Investor Default Amount for the preceding Monthly Period. The term "Investor Default Amount" means, for any Monthly Period, the product of (a) the Floating Investor Percentage with respect to such Monthly Period and (b) the aggregate amount of Receivables in Defaulted Accounts (the "Default Amount") for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class A Certificateholders (the "Class A Investor Default Amount") on each Transfer Date in an amount equal to the product of the Class A Floating Allocation applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class B Certificateholders (the "Class B Investor Default Amount") on each Transfer Date in an amount equal to the product of the Class B Floating Allocation applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Collateral Interest Holder (the "Collateral Default Amount") on each Transfer Date in an amount equal to the product of the Collateral Floating Allocation applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period.

   On each Transfer Date, if the Class A Investor Default Amount for such Transfer Date exceeds the amount of Excess Spread and Reallocated Principal Collections available to fund such amount with respect to the Monthly Period immediately preceding such Transfer Date, the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date) will be reduced by the amount of such excess, but not more than the lesser of the Class A Investor Default Amount and the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date) for such Transfer Date. In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections on such Transfer Date) will be reduced by the amount by which the Collateral Interest would have been reduced below zero. In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero, and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero, but not more than the Class A Investor Default Amount for such Transfer Date (a "Class A Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal and interest to the Class A Certificateholders. If the Class A Investor Interest has been reduced by the amount of any Class A Investor Charge-Offs, it will be reimbursed on any Transfer Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Excess Spread allocated and available for such purpose as described under "-- Application of Collections--Excess Spread."

   On each Transfer Date, if the Class B Investor Default Amount for such Transfer Date exceeds the amount of Excess Spread and Reallocated Collateral Principal Collections which are allocated and available to fund such amount with respect to the Monthly Period preceding such Transfer Date, the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments with respect thereto as described in the preceding paragraph) will be reduced by the amount of such excess, but not more than the lesser of the Class B Investor Default Amount and the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments with respect thereto as described in the preceding paragraph) for such Transfer Date. In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest will be reduced by the amount by which the Collateral Interest would have been reduced below zero, but not more than the Class B Investor Default Amount for such Transfer Date (a "Class B Investor Charge-Off"). The Class B Investor Interest will also be reduced by the amount of Reallocated Class B Principal Collections in excess of the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Collateral Principal Collections on such Transfer Date) and the amount of any portion of the Class B Investor Interest allocated to the Class A Certificates to avoid a reduction in the Class A Investor Interest. The Class B Investor Interest will thereafter be reimbursed (but not in excess of the unpaid principal balance of the Class B Certificates) on any Transfer Date by the amount of Excess Spread allocated and available for that purpose as described under "--Application of Collections--Excess Spread."

   On each Transfer Date, if the Collateral Default Amount for such Transfer Date exceeds the amount of Excess Spread which is allocated and available to fund such amount as described under "--Application of Collections--Excess Spread," the Collateral Interest will be reduced by the amount of such excess but not more than the lesser of the Collateral Default Amount and the Collateral Interest for such Transfer Date (a "Collateral Charge-Off"). The Collateral Interest will also be reduced by the amount of Reallocated Principal Collections and the amount of any portion of the Collateral Interest allocated to the Class A Certificates to avoid a reduction in the Class A Investor Interest or to the Class B Certificates to avoid a reduction in the Class B Investor Interest. The Collateral Interest will thereafter be reimbursed on any Transfer Date by the amount of Excess Spread allocated and available for that purpose as described under "--Application of Collections-- Excess Spread."

Principal Funding Account

   Pursuant to the Series 1999-1 Supplement, the Trustee will establish and maintain with a Qualified Institution a segregated trust account held for the benefit of the Class A Certificateholders (the "Principal Funding Account"). During the Controlled Accumulation Period, the Trustee, at the direction of the Servicer, will transfer collections in respect of Principal Receivables (other than Reallocated Principal Collections) and Shared Principal Collections from other Series, if any, allocated to Series 1999-1 from the Principal Account to the Principal Funding Account as described under "-- Application of Collections." Such collections will be retained in the Principal Funding Account and ultimately used to pay principal of the Class A Certificates on the Class A Scheduled Payment Date or the first Distribution Date with respect to the Rapid Amortization Period, whichever occurs earlier.

   Funds on deposit in the Principal Funding Account will be invested to the following Transfer Date by the Trustee at the direction of the Servicer in Permitted Investments. Investment earnings (net of investment losses and expenses) on funds on deposit in the Principal Funding Account (the "Principal Funding Investment Proceeds") will be applied on each Transfer Date as Class A Available Funds.

Reserve Account

   Pursuant to the Series 1999-1 Supplement, the Trustee will establish and maintain with a Qualified Institution a segregated trust account held for the benefit of the Class A Certificateholders (the "Reserve Account"). The Reserve Account is established to assist with the subsequent distribution of interest on the Class A Certificates during the Controlled Accumulation Period. On each Transfer Date from and after the Reserve Account Funding Date, but prior to the termination of the Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread allocated to the Class A Certificates (to the extent described above under "--Application of Collections--Excess Spread") to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). The "Reserve Account Funding Date" will be the Transfer Date with respect to the Monthly Period which commences no later than three months prior to the commencement of the Controlled Accumulation Period, or such earlier date as the Servicer may determine. The "Required Reserve Account Amount" for any Transfer Date on or after the Reserve Account Funding Date will be equal to (a) 0.5% of the outstanding principal balance of the Class A Certificates or (b) any other amount designated by the Transferor; provided, however, that if such designation is of a lesser amount, the Transferor shall have provided the Servicer, the Collateral Interest Holder and the Trustee with evidence that the Rating Agency Condition has been satisfied and the Transferor shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Transferor, such designation will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would cause a Pay Out Event to occur with respect to Series 1999-1. On each Transfer Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account on such Transfer Date, the Trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and distribute such excess to the Collateral Interest Holder for application in accordance with the terms of the Loan Agreement.

   Provided that the Reserve Account has not terminated as described below, all amounts on deposit in the Reserve Account on any Transfer Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Transfer Date) will be invested to the following Transfer Date by the Trustee at the direction of the Servicer in Permitted Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Reserve Account (to the extent the amount on deposit is less than the Required Reserve Account Amount) or deposited in the Finance Charge Account and treated as Class A Available Funds.

   On or before each Transfer Date with respect to the Controlled Accumulation Period and on the first Transfer Date with respect to the Rapid Amortization Period, a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the Finance Charge Account and included in collections of Finance Charge Receivables to be applied to the payment of the Class A Monthly Interest for such

Transfer Date in an amount equal to the lesser of (a) the Available Reserve Account Amount with respect to such Transfer Date and (b) the Reserve Account Draw with respect to such Transfer Date; provided, that the amount of such withdrawal shall be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Transfer Date. On each Transfer Date, the amount available to be withdrawn from the Reserve Account (the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Transfer Date) and the Required Reserve Account Amount for such Transfer Date.

   The Reserve Account will be terminated upon the earlier to occur of (a) the termination of Trust I pursuant to the Pooling and Servicing Agreement and (b) if the Controlled Accumulation Period has not commenced, the first Transfer Date with respect to the Rapid Amortization Period or, if the Controlled Accumulation Period has commenced, the earlier to occur of (i) the first Transfer Date with respect to the Rapid Amortization Period and (ii) the Transfer Date immediately preceding the Class A Scheduled Payment Date. Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be distributed to the Collateral Interest Holder for application in accordance with the terms of the Loan Agreement. Any amounts withdrawn from the Reserve Account and distributed to the Collateral Interest Holder as described above will not be available for distribution to the Class A Certificateholders.

Pay Out Events

   As described above, the Revolving Period will continue through February 28, 2003 (unless such date is postponed as described under "--Postponement of Controlled Accumulation Period"), unless a Pay Out Event occurs prior to such date. A "Pay Out Event" refers to any of the following events:

     (a) failure on the part of the Transferor (i) to make any payment or deposit on the date required under the Agreement (or within the applicable grace period which shall not exceed five days) or (ii) to observe or perform in any material respect any other covenants or agreements of the Transferor set forth in the Agreement or the Series 1999-1 Supplement, which failure has a material adverse effect on the Investor Certificateholders (which determination shall be made without regard to the existence of the Collateral Interest) and which continues unremedied for a period of 60 days after written notice and continues to materially and adversely affect the interests of the Investor Certificateholders (which determination shall be made without regard to the existence of the Collateral Interest) for such period;

     (b) any representation or warranty made by the Transferor in the Agreement or the Series 1999-1 Supplement, or any information required to be given by the Transferor to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and which continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Investor Certificateholders are materially and adversely affected (which determination shall be made without regard to the existence of the Collateral Interest) and continue to be materially and adversely affected for such period; provided, however, that a Pay Out Event pursuant to this clause (b) shall not be deemed to occur thereunder if the Transferor has accepted reassignment of the related Receivable or all such Receivables, if applicable, during such period (or such longer period as the Trustee may specify) in accordance with the provisions of the Agreement;

     (c) any reduction of the average of the Portfolio Yields for any three consecutive Monthly Periods to a rate which is less than the average of the Base Rates for such period;

     (d) a failure by the Transferor to convey Receivables arising under Additional Accounts, or Participations, to Trust I when required by the Agreement;

     (e) any Servicer Default occurs which would have a material adverse effect on the Investor Certificateholders;

     (f) insufficient moneys in the Distribution Account to pay the Class A Investor Interest on the Class A Scheduled Payment Date or the Class B Investor Interest on the Class B Scheduled Payment Date;

     (g) certain events of insolvency, conservatorship, receivership or bankruptcy relating to the Transferor or any holder of an interest in the Transferor Certificate (including the Transferor Participation);

     (h) the Transferor becomes unable for any reason to transfer Receivables to Trust I in accordance with the provisions of the Agreement; or

     (i) Trust I becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

   In the case of any event described in clause (a), (b) or (e) above, a Pay Out Event will be deemed to have occurred with respect to the Investor Certificates only if, after any applicable grace period, either the Trustee or Investor Certificateholders evidencing undivided interests aggregating more than 50% of the Investor Interest, by written notice to the Transferor and the Servicer (and to the Trustee if given by the Investor Certificateholders) declare that a Pay Out Event has occurred with respect to the Investor Certificates as of the date of such notice. In the case of any event described in clause (g), (h) or (i), a Pay Out Event with respect to all Series then outstanding, and in the case of any event described in clause (c), (d) or (f), a Pay Out Event with respect to only the Investor Certificates, will be deemed to have occurred without any notice or other action on the part of the Trustee or the Investor Certificateholders or all certificateholders, as appropriate, immediately upon the occurrence of such event. On the date on which a Pay Out Event is deemed to have occurred, the Rapid Amortization Period will commence. In such event, distributions of principal to the Class A Certificateholders will begin on the first Distribution Date following the month in which such Pay Out Event occurred. If, because of the occurrence of a Pay Out Event, the Rapid Amortization Period begins earlier than the Monthly Period preceding the month in which the Class A Scheduled Payment Date occurs, Class A Certificateholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Class A Certificates. See "Description of the Certificates--Pay Out Events" in the attached prospectus for an additional discussion of the consequences of an insolvency, conservatorship or receivership of the Transferor.

Defeasance

   On the date that the following conditions shall have been satisfied: (i) the Transferor shall have deposited (x) in the Principal Funding Account an amount equal to the sum of the outstanding principal balance of the Class A Certificates, the Class B Certificates and the Collateral Interest which amount shall be invested in Permitted Investments and (y) in the Reserve Account an amount equal to or greater than the amount of interest to accrue on the Class A Certificates, the Class B Certificates and the Collateral Interest, as estimated by the Transferor, for the period from the date of the deposit to the Principal Funding Account through the expected final payment date for the Collateral Interest; (ii) the Transferor shall have delivered to the Trustee an opinion of counsel to the effect that such deposit and termination of obligations will not result in the Trust being required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended and an opinion of counsel to the effect that following such deposit none of Trust I, the Reserve Account or the Principal Funding Account will be deemed to be an association (or publicly traded partnership) taxable as a corporation; (iii) the Transferor shall have delivered to the Trustee a certificate of an officer of the Transferor stating that the Transferor reasonably believes that such deposit and termination of its obligations will not constitute a Pay Out Event or any event that, with the giving of notice or the lapse of time, would cause a Pay Out Event to occur; and (iv) the Rating Agency Condition will be satisfied with respect to such event; then, the Class A Certificates will no longer be entitled to the security interest of Trust I in the Receivables and, except those set forth in clause (i) above, other Trust assets, and the percentages applicable to the allocation to the Investor Certificates of collections on Principal Receivables and Finance Charge Receivables and Defaulted Accounts will be reduced to zero.

Servicing Compensation and Payment of Expenses

   The share of the Servicing Fee (as defined herein) allocable to the Investor Interest with respect to any Transfer Date (the "Investor Servicing Fee") shall be equal to one-twelfth of the product of (a) 2.0% and (b) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date. On each Transfer Date, but only if Wachovia or The Bank of New York (Delaware) is the Servicer, Servicer Interchange with respect to the related Monthly Period that is on deposit in the Finance Charge Account will be withdrawn from the Finance Charge Account and paid to the Servicer in payment of a portion of the Investor Servicing Fee with respect to such Monthly Period. The "Servicer Interchange" for any Monthly Period for which Wachovia or The Bank of New York (Delaware) is the Servicer will be an amount equal to the portion of collections of Finance Charge Receivables allocated to the Investor Interest with respect to such Monthly Period that is attributable to Interchange; provided, however, that Servicer Interchange for a Monthly Period shall not exceed one-twelfth of the product of (i) the Adjusted Investor Interest, as of the last day of such Monthly Period and (ii) 1.0%. In the case of any insufficiency of Servicer Interchange on deposit in the Finance Charge Account, a portion of the Investor Servicing Fee with respect to such Monthly Period will not be paid to the extent of such insufficiency and in no event shall Trust I, the Trustee or the Investor Certificateholders be liable for the share of the Servicing Fee to be paid out of Servicer Interchange.

   The share of the Investor Servicing Fee allocable to the Class A Certificateholders with respect to any Transfer Date (the "Class A Servicing Fee") shall be equal to one-twelfth of the product of (a) the Class A Floating Allocation, (b) 1.0%, or if Wachovia or The Bank of New York (Delaware) is not the Servicer, 2.0% (the "Net Servicing Fee Rate") and (c) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date. The share of the Investor Servicing Fee allocable to the Class B Certificateholders with respect to any Transfer Date (the "Class B Servicing Fee") shall be equal to one-twelfth of the product of (a) the Class B Floating Allocation, (b) the Net Servicing Fee Rate and (c) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date. The share of the Investor Servicing Fee allocable to the Collateral Interest Holder with respect to any Transfer Date (the "Collateral Interest Servicing Fee"; together with the Class A Servicing Fee and Class B Servicing Fee, the "Servicing Fee") shall be equal to one-twelfth of the product of (a) the Collateral Floating Allocation, (b) the Net Servicing Fee Rate and (c) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date. The remainder of the Servicing Fee shall be paid by the holder of the Transferor Certificate or other Series (as provided in the related Series Supplements) or, to the extent of any insufficiency of Servicer Interchange as described above, not be paid. In no event shall Trust I, the Trustee or the Investor Certificateholders be liable for the share of the Servicing Fee to be paid out of Servicer Interchange. The Class A Servicing Fee and the Class B Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof as described under "--Application of Collections."

   The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the Trustee and independent certified public accountants and other fees which are not expressly stated in the Agreement to be payable by Trust I or the Investor Certificateholders other than federal, state and local income and franchise taxes, if any, of Trust I.

Reports to Class A Certificateholders

   On each Transfer Date, the Trustee will forward to each Class A Certificateholder of record, a statement prepared by the Servicer setting forth the items described in "Description of the Certificates--Reports to Certificateholders" in the attached prospectus. In addition, such statement will include (a) the amount, if any, withdrawn from the Principal Funding Account for such Transfer Date, and (b) the Collateral Interest, if any, for such Transfer Date.

                             ERISA Considerations

   Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code prohibit certain pension, profit sharing or other employee benefit plans, individual retirement accounts or annuities and employee annuity plans and Keogh plans (collectively, "Plans") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code (collectively, "Parties in Interest") with respect to the Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and Section 4975 of the Code for such persons, unless a statutory, regulatory or administrative exemption is available. Plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements.

   A violation of the prohibited transaction rules could occur if the Class A Certificates were to be purchased with assets of any Plan if the Transferor, the Trustee, any underwriters of such Series or any of their affiliates were a Party in Interest with respect to such Plan, unless a statutory, regulatory or administrative exemption is available or an exception applies under a regulation (the "Plan Asset Regulation") issued by the Department of Labor ("DOL"). The Transferor, the Trustee, any underwriters of a Series and their affiliates are likely to be Parties in Interest with respect to many Plans. Before purchasing the Class A Certificates, a Plan fiduciary or other Plan investor should consider whether a prohibited transaction might arise by reason of the relationship between the Plan and the Transferor, the Trustee, any underwriters of such Series or any of their affiliates and consult their counsel regarding the purchase in light of the considerations described below and in the attached prospectus.

   Under certain circumstances, the Plan Asset Regulation treats the assets of an entity in which a Plan holds an equity interest as "plan assets" of such Plan. Because the Class A Certificates will represent beneficial interests in Trust I, and despite the agreement of the Transferor and the Certificate Owners to treat the Class A Certificates as debt instruments, the Class A Certificates are likely to be considered equity interests in the Trust for purposes of the Plan Asset Regulation, with the result that the assets of Trust I are likely to be treated as "plan assets" of the investing Plans for purposes of ERISA and Section 4975 of the Code, unless the exception for "publicly-offered securities" is applicable as described in the attached prospectus. The Underwriters anticipate that the Class A Certificates will be held by at least 100 independent persons. Wachovia expects the other requirements will be met so that the Class A certificates will be considered, "publicly-offered securities" as described in the attached prospectus. No restrictions will be imposed on the transfer of the Class A Certificates. It is expected that the Class A Certificates will be held by at least 100 or more investors who were independent of the issuer and of one another ("Independent Investors") at the conclusion of the initial public offering although no assurance can be given, and no monitoring or other measures will be taken to ensure, that such condition is met. The Class A Certificates will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act.

   If the foregoing exception under the Plan Asset Regulation were not satisfied, transactions involving Trust I and Parties in Interest with respect to a Plan that purchases or holds Class A Certificates might be prohibited under Section 406 of ERISA and/or Section 4975 of the Code and result in excise tax and other liabilities under ERISA and Section 4975 of the Code unless an exemption were available. The five DOL class exemptions described in the attached prospectus may not provide relief for all transactions involving the assets of the Trust even if they would otherwise apply to the purchase of a Class A Certificate by a Plan.

Consultation with Counsel

   In light of the foregoing, fiduciaries or other persons contemplating purchasing the Class A Certificates on behalf or with "plan assets" of any Plan should consult their own counsel regarding whether the Trust assets represented by the Class A Certificates would be considered "plan assets," the consequences that would apply if the Trust's assets were considered "plan assets," and the possibility of exemptive relief from the prohibited transaction rules.

   Finally, Plan fiduciaries and other Plan investors should consider the fiduciary standards under ERISA or other applicable law in the context of the Plan's particular circumstances before authorizing an investment of a portion of the Plan's assets in the Class A Certificates. Accordingly, among other factors, Plan fiduciaries and other Plan investors should consider whether the investment (i) satisfies the diversification requirement of ERISA or other applicable law, (ii) is in accordance with the Plan's governing instruments, and (iii) is prudent in light of the "Risk Factors" and other factors discussed in this prospectus supplement.

                                 Underwriting

   Subject to the terms and conditions set forth in the Underwriting Agreement
dated     , 1999 (the "Underwriting Agreement") between Wachovia and the underwriters named below (the "Underwriters"), Wachovia has agreed to sell to the Underwriters and the Underwriters have agreed to purchase, the principal amount of the Class A Certificates offered hereby if any of the Class A Certificates are purchased.

                                                                    Principal
                                                                    Amount of
                                                                     Class A
       Underwriters                                                Certificates
       ------------                                                ------------
  Credit Suisse First Boston Corporation.......................... $
  Wachovia Capital Markets, Inc...................................
  Chase Securities Inc. ..........................................
  J.P. Morgan Securities Inc. ....................................
  Salomon Smith Barney Inc. ......................................
                                                                   ------------
  Total........................................................... $750,000,000
                                                                   ============

   The price to public, Underwriters' discounts and commissions, the concessions that the Underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the Class A Certificates, shall be as follows:

                                                         Selling
                                          Underwriting concessions, Reallowance,
                                 Price to discount and    not to       not to
                                  public  commissions     exceed       exceed
                                 -------- ------------ ------------ ------------
Class A Certificates............     %          %            %            %

   After the offering is completed, Wachovia will receive the proceeds, after deduction of the underwriting and other expenses, listed below:

                                                  Proceeds to
                                              Transferor (as % of
                                             the principal amount  Underwriting
                                 Proceeds to        of the         discounts and
                                 Transferor  Class A Certificates)  commissions
                                 ----------- --------------------- -------------
Class A Certificates............    $                   %              $

   After the public offering, the public offering price and other selling terms may be changed by the Underwriters.

   The Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Class A Certificates in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which create a syndicate short position. Stabilizing transactions permit bids to purchase the Class A Certificates so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Class A Certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Class A Certificates originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class A Certificates to be higher than it would otherwise be in the absence of such transactions. Neither the Transferor nor the Underwriters represent that the Underwriters will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

   The Transferor has been advised by each Underwriter that it proposes initially to offer the Class A Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less
concessions not in excess of   % of the principal amount of the Class A
Certificates. Each Underwriter may allow, and such dealers may reallow,
concessions not in excess of   % of the principal amount of the Class A
Certificates to certain brokers and dealers. Each Underwriter may sell some or all of the Class A Certificates to a trust or other type of special purpose vehicle.

   Each Underwriter has represented and agreed that (a) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Class A Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or who is a person to whom the document may otherwise lawfully be issued or passed on, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and other applicable laws and regulations with respect to anything done by it in relation to the Class A Certificates in, from or otherwise involving the United Kingdom and (c) if the Underwriter is an authorized person under the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described herein if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991.

   The Transferor will indemnify each Underwriter against certain liabilities, including liabilities under the Securities Act or contribute to payments the Underwriter may be required to make in respect thereof. Each Underwriter has agreed to reimburse the Transferor for certain expenses incurred in connection with the issuance and distribution of the Class A Certificates.

   In the ordinary course of business, each Underwriter and its affiliates have engaged and may engage in investment banking and/or commercial banking transactions with the Transferor, its affiliates and the Trust. In addition, each Underwriter may from time to time take positions in the Class A Certificates and other certificates issued by the Trust.

   Wachovia Capital Markets, Inc. ("WCM") is an affiliate of the Transferor. Any obligations of WCM are the sole obligations of WCM and do not create any obligations on the part of any of its affiliates.

   WCM may from time to time purchase or acquire a position in the Class A Certificates and may, at its option, hold or resell such Class A Certificates. WCM expects to offer and sell previously issued Class A Certificates in the course of its business as a broker-dealer. WCM may act as a principal or agent in such transactions. This supplement and the attached prospectus may be used by WCM and its successors in connection with such transactions. Such sales, if any, will be made at varying prices related to prevailing market prices at the time of sale.

                    Index of Terms for Prospectus Supplement

Accounts.............................................................       S-14
Accumulation Period Length...........................................       S-28
Accumulation Shortfall...............................................       S-36
Addition Date........................................................       S-29
Adjusted Investor Interest...........................................       S-27
Agreement............................................................       S-14
Available Investor Principal Collections.............................       S-28
Available Reserve Account Amount.....................................       S-40
Bank.................................................................       S-14
Bank Portfolio.......................................................       S-14
Base Rate............................................................       S-22
Class A Additional Interest..........................................       S-26
Class A Adjusted Investor Interest...................................       S-27
Class A Available Funds..............................................       S-26
Class A Certificate Rate.............................................       S-26
Class A Certificateholders...........................................       S-14
Class A Certificates.................................................       S-14
Class A Fixed Allocation.............................................       S-30
Class A Floating Allocation..........................................       S-29
Class A Investor Charge-Off..........................................       S-38
Class A Investor Default Amount......................................       S-37
Class A Investor Interest............................................ S-24, S-30
Class A Monthly Interest.............................................       S-33
Class A Monthly Principal............................................       S-35
Class A Required Amount..............................................       S-30
Class A Scheduled Payment Date.......................................       S-21
Class A Servicing Fee................................................       S-42
Class B Additional Interest..........................................       S-26
Class B Available Funds..............................................       S-26
Class B Certificate Rate.............................................       S-26
Class B Certificateholders...........................................       S-14
Class B Certificates.................................................       S-14
Class B Fixed Allocation.............................................       S-30
Class B Floating Allocation..........................................       S-29
Class B Investor Charge-Off..........................................       S-38
Class B Investor Default Amount......................................       S-37
Class B Investor Interest............................................ S-24, S-30
Class B Monthly Interest.............................................       S-33
Class B Monthly Principal............................................       S-35
Class B Required Amount..............................................       S-31
Class B Scheduled Payment Date.......................................       S-21
Class B Servicing Fee................................................       S-42
Closing Date.........................................................       S-25
Collateral Available Funds...........................................       S-33
Collateral Charge-Off................................................       S-38
Collateral Default Amount............................................       S-37
Collateral Fixed Allocation..........................................       S-30
Collateral Floating Allocation.......................................       S-29
Collateral Interest.................................................. S-14, S-30

Collateral Interest Holders..........................................       S-14
Collateral Interest Servicing Fee....................................       S-42
Collateral Monthly Interest..........................................       S-35
Collateral Monthly Principal.........................................       S-36
Collateral Rate......................................................       S-35
Controlled Accumulation Amount.......................................       S-36
Controlled Deposit Amount............................................       S-21
Cut-Off Date.........................................................       S-16
Default Amount.......................................................       S-37
Distribution Date....................................................       S-25
DOL..................................................................       S-43
ERISA................................................................       S-43
Excess Finance Charge Collections....................................       S-34
Excess Spread........................................................       S-33
Fixed Investor Percentage............................................       S-29
Floating Investor Percentage.........................................       S-29
Independent Investors................................................       S-43
Initial Collateral Interest..........................................       S-37
Investor Certificateholders..........................................       S-14
Investor Certificates................................................       S-14
Investor Default Amount..............................................       S-37
Investor Interest....................................................       S-24
Investor Servicing Fee...............................................       S-41
LIBOR................................................................       S-27
LIBOR Determination Date.............................................       S-26
Loan Agreement.......................................................       S-34
Minimum Aggregate Principal Receivables..............................       S-18
Minimum Transferor Amount............................................       S-18
Monthly Period.......................................................       S-18
Net Servicing Fee Rate...............................................       S-42
Parties in Interest..................................................       S-43
Pay Out Event........................................................ S-22, S-40
Plan Asset Regulation................................................       S-43
Plans................................................................       S-43
Pooling and Servicing Agreement......................................       S-14
Portfolio Yield......................................................       S-22
Principal Funding Account............................................ S-21, S-39
Principal Funding Account Balance....................................       S-21
Principal Funding Investment Proceeds................................       S-39
Principal Shortfalls.................................................       S-37
Rapid Amortization Period............................................       S-21
Rating Agency Condition..............................................       S-37
Reallocated Class B Principal Collections............................       S-32
Reallocated Collateral Principal Collections.........................       S-32
Reallocated Principal Collections....................................       S-32
Receivables..........................................................       S-14
Record Date..........................................................       S-25
Reference Banks......................................................       S-27
Removal Date.........................................................       S-29
Required Amounts.....................................................       S-31
Required Collateral Interest.........................................       S-37

Required Reserve Account Amount............................................ S-39
Reserve Account............................................................ S-39
Reserve Account Draw....................................................... S-26
Reserve Account Funding Date............................................... S-39
Revolving Period........................................................... S-27
Series 1999-1 Supplement................................................... S-14
Series 1999-1 Termination Date............................................. S-28
Servicer................................................................... S-14
Servicer Interchange....................................................... S-42
Servicing Fee.............................................................. S-42
Shared Principal Collections............................................... S-37
Telerate Page 3750......................................................... S-27
Transfer Date.............................................................. S-32
Transferor................................................................. S-14
Transferor Amount.......................................................... S-24
Transferor Interest........................................................ S-24
Transferor Participation................................................... S-25
Transferor Percentage...................................................... S-25
Trust I.................................................................... S-14
Trust I Portfolio.......................................................... S-18
Trustee.................................................................... S-14
Underwriters............................................................... S-45
Underwriting Agreement..................................................... S-45
Virginia Banks............................................................. S-15
Virginia Portfolios........................................................ S-15
Wachovia................................................................... S-14
WCM........................................................................ S-46
Wells Portfolio............................................................ S-15
WOSC....................................................................... S-14

                                                                        ANNEX I

                                 Other Series

   The Trust has previously issued one other Series that the Transferor anticipates will remain outstanding on the Closing Date. The table below sets forth the principal characteristics of such Series: Series 1995-1. For more specific information with respect to any Series, any prospective investor should contact the Servicer at (336) 732-7729. The Servicer will provide, without charge, to any prospective purchaser of the Class A Certificates, a copy of the Disclosure Documents for any previous publicly issued Series.

Series 1995-1

1. Class A Certificates
  Initial Invested Amount................. $446,250,000
  Certificate Rate........................ One Month LIBOR + 0.170%
  Controlled Accumulation Amount (subject
   to adjustment)......................... $37,187,500
  Commencement of Controlled Accumulation
   Period (subject to adjustment)......... September 30, 1999
  Annual Servicing Fee Percentage......... 2.0%
  Initial Collateral Invested Amount...... $10,000,000
  Other Enhancement....................... cash collateral account and subordination of Class B
                                           Certificates and collateral interest
  Expected Final Payment Date............. October 2000
  Scheduled Series Termination Date....... March 2003
  Series Issuance Date.................... October 17, 1995

2. Class B Certificates
  Initial Invested Amount................. $26,250,000
  Certificate Rate........................ One Month LIBOR + 0.275%
  Annual Servicing Fee Percentage......... Same as above for Class A
                                           Certificates
  Initial Collateral Invested Amount...... Same as above for Class A
                                           Certificates
  Other Enhancement....................... cash collateral account and subordination of the collateral
                                           interest
  Expected Final Payment Date............. November 2000
  Scheduled Series Termination Date....... Same as above for Class A
                                           Certificates
  Series Issuance Date.................... Same as above for Class A
                                           Certificates

                                     A-I-1

Prospectus

                       Wachovia Credit Card Master Trust

                           Asset Backed Certificates

     The First National Bank of Atlanta d/b/a Wachovia Bank Card Services

                            Transferor and Servicer

The Asset Backed Certificates (collectively, the "Certificates") described herein may be sold from time to time in one or more series (each, a "Series"), in amounts, at prices and on terms to be determined at the time of sale and which are set forth in a supplement to this Prospectus (a "Prospectus Supplement"). The Certificates of each Series will represent an undivided interest in a specified Wachovia Credit Card Master Trust (each, a "Trust"). A Trust formed pursuant to a pooling and servicing agreement between The First National Bank of Atlanta d/b/a/ Wachovia Bank Card Services ("Wachovia" or the "Bank"), as transferor and servicer, and The Bank of New York (Delaware), as trustee. Additional Trusts may be formed from time to time, each pursuant to a pooling and servicing agreement to be entered into between the Bank, as transferor and servicer, and a trustee identified in the Prospectus Supplement relating to the Series of Certificates representing interests in such Trust. The property of each Trust will include receivables (the "Receivables") generated from time to time in a portfolio of consumer revolving credit card accounts (the "Accounts"), all monies due or to become due in payment of the Receivables, all proceeds of the Receivables and proceeds of credit insurance policies relating to the Receivables, any enhancements and all monies on deposit in certain bank accounts of the Trust (including any Permitted Investments in which any such monies are invested) held in the Trust, as more fully described herein and, with respect to any Series offered hereby, in the related Prospectus Supplement. Certain capitalized terms used herein are defined elsewhere in this Prospectus. A listing of the pages on which such terms are defined is found in the "Index of Terms for Prospectus" beginning on page 71. The Bank initially will own the remaining undivided interest in each Trust not represented by the Certificates issued by such Trust and will service the related Receivables.

Each Series will consist of one or more classes of Certificates (each, a "Class"), one or more of which may be fixed rate certificates, floating rate certificates or other type of certificates, as specified in the related Prospectus Supplement. Each Certificate will represent an undivided interest in the related Trust and the interest of the Certificateholders of each Class or Series will include the right to receive a varying percentage of each month's collections with respect to the Receivables of such Trust at the times, in the manner and to the extent described herein and, with respect to any Series offered hereby, in the related Prospectus Supplement. Interest and principal payments with respect to each Series offered hereby will be made as specified in the related Prospectus Supplement. One or more Classes of a Series offered hereby may be entitled to the benefits of a cash collateral account or guaranty, a collateral interest, a letter of credit, a surety bond, an insurance policy or other form of Enhancement as specified in the Prospectus Supplement relating to such Series. In addition, any Series offered hereby may include one or more Classes which are subordinated in right and priority to payment of principal of, and/or interest on, one or more other Classes of such Series or another Series, in each case to the extent described in the related Prospectus Supplement. Each Series of Certificates or Class thereof offered hereby will be rated in one of the four highest rating categories by at least one nationally recognized rating organization.

While the specific terms of any Series in respect of which this Prospectus is being delivered are described in the related Prospectus Supplement, the terms of such Series are not subject to prior review by, or consent of, the Certificateholders of any previously issued Series.

 Potential investors should consider, among other things, the information set forth in "Risk
                     Factors" beginning on page 20 herein.

THE CERTIFICATES WILL REPRESENT INTERESTS IN THE RELATED TRUSTS ONLY AND WILL NOT REPRESENT INTERESTS IN OR RECOURSE OBLIGATIONS OF THE FIRST NATIONAL BANK OF ATLANTA D/B/A WACHOVIA BANK CARD SERVICES OR ANY AFFILIATE THEREOF. A CERTIFICATE IS NOT A DEPOSIT AND NEITHER THE CERTIFICATES NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Certificates may be sold by the Bank directly to purchasers, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. If underwriters or agents are involved in the offering of the Certificates of any Series offered hereby, the name of the managing underwriter or underwriters or agents is set forth in the related Prospectus Supplement. If an underwriter, agent or dealer is involved in the offering of the Certificates of any Series offered hereby, the underwriter's discount, agent's commission or dealer's purchase price is set forth in, or may be calculated from, the related Prospectus Supplement, and the net proceeds to the Bank from such offering will be the public offering price of such Certificates less such discount in the case of an underwriter, the purchase price of such Certificates less such commission in the case of an agent or the purchase price of such Certificates in the case of a dealer, and less, in each case, the other expenses of the Bank associated with the issuance and distribution of such Certificates. See "Plan of Distribution".

This Prospectus may not be used to consummate sales of any Series of Certificates unless accompanied by the related Prospectus Supplement.

                The date of this Prospectus is March 12, 1999.

                               TABLE OF CONTENTS

                                   Prospectus

PROSPECTUS SUPPLEMENT................   3
REPORTS TO CERTIFICATEHOLDERS........   3
AVAILABLE INFORMATION................   3
INCORPORATION OF CERTAIN DOCUMENTS
 BY REFERENCE........................   4
PROSPECTUS SUMMARY...................   5
RISK FACTORS.........................  20
  Limited Liquidity..................  20
  Certain Legal Aspects..............  20
  Transferor's Ability to Change
   Terms of the Receivables..........  22
  Effects of Consumer Protection
   Laws..............................  22
  Competition in the Credit Card
   Industry..........................  23
  Timing of Payments and Maturity....  23
  Pre-Funding Account................  23
  Effect of Subordination............  23
  Certificate Rating.................  24
  Limited Credit Enhancement.........  24
  Basis Risk.........................  24
  Master Trust Consideration.........  25
  Effect of Addition of Trust Assets
   on Credit Quality.................  25
  Control of Action Under Agreement..  25
  Social, Legal and Economic
   Factors...........................  25
  Effects of Book-Entry
   Registration......................  26
THE TRUSTS...........................  26
WACHOVIA'S CREDIT CARD ACTIVITIES....  26
  General............................  26
  Acquisition and Use of Credit Card
   Accounts..........................  26
  Description of Wachovia Operational
   Services Corporation..............  27
  Interchange........................  27
THE RECEIVABLES......................  28
MATURITY CONSIDERATIONS..............  28
USE OF PROCEEDS......................  28
WACHOVIA AND WACHOVIA CORPORATION....  29
  General............................  29
  Year 2000 Compliance...............  29
DESCRIPTION OF THE CERTIFICATES......  30
  General............................  31
  Book-Entry Registration............  32
  Definitive Certificates............  35
  Interest Payments..................  36
  Principal Payments.................  36
  Transfer and Assignment of
   Receivables.......................  37
  Exchanges..........................  37
  Representations and Warranties.....  38
  Addition of Trust Assets...........  40
  Removal of Accounts................  42
  Collection and Other Servicing
   Procedures........................  42
  Discount Option....................  43

  Trust Accounts....................  43
  Funding Period....................  44
  Investor Percentage and Transferor
   Percentage.......................  44
  Application of Collections........  45
  Shared Excess Finance Charge
   Collections......................  46
  Excess Funding Account............  46
  Shared Principal Collections......  47
  Paired Series.....................  47
  Defaulted Receivables; Rebates and
   Fraudulent Charges; Investor
   Charge-Offs......................  47
  Defeasance........................  48
  Final Payment of Principal;
   Termination......................  48
  Pay Out Events....................  49
  Servicing Compensation and Payment
   of Expenses......................  50
  Certain Matters Regarding the
   Transferor and the Servicer......  50
  Servicer Default..................  51
  Reports to Certificateholders.....  52
  Evidence as to Compliance.........  53
  Amendments........................  53
  List of Certificateholders........  54
  The Trustee.......................  54
CREDIT ENHANCEMENT..................  54
  General...........................  54
  Subordination.....................  55
  Cash Collateral Guaranty or
   Account..........................  55
  Collateral Interest...............  56
  Letter of Credit..................  56
  Surety Bond or Insurance Policy...  56
  Spread Account....................  56
  Reserve Account...................  56
CERTAIN LEGAL ASPECTS OF THE
 RECEIVABLES........................  57
  Transfer of Receivables...........  57
  Certain Matters Relating to
   Receivership.....................  57
  Consumer Protection Laws..........  59
  Industry Litigation...............  60
CERTAIN U.S. FEDERAL INCOME TAX
 CONSEQUENCES.......................  60
  General...........................  60
  Characterization of the
   Certificates as Indebtedness.....  60
  Taxation of Interest Income of
   Certificateholders...............  61
  Sale or Other Disposition of a
   Certificate......................  62
  Tax Characterization of the
   Trust............................  63
  FASIT Legislation.................  64
  Foreign Investors.................  64
STATE AND LOCAL TAXATION............  66
EMPLOYEE BENEFIT PLAN
 CONSIDERATIONS.....................  67
PLAN OF DISTRIBUTION................  69
LEGAL MATTERS.......................  70
INDEX OF TERMS FOR PROSPECTUS.......  71
ANNEX I: Global Clearance,
   Settlement and Tax Documentation
   Procedures....................... A-1

                             PROSPECTUS SUPPLEMENT

   The Prospectus Supplement relating to a Series to be offered thereby and hereby, among other things, sets forth with respect to such Series: (a) the initial aggregate principal amount of each Class of such Series; (b) the Certificate interest rate (or method for determining it) of each Class of such Series; (c) certain information concerning the Receivables allocated to such Series; (d) the expected date or dates on which the principal amount of the Certificates will be paid to holders of each Class of Certificates (the "Certificateholders"); (e) the extent to which any Class within a Series is subordinated to any other Class of such Series or any other Series; (f) the identity of each Class of floating rate Certificates and fixed rate Certificates included in such Series, if any, or such other type of Class of Certificates; (g) the Distribution Dates for the respective Classes; (h) relevant financial information with respect to the Receivables; (i) additional information with respect to any Enhancement relating to such Series; and (j) the plan of distribution of such Series.

                         REPORTS TO CERTIFICATEHOLDERS

   Unless and until Definitive Certificates are issued, monthly and annual reports, containing information concerning each Trust and prepared by the Servicer, will be sent on behalf of such Trust to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the related Certificates, pursuant to the related Agreement. See "Description of the Certificates--Book-Entry Registration," "--Reports to Certificateholders" and "--Evidence as to Compliance." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Transferor does not intend to send any of its financial reports to Certificateholders or to the owners of beneficial interests in the Certificates ("Certificate Owners"). The Servicer will file with the Securities and Exchange Commission (the "Commission") such periodic reports with respect to each Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                             AVAILABLE INFORMATION

   This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to the Registration Statement (including any amendments thereof and exhibits thereto) and any reports and other documents incorporated herein by reference as described below under "Incorporation of Certain Documents by Reference," which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Web site at "http://www.sec.gov" that contains information regarding registrants that file electronically with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   All reports and other documents filed by the Servicer, on behalf of each Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus and to be part hereof. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   The Servicer will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Investor Relations, Wachovia Corporation, 100 North Main Street, Winston-Salem, North Carolina 27150-3099, telephone number
(336) 732-5432.

                               PROSPECTUS SUMMARY

The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the accompanying Prospectus Supplement. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus and in the accompanying Prospectus Supplement. A listing of the pages on which such terms are defined is found in the "Index of Terms for Prospectus" beginning on page 71. Unless the context requires otherwise, capitalized terms used in this Prospectus and in the accompanying Prospectus Supplement refer only to the particular Series being offered by such Prospectus Supplement.

Type of Securities..........  Asset Backed Certificates (the
                               "Certificates") evidencing an undivided
                               interest in the assets of a Wachovia Credit
                               Card Master Trust (each, a "Trust") may be issued from time to time in one or more series (each, a "Series") which will consist of one or more classes of Certificates (each, a "Class").

Trusts......................  A Trust ("Trust I") has been formed pursuant to a pooling and servicing agreement (the
                               "Agreement") between The First National Bank of Atlanta d/b/a/ Wachovia Bank Card Services ("Wachovia" or the "Bank"), as transferor (in such capacity, the "Transferor") and servicer (in such capacity, the "Servicer"), and The Bank of New York (Delaware), as trustee. Additional Trusts (each such Trust, a "New Trust") may be formed from time to time, each pursuant to a pooling and servicing agreement (each such agreement, a "New Agreement," and each New Agreement and the Agreement, an "Agreement") to be entered into between the Bank, as transferor and servicer, and a trustee to be identified in the Prospectus Supplement relating to the Series of Certificates representing interests in such Trust (each trustee under an Agreement, a "Trustee"). Trust I and each New Trust will be created as a master trust under which one or more Series will be issued pursuant to a series supplement to the related Agreement (a "Series Supplement"). A Series issued by a Trust may be offered pursuant to this Prospectus, or may be offered pursuant to another disclosure document in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). Each Prospectus Supplement identifies the related Trust and all Series previously issued by such Trust.

Trust Assets................  The assets of Trust I and each New Trust will include receivables (the "Receivables")
                               arising under certain MasterCard(R) and
                               VISA(R) revolving credit card accounts (the
                               "Accounts"), including any Additional
                               Accounts following their designation and any Automatic Additional Accounts following their creation, selected from the portfolio of MasterCard and VISA accounts owned by the Bank (the "Bank Portfolio") and all monies due or to become due in payment of the Receivables, all proceeds of the Receivables and proceeds of credit insurance policies relating to the Receivables, and may include the right to receive Interchange, if any, allocable to the Certificates of a Series and all monies on deposit in certain bank accounts of the Trust (including any Permitted Investments in which any such monies are invested, but excluding investment earnings on such amounts unless otherwise specified in the related Prospectus Supplement), and any Enhancement with respect to any particular Series or Class, as described in the related Prospectus Supplement. See "The Receivables" and "Description of the Certificates-- Addition of Trust Assets." "Interchange" consists of certain fees received by the Bank from VISA and MasterCard as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. The term "Enhancement" means, with respect to any Series or Class thereof, any Credit Enhancement, guaranteed rate agreement, maturity liquidity facility, interest rate cap agreement, interest rate swap agreement or other similar arrangement for the benefit of the Certificateholders of such Series or Class. The term "Credit Enhancement" means, with respect to any Series or Class thereof, any cash collateral guaranty or account, collateral interest, letter of credit, surety bond, insurance policy, spread account, reserve account or other similar arrangement for the benefit of the Certificateholders of such Series or Class. Credit Enhancement may also take the form of subordination of one or more Classes of a Series to any other Class or Classes of a Series or a cross-support feature which requires collections on Receivables of one Series to be paid as principal and/or interest with respect to another Series.

Certificate Interest and      Each Series of Certificates will represent an
Principal...................   undivided interest in the assets of the
                               related Trust. Each Certificate of a Series will represent the right to receive payments of (i) interest at the specified rate or rates per annum (each, a "Certificate
                               Rate"), which may be fixed, floating or
                               other type of rate and (ii) payments of
                               principal during the Controlled Amortization
                               Period, the Principal Amortization Period, or, under certain limited circumstances, the Rapid Amortization Period (each, an
                               "Amortization Period"), or on Scheduled
                               Payment Dates, in which case such Series will have a Controlled Accumulation Period and, under certain limited circumstances if so specified in the related Prospectus
                               Supplement, a Rapid Accumulation Period
                               (each, an "Accumulation Period"), as well as, under certain limited circumstances, a Rapid Amortization Period, all as specified in the related Prospectus Supplement.

                               Each Series of Certificates will consist of one or more Classes, one or more of which may be senior Certificates ("Senior Certificates") and one or more of which may be subordinated Certificates ("Subordinated Certificates"). Each Class of a Series may evidence the right to receive a specified portion of each distribution of principal or interest or both. The Certificates of a Class may also differ from Certificates of other Classes of the same Series in, among other things, the amounts allocated to principal payments, priority of payments, payment dates, maturity, interest rates, interest rate computation and availability and form of Enhancement.

                               The assets of each Trust will be allocated among the Certificateholders of each Series of such Trust and the holder of the Transferor Certificate of such Trust and, in certain circumstances, the related Credit Enhancement Provider. With respect to a Trust, the aggregate principal amount of the interest of the Certificateholders of a Series in such Trust is referred to herein as the "Investor Interest" and is based on the aggregate amount of the Principal Receivables in such Trust allocated to such Series. If specified in any Prospectus Supplement, the term "Investor Interest" with respect to the related Series includes the Collateral Interest with respect to such Series. The aggregate principal amount of the interest represented by the Transferor Certificate in a Trust is referred to herein as the "Transferor Amount," and is based on the sum of the aggregate amount of Principal Receivables in such Trust not allocated to the Certificateholders or any Credit Enhancement Provider with respect to such Trust and the principal amount, if any, on deposit in the Excess Funding Account for such Trust. On the initial Closing Date for Trust I, the Transferor set a participation interest in the Trust I Transferor Certificate (the "Transferor Participation") to its affiliate, Wachovia Bank, N.A. ("WBNA"). See "Description of the Certificates--General."

                               The Certificateholders of each Series will have the right to receive (but only to the extent needed to make required payments under the related Agreement and the related Series Supplement and subject to any reallocation of such amounts if the related Series Supplement so provides) varying percentages of the collections of Finance Charge Receivables and Principal Receivables for each month and will be allocated a varying percentage of the amount of Receivables in Accounts which were written off as uncollectible by the Servicer ("Defaulted Accounts") for such month (each such percentage, an "Investor Percentage"). The related Prospectus Supplement specifies the Investor Percentages with respect to the allocation of collections of Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts during the Revolving Period, any Amortization Period and any Accumulation Period, as applicable. If the Certificates of a Series offered hereby include more than one Class of Certificates, the assets of the related Trust allocable to the Certificates of such Series may be further allocated among each Class in such Series as described in the related Prospectus Supplement. See "Description of the Certificates--Investor Percentage and Transferor Percentage."

Receivables.................  The Receivables held in each Trust will arise in Accounts selected from the Bank Portfolio based on criteria provided in the related Agreement and described in the related Prospectus Supplement as applied initially on the date (the "Cut-Off Date") specified in the related Prospectus Supplement and, with respect to certain Additional Accounts and Automatic Additional Accounts, if any, on subsequent dates.

                               The Receivables will consist of amounts
                               charged by cardholders for goods and
                               services and cash advances (the "Principal
                               Receivables"), plus the related periodic finance charges and amounts charged to the Accounts in respect of certain credit card fees (the "Finance Charge Receivables"); provided, however, that if the Transferor exercises the Discount Option (as defined herein) with respect to a Trust, an amount equal to the product of the Discount Percentage and the amount of Receivables arising in the related Accounts on and after the date such option is exercised that otherwise would be Principal Receivables will be treated as Finance Charge Receivables. See "Description of the Certificates--Discount Option." In addition, if so specified in the related Prospectus Supplement, certain amounts of Interchange attributed to cardholder charges for goods and services in the Accounts may be allocated to the Certificates of a Series or any Class thereof and treated as collections of Finance Charge Receivables for purposes of such Series or Class thereof or may be applied in some other manner as described in the related Prospectus Supplement. See "Wachovia's Credit Card Activities-- Interchange."

                               During the term of each Trust, all new
                               Receivables arising in the Accounts relating to such Trust will be transferred automatically to such Trust by the Transferor. The total amount of Receivables in any Trust will fluctuate from day to day, because the amount of new Receivables arising in the Accounts and the amount of payments collected on existing Receivables usually differ each day. It will not be required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the presence or absence of defects, compliance with the Transferor's representations and warranties or for any other purpose.

                               Pursuant to each Agreement, the Transferor will have the right (subject to certain limitations and conditions), and in some circumstances, such as the maintenance of the Transferor Amount at a specified minimum level (the "Minimum Transferor Amount"), will be obligated, to designate additional eligible revolving credit card accounts to be included as Additional Accounts and to convey to the related Trust all of the Receivables in the Additional Accounts, whether such Receivables are then existing or thereafter created or to designate Participations to be included in the related Trust in lieu thereof or in addition thereto. See "Description of the Certificates--Addition of Trust Assets."

                               Pursuant to each Agreement, the Transferor will have the right (subject to certain limitations and conditions) to designate certain Accounts and to accept the reconveyance of all the Receivables in such Accounts (the "Removed Accounts"), whether such Receivables are then existing or thereafter created. See "Description of the Certificates--Removal of Accounts."

Exchanges...................  The Agreement and each New Agreement will authorize the related Trustee to issue two types of certificates: (i) one or more Series of Certificates that will be transferable and have the characteristics described below and (ii) a certificate that evidences the Transferor's interest in the Trust (the "Transferor Certificate"), which will be transferable only as provided in the related Agreement. Pursuant to any one or more Series Supplements to the related Agreement, the holder of the Transferor Certificate may tender the Transferor Certificate or, if provided in the relevant Series Supplement, Certificates representing any Series (which may include Series offered pursuant to this Prospectus) issued by such Trust and the Transferor Certificate, to the Trustee in exchange for one or more new Series (which may include Series offered pursuant to this Prospectus) and a reissued Transferor Certificate (any such tender, an "Exchange"). Any such Series may be offered to the public or other investors under a prospectus or other disclosure document (a "Disclosure Document") in offerings pursuant to this Prospectus or in transactions either registered under the Securities Act or exempt from registration thereunder, directly or through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. See "Description of the Certificates--Exchanges."

Denominations...............  Beneficial interests in the Certificates will be offered for purchase in denominations of $1,000 and integral multiples thereof or such other denominations specified in the Prospectus Supplement.

Registration of               The Certificates of each Series offered
Certificates................   hereby initially will be represented by
                               Certificates registered in the name of Cede, as the nominee of DTC. No Certificate Owner will be entitled to receive a definitive certificate representing such person's interest, except in the event that Certificates in fully registered, certificated form ("Definitive
                               Certificates") are issued under the limited circumstances described herein. See
                               "Description of the Certificates--Definitive
                               Certificates."

Clearance and Settlement....  Unless otherwise provided in the related
                               Prospectus Supplement, Certificate Owners of each Series offered hereby may elect to hold their Certificates through any of DTC (in the United States) or Cedelbank or Euroclear (in Europe). Transfers within DTC, Cedelbank or Euroclear, as the case may be, will be made in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedelbank or Euroclear, on the other, will be effected in DTC through the relevant Depositories of Cedelbank or Euroclear. See "Description of the Certificates--Book-Entry Registration."

Transferor and Servicer.....  The First National Bank of Atlanta d/b/a
                               Wachovia Bank Card Services. The principal executive offices of the Bank are located at New Castle, Delaware, telephone number (302) 323-2359. The Bank is a wholly-owned subsidiary of Wachovia Corporation (the "Corporation"). See "Wachovia and Wachovia Corporation." In certain limited circumstances, the Bank as Servicer may resign or be removed, in which event the Trustee or a third party servicer may be appointed as successor servicer (the Bank, or any such successor servicer, is referred to herein as the "Servicer").

Collections.................  Except in circumstances specified in the related Prospectus Supplement, the Servicer will deposit all collections of Receivables in an account required to be established for such purpose by the related Agreement (the "Collection Account"). All amounts deposited in the Collection Account with respect to a Trust will be allocated by the Servicer between amounts collected on Principal Receivables and amounts collected on Finance Charge Receivables. If so specified in the related Prospectus Supplement, Principal Receivables and/or Finance Charge Receivables may be otherwise characterized. See "Description of the Certificates-- Discount Option." All such amounts will then be allocated in accordance with the respective interests of the
                               Certificateholders of each Series of
                               Certificates or Class thereof and the holder of the Transferor Certificate and, in certain circumstances, certain providers of Enhancement. See "Description of the Certificates--Investor Percentage and
                               Transferor Percentage."

Interest Payments...........  Interest on each Series of Certificates or
                               Class thereof for each accrual period (each, an "Interest Period") specified in the related Prospectus Supplement will be distributed in the amounts and on the dates (which may be monthly, quarterly, semiannually or otherwise as specified in the related Prospectus Supplement) (each, a "Distribution Date") specified in the related Prospectus Supplement. Interest payments on each Distribution Date will be funded from collections of Finance Charge Receivables allocated to the Investor Interest during the preceding monthly period or periods (each, a "Monthly Period"), as described in the related Prospectus Supplement, and may be funded from certain investment earnings on funds in certain accounts of the related Trust and from any applicable Enhancement, if necessary, or certain other amounts as specified in the related Prospectus

                               Supplement. If the Distribution Dates for payment of interest for a Series or Class occur less frequently than monthly, such collections or other amounts allocable to such Series or Class will be deposited in one or more trust accounts or held by the Servicer pending distribution to the Certificateholders of such Series or Class, all as described in the related Prospectus Supplement. See "Description of the Certificates--Application of Collections,"
                               "--Shared Excess Finance Charge
                               Collections," "Credit Enhancement" and "Risk
                               Factors--Limited Credit Enhancement."

Revolving Period............  Unless otherwise specified in the related
                               Prospectus Supplement, with respect to each Series and any Class thereof, no principal will be payable to Certificateholders until the Principal Commencement Date or the Scheduled Payment Date with respect to such Series or Class, as described below. For the period beginning on the date of issuance of the related Series (the "Closing Date") and ending with the commencement of an Amortization Period or an Accumulation Period (the "Revolving Period"), collections of Principal Receivables otherwise allocable to the Investor Interest will, subject to certain limitations, be paid to the holder of the Transferor Certificate or deposited in the Excess Funding Account for such Trust or, under certain circumstances and if so specified in the related Prospectus Supplement, treated as Shared Principal Collections and paid to the holders of other Series of Certificates issued by such Trust, as described herein and in the related Prospectus Supplement. See "Description of the Certificates--Pay Out Events" for a discussion of the events which might lead to early termination of the Revolving Period.

Principal Payments..........  The principal of the Certificates of each
                               Series offered hereby will be scheduled to be paid either in installments commencing on a date specified in the related Prospectus Supplement (the "Principal Commencement Date"), in which case such Series will have either a Controlled Amortization Period or a Principal Amortization Period, as described below, or on an expected date specified in, or determined in the manner specified in, the related Prospectus Supplement (the "Scheduled Payment Date"), in which case such Series will have an Accumulation Period, as described below. If a Series has more than one Class of Certificates, a different method of paying principal, Principal Commencement Date or Scheduled Payment Date may be assigned to each Class. The payment of principal with respect to the Certificates of a Series or Class may commence earlier than the applicable Principal Commencement Date or Scheduled Payment Date, and the final principal payment with respect to the Certificates of a Series or Class may be made later than the applicable expected payment date, Scheduled Payment Date or other expected date, if a Pay Out Event occurs and the Rapid

                               Amortization Period commences with respect to such Series or Class or under certain other circumstances described herein or in the related Prospectus Supplement. See "Description of the Certificates--Principal Payments."

Controlled Amortization       If the Prospectus Supplement relating to a
Period......................   Series so specifies, unless a Rapid
                               Amortization Period with respect to such Series commences, the Certificates of such Series or any Class thereof will have an amortization period (the "Controlled
                               Amortization Period") during which
                               collections of Principal Receivables
                               allocable to the Investor Interest of such Series (and certain other amounts if so specified in the related Prospectus
                               Supplement) will be used on each
                               Distribution Date to make principal
                               distributions in scheduled amounts to the Certificateholders of such Series or any Class of such Series then scheduled to receive such distributions. The amount to be distributed on any Distribution Date during the Controlled Amortization Period will be limited to an amount (the "Controlled
                               Distribution Amount") equal to an amount specified in the related Prospectus
                               Supplement (the "Controlled Amortization
                               Amount") plus any existing deficit
                               controlled amortization amount arising from prior Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a separate Controlled
                               Amortization Amount. In addition, the
                               related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions. The
                               Controlled Amortization Period will commence at the close of business on a date specified in the related Prospectus Supplement and continue until the earliest of (a) the commencement of the Rapid Amortization
                               Period, (b) payment in full of the Investor
                               Interest of the Certificates of such Series or Class and, if so specified in the related
                               Prospectus Supplement, of the Collateral
                               Interest, if any, with respect to such
                               Series, and (c) the Series Termination Date with respect to such Series.

Principal Amortization        If the Prospectus Supplement relating to a
Period......................   Series so specifies, unless a Rapid
                               Amortization Period with respect to such Series commences, the Certificates of such Series or any Class thereof will have an amortization period (the "Principal
                               Amortization Period") during which
                               collections of Principal Receivables
                               allocable to the Investor Interest of such Series (and certain other amounts if so specified in the related Prospectus
                               Supplement) will be used on each
                               Distribution Date to make principal
                               distributions to the Certificateholders of such Series or any Class of such Series then scheduled to receive such distributions. If a Series has more than one Class of Certificates, the related Prospectus
                               Supplement may describe certain priorities among such Classes with respect to such distributions. The Principal Amortization
                               Period will commence at the close of
                               business on a date specified in the related
                               Prospectus Supplement and continue until the earliest of

                               (a) the commencement of the Rapid
                               Amortization Period, (b) payment in full of the Investor Interest of the Certificates of such Series or Class and, if so specified in the related Prospectus Supplement, of the Collateral Interest, if any, with respect to such Series, and (c) the Series Termination Date with respect to such Series.

Controlled Accumulation       If the Prospectus Supplement relating to a
Period......................   Series so specifies, unless a Rapid
                               Amortization Period or, if so specified in the related Prospectus Supplement, a Rapid
                               Accumulation Period with respect to such Series commences, the Certificates of such Series or any Class thereof will have an accumulation period (the "Controlled
                               Accumulation Period") during which
                               collections of Principal Receivables
                               allocable to the Investor Interest of such Series (and certain other amounts if so specified in the related Prospectus
                               Supplement) will be deposited on the
                               business day immediately prior to each
                               Distribution Date or other business day
                               specified in the related Prospectus
                               Supplement (each, a "Transfer Date") in a trust account established for the benefit of the Certificateholders of such Series or Class (a "Principal Funding Account") and used to make distributions of principal to the Certificateholders of such Series or Class on the Scheduled Payment Date. The amount to be deposited in the Principal
                               Funding Account on any Transfer Date will be limited to an amount (the "Controlled
                               Deposit Amount") equal to an amount
                               specified in the related Prospectus
                               Supplement (the "Controlled Accumulation
                               Amount") plus any deficit Controlled
                               Accumulation Amount arising from prior
                               Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a separate Principal Funding
                               Account and Controlled Accumulation Amount.
                               In addition, the related Prospectus
                               Supplement may describe certain priorities among such Classes with respect to deposits of principal into such Principal Funding
                               Accounts. The Controlled Accumulation Period will commence at the close of business on a date specified in or determined in the manner specified in the related Prospectus
                               Supplement and continue until the earliest of (a) the commencement of the Rapid
                               Amortization Period or, if so specified in the related Prospectus Supplement, the Rapid
                               Accumulation Period, (b) payment in full of the Investor Interest of the Certificates of such Series or Class and, if so specified in the related Prospectus Supplement, of the Collateral Interest, if any, with respect to such Series and (c) the Series Termination
                               Date with respect to such Series.

                               Funds on deposit in any Principal Funding
                               Account may be invested in Permitted
                               Investments or subject to a guaranteed rate or investment contract or other arrangement intended to assure a minimum rate of return on the investment of such funds. Investment earnings on such funds may be applied to pay interest on the related Series of Certificates. In order to enhance the likelihood of payment in full of principal at the end of an Accumulation Period with respect to a Series of Certificates, such Series or any Class thereof may be subject to a principal payment guaranty or other similar arrangement.

Rapid Accumulation Period...  If so specified and under the conditions set forth in the Prospectus Supplement relating to a Series having a Controlled Accumulation Period, during the period from the day on which a Pay Out Event has occurred until the earliest of (a) the commencement of the Rapid Amortization Period, (b) payment in full of the Investor Interest of the Certificates of such Series and, if so specified in the related Prospectus Supplement, of the Collateral Interest, if any, with respect to such Series and (c) the related Series Termination Date (the "Rapid Accumulation Period"), collections of Principal Receivables allocable to the Investor Interest of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be deposited on each Transfer Date in the Principal Funding Account and used to make distributions of principal to the Certificateholders of such Series or Class on the Scheduled Payment Date. The amount to be deposited in the Principal Funding Account during the Rapid Accumulation Period will not be limited to the Controlled Deposit Amount. The Rapid Accumulation Period is intended to result in the fastest possible accumulation of funds available to make principal distributions to Certificateholders of a Series following a Pay Out Event with respect to such Series in order to better assure the repayment of principal to such Certificateholders. The term "Pay Out Event" with respect to a Series of Certificates issued by a Trust means any of the events identified as such in the related Prospectus Supplement and any of the following: (a) certain events of insolvency, receivership or bankruptcy relating to the Transferor and any other holder of an interest in the Transferor Certificate (including any Transferor Participation), (b) the Transferor being unable for any reason to transfer Receivables to such Trust in accordance with the provisions of the related Agreement or
                               (c) such Trust becoming subject to
                               regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended. See "Description of the Certificates--Pay Out Events" for a discussion of the events which might lead to commencement of a Rapid Accumulation Period.

                               During the Rapid Accumulation Period, funds on deposit in any Principal Funding Account may be invested in Permitted Investments or subject to a guaranteed rate or investment contract or other arrangement intended to assure a minimum return on the investment of such funds. Investment earnings on such funds may be applied to pay interest on the related Series of Certificates or make other payments as specified in the related Prospectus

                               Supplement. In order to enhance the likelihood of payment in full of principal at the end of the Rapid Accumulation Period with respect to a Series of Certificates, such Series or any Class thereof may be subject to a principal payment guaranty or other similar arrangement.

Rapid Amortization            During the period from the day on which a Pay
Period......................   Out Event has occurred with respect to a
                               Series or, if so specified in the Prospectus
                               Supplement relating to a Series with a
                               Controlled Accumulation Period, from such time specified in the related Prospectus
                               Supplement after a Pay Out Event has
                               occurred and the Rapid Accumulation Period has commenced, to the earlier of (a) the date on which the Investor Interest of the Certificates of such Series and the Collateral Interest or the Enhancement
                               Invested Amount, if any, with respect to such Series have been paid in full and (b) the related Series Termination Date (the
                               "Rapid Amortization Period"), collections of
                               Principal Receivables allocable to the
                               Investor Interest of such Series (and
                               certain other amounts if so specified in the related Prospectus Supplement) will be distributed as principal payments to the Certificateholders of such Series and, in certain circumstances, to the Credit
                               Enhancement Provider, monthly on each
                               Distribution Date with respect to such
                               Series in the manner and order of priority set forth in the related Prospectus
                               Supplement. During the Rapid Amortization
                               Period with respect to a Series,
                               distributions of principal will not be
                               limited by any Controlled Deposit Amount or Controlled Distribution Amount. In addition, upon the commencement of the Rapid
                               Amortization Period with respect to a
                               Series, any funds on deposit in a Principal
                               Funding Account with respect to such Series or any Class thereof will be paid to the Certificateholders of such Series or Class on the first Distribution Date in the Rapid
                               Amortization Period. The Rapid Amortization
                               Period is intended to result in the fastest possible distribution of principal to
                               Certificateholders of a Series following a Pay Out Event with respect to such Series in order to better assure the repayment of principal to such Certificateholders. See
                               "Description of the Certificates--Pay Out
                               Events" for a discussion of the events which might lead to commencement of a Rapid
                               Amortization Period.

Shared Excess Finance
Charge Collections..........
                              Any Series offered hereby may be included in
                               a group of Series (a "Group"). If so
                               specified in the related Prospectus
                               Supplement, the Certificateholders of a
                               Series within a Group or any Class thereof may be entitled to receive all or a portion of Excess Finance Charge Collections with respect to another Series or Class thereof within such Group to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to such Series or Class. See "Description of the Certificates-- Application of Collections," "--Shared Excess

                               Finance Charge Collections," and "--
                               Defaulted Receivables; Rebates and
                               Fraudulent Charges; Investor Charge-Offs."

Excess Funding Account......  If on any date the Transferor Amount is less than the Minimum Transferor Amount, the
                               Servicer will not distribute to the holder of the Transferor Certificate any collections of Principal Receivables that otherwise would be so distributed, but will instead deposit such funds in an account required to be established for such purpose by the related Agreement (the "Excess Funding Account"). Funds on deposit in the Excess Funding Account will be withdrawn and paid to the holder of the Transferor Certificate on any date to the extent that the Transferor Amount exceeds the Minimum Transferor Amount on such date; provided, however, that if a Controlled Accumulation Period, Controlled Amortization Period, Principal Amortization Period, Rapid Amortization Period or Rapid Accumulation Period commences with respect to any Series in a Group entitled to the benefits of Shared Principal Collections, any funds on deposit in the Excess Funding Account not released to the holder of the Transferor Certificate will be treated as Shared Principal Collections to the extent needed to cover principal payments due to or for the benefit of such Series, if the Series Supplement with respect to such Series so provides. See "Description of the Certificates--Excess Funding Account."

Shared Principal              If so specified in the related Prospectus
Collections.................   Supplement, to the extent that collections
                               of Principal Receivables that are allocated to the Investor Interest of any Series are not needed to make payments or deposits with respect to such Series, such collections
                               ("Shared Principal Collections") will be applied to cover principal payments due to or for the benefit of Certificateholders of another Series. If so specified in the related Prospectus Supplement, the allocation of Shared Principal Collections may be among Series within a Group. Any such reallocation will not result in a reduction in the Investor Interest of the Series to which such collections were initially allocated.

Paired Series...............  If so specified in the Prospectus Supplement relating to a Series, such Series may be paired with another Series (each, a "Paired Series"), such that a reduction in the Investor Interest of one such Series results in an increase in the Investor Interest of the other such Series. See "Description of the Certificates--Paired Series."

Funding Period..............  The Prospectus Supplement relating to a
                               Series of Certificates may specify that for a period beginning on the Closing Date and ending on a specified date before the commencement of an Amortization Period or Accumulation Period with respect to such Series (the "Funding Period"), which period is expected to be less than a year, the aggregate amount of Principal Receivables in the related Trust allocable to such Series may be less than the aggregate principal amount of the Certificates of such Series and that the amount of such deficiency (the "Pre-Funding Amount") will be held in a trust account established with the related Trustee for the benefit of Certificateholders of such Series (the "Pre-Funding Account") pending the transfer of additional Principal Receivables to the Trust or pending the reduction of the Investor Interests of other Series issued by the related Trust. The Pre-Funded Amount may be up to 100% of the principal amount of the Certificates of a Series. The related Prospectus Supplement specifies the initial Investor Interest on the Closing Date with respect to such a Series, the aggregate principal amount of the Certificates of such Series (the "Full Investor Interest") and the date by which the Investor Interest is expected to equal the Full Investor Interest. The Investor Interest will increase as Principal Receivables are added to the related Trust or as the Investor Interests of other Series of the related Trust are reduced.

                               During the Funding Period, funds on deposit in the Pre-Funding Account for a Series of Certificates will be withdrawn and paid to the holder of the Transferor Certificate to the extent of any increases in the Investor Interest. In the event that the Investor Interest does not for any reason equal the Full Investor Interest by the end of the Funding Period, any amount remaining in the Pre-Funding Account will be payable to the Certificateholders of such Series in a manner and at such time as set forth in the related Prospectus Supplement. Such payment will reduce the aggregate principal amount of such Certificates. In addition, a prepayment premium or penalty or similar amount may be payable to Certificateholders of such Series, if specified in the related Prospectus Supplement.

                               If so specified in the related Prospectus
                               Supplement, funds on deposit in the Pre-Funding Account may be invested in Permitted Investments or subject to a guaranteed rate or investment agreement or other similar arrangement, and investment earnings and any applicable payment under any such investment arrangement will be applied to pay interest on the Certificates of such Series. See "Description of the Certificates--Funding Period."

Credit Enhancement..........  Credit Enhancement with respect to a Series or any Class thereof may be provided in the form or forms of subordination, a cash collateral account or guaranty, a collateral interest, a letter of credit, a surety bond, an insurance policy, a spread account, a reserve account or other form of support as specified in the related Prospectus Supplement. Credit Enhancement may also be provided to a Class or Classes of different Series by a cross-support feature which requires that distributions of principal and/or interest be made with respect to Certificates of one or more

                               Classes of a particular Series before
                               distributions are made to one or more
                               Classes of another Series.

                               The type, characteristics and amount of the Credit Enhancement will be determined based on several factors, including the characteristics of the Receivables and Accounts included in the Trust Portfolio as of the Closing Date with respect to any Series, and will be established on the basis of requirements of each Rating Agency rating the Certificates of such Series. If so specified in the related Prospectus Supplement, any such Credit Enhancement will apply only in the event of certain types of losses and the protection against losses provided by such Credit Enhancement will be limited. The terms of the Credit Enhancement with respect to a Series, and the conditions under which the Credit Enhancement may be increased, reduced or replaced, are described in the related Prospectus Supplement. See "Credit Enhancement"and "Risk Factors-- Certificate Rating."

Optional Repurchase.........  With respect to each Series of Certificates, the Investor Interest will be subject to optional repurchase by the Transferor on any Distribution Date after the Investor Interest and the Enhancement Invested Amount, if any, with respect to such Series is reduced to an amount less than or equal to 5% of the initial Investor Interest, if any, or such other amount specified in the related Prospectus Supplement, if certain conditions set forth in the related Agreement are met. The repurchase price will be equal to the Investor Interest (less the amount, if any, on deposit in any Principal Funding Account with respect to such Series), plus the Enhancement Invested Amount, if any, with respect to such Series, plus accrued and unpaid interest on the Certificates and interest or other amounts payable on the Collateral Interest or the Enhancement Invested Amount, if any, through the day preceding the Distribution Date on which the repurchase occurs. See "Description of the Certificates--Final Payment of Principal; Termination."

Tax Status..................  Except to the extent otherwise specified in the related Prospectus Supplement, it is anticipated that Special Tax Counsel will render an opinion that the Offered Certificates (as defined herein) of such Series will be characterized as indebtedness for Federal income tax purposes. Except to the extent otherwise specified in the related Prospectus Supplement, the Certificate Owners will agree to treat the Offered Certificates as debt for Federal income tax purposes. See "Certain U.S. Federal Income Tax Consequences" for additional information concerning the application of Federal income tax laws.

ERISA Considerations........  Under regulations issued by the Department of
                               Labor, the Trust's assets would not be
                               deemed "plan assets" of any employee benefit plan holding interests in the Certificates of a Series if certain conditions are met. If a Trust's assets were deemed to be "plan assets" of an employee benefit plan, there is uncertainty as to whether existing exemptions from the "prohibited transaction" rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), would apply to all transactions involving such Trust's assets. No assurance can be made with respect to any offering of the Certificates of any Series that the conditions which would allow the Trust assets not to be deemed "plan assets" will be met, although the intention of the underwriters (but not their assurance) as to whether the Certificates of a particular Series will be "publicly-offered securities", and therefore eligible for an ERISA exemption, is set forth in the related Prospectus Supplement. Accordingly, employee benefit plans contemplating purchasing interests in Certificates should consult their counsel before making a purchase. See "Employee Benefit Plan Considerations."

Certificate Rating..........  It will be a condition to the issuance of the
                               Certificates of each Series or Class thereof offered pursuant to this Prospectus and the related Prospectus Supplement that they be rated in one of the four highest rating categories by at least one nationally recognized rating organization (each such rating organization selected by the Transferor to rate any Series, a "Rating Agency"). The rating or ratings applicable to the Certificates of each Series or Class thereof offered hereby is set forth in the related Prospectus Supplement.

                               A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each rating should be evaluated independently of any other rating. See "Risk Factors--Certificate Rating."

Listing.....................  If so specified in the Prospectus Supplement relating to a Series, application will be made to list the Certificates of such Series, or all or a portion of any Class thereof, on the Luxembourg Stock Exchange or any other specified exchange.

                                 RISK FACTORS

   Potential investors should consider, among other things, the following risk factors in connection with the purchase of the Certificates.

   Limited Liquidity. It is anticipated that, to the extent permitted, the underwriters of any Series of Certificates offered hereby will make a market in such Certificates, but in no event will any such underwriter be under an obligation to do so. There is no assurance that a secondary market will develop with respect to the Certificates of any Series offered hereby, or if it does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of such Certificates.

   Certain Legal Aspects. While the Transferor has transferred and will transfer interests in the Receivables to the Trust, a court could treat such transactions as an assignment of collateral as security for the benefit of holders of certificates issued by the Trust. The Transferor represents and warrants in the Agreement that the transfer of the Receivables to the Trust is either a valid transfer and assignment of the Receivables to the Trust or the grant to the Trust of a security interest in the Receivables. The Transferor has taken and will take certain actions as are required to perfect the Trust's security interest in the Receivables and warrants that if the transfer to the Trust is deemed to be a grant to the Trust of a security interest in the Receivables, the Trustee will have a first priority perfected security interest therein. Nevertheless, if the transfer of the Receivables to the Trust is deemed to create a security interest therein, a tax or government lien on property of the Transferor arising before Receivables come into existence may have priority over the Trust's interest in such Receivables, and, if the Federal Deposit Insurance Corporation ("FDIC") were appointed receiver of the Transferor, the receiver's administrative expenses may also have priority over the Trust's interest in such Receivables. In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993), cert. denied, 114 S. Ct. 554 (1993), the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's estate in a bankruptcy of the seller. If the Transferor were to be placed into receivership and a court were to follow the Octagon court's reasoning, Certificateholders might experience delays in payment or possibly losses in their investment in the Certificates. Counsel to the Transferor has advised the Transferor that the facts of the Octagon case are distinguishable from those in the sale transactions between the Transferor and the Trust and the reasoning of the Octagon case appears to be inconsistent with established precedent and the Uniform Commercial Code. See "Certain Legal Aspects of the Receivables--Transfer of Receivables."

   If, upon the insolvency of the Transferor, the Transferor were to be placed into conservatorship or receivership, the FDIC as conservator or receiver would have the power to repudiate contracts of, and to request a stay of up to 90 days of any judicial action or proceeding involving, the Transferor. With respect to the appointment of a receiver or conservator for the Transferor, subject to certain qualifications, a valid perfected security interest of the Trustee in the Receivables should be enforceable (to the extent of the Trust's "actual direct compensatory damages" as described below) and payments to the Trust with respect to the Receivables (up to the amount of such damages) should not be subject to an automatic stay of payment or to recovery by such a conservator or receiver. If, however, the FDIC were to assert that the security interest was unperfected or unenforceable, or were to require the Trustee to establish its right to those payments by submitting to and completing the statutory administrative claims procedure, or the FDIC were to request a stay of judicial proceedings with respect to the Transferor, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. The FDIA does not define the term "actual and direct compensatory damages." The FDIC has stated that a claim for "actual direct compensatory damages" is limited to such damages determined as of the date of appointment of the FDIC as conservator or receiver. Since the FDIC may delay repudiation or disaffirmation for up to 180 days following such appointment, investors may not have a claim for interest accrued during this 180 day period. On December 18, 1998, the FDIC proposed a statement of policy regarding the treatment of asset-backed securitization transactions in the event of conservatorship or receivership. In addition, in one case involving the repudiation by the Resolution Trust Corporation of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that "actual direct compensatory damages" in the case of a marketable security meant the market value of the repudiated bonds as of the date of repudiation. If that court's view were applied to determine the Trust's "actual direct compensatory damages" in the event the FDIC repudiated the Transferor's obligations under the Agreement, the amount paid to Certificateholders could, depending upon circumstances existing on the date of the repudiation, be less than the principal of the Certificates and the interest accrued thereon to the date of payment. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership."

   If the FDIC were appointed as conservator or receiver for the Transferor, under the Agreement new Principal Receivables would not be transferred to the Trust and, for so long as Series 1995-1 remains outstanding, the Trustee would sell the portion of the Receivables allocable in accordance with the Agreement to each Series (unless holders of more than 50% of the principal amount of each Class of such Series instruct otherwise), thereby causing early termination of the Trust and a loss to certificateholders (including the Certificateholders) if the net proceeds allocable to certificateholders from such sale, if any, were insufficient to pay certificateholders (including the Certificateholders) in full. Upon the occurrence of a Pay Out Event, if the FDIC were appointed as conservator or receiver for the Transferor and no Pay Out Event other than such conservatorship, receivership or insolvency of the Transferor exists, the FDIC may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period. In addition, the FDIC as conservator or receiver for the Transferor may have the power to cause early payment of the Certificates. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership."

   If, upon the insolvency of the Servicer, the Servicer were to be placed into conservatorship or receivership, the FDIC as conservator or receiver would have the power to repudiate and refuse to perform any obligations, including servicing obligations, of the Servicer under the Agreement or any other contract, and to request a stay of up to 90 days of any judicial action or proceeding involving the Servicer. In the event of a Servicer Default, if the FDIC were appointed as conservator or receiver for the Servicer, and no Servicer Default other than such conservatorship or receivership or insolvency of the Servicer exists, the FDIC may have the power to prevent a transfer of servicing to a successor Servicer or to appoint a successor Servicer chosen by the FDIC.

   The Accounts and the Receivables are subject to numerous Federal and state consumer protection laws which impose requirements on the making and collection of consumer loans. Such laws, as well as any new laws or rulings which may be adopted, may adversely affect the Servicer's ability to collect on the Receivables or maintain previous levels of finance charges, annual cardholder fees and other fees, and failure by the Servicer to comply with such requirements also could adversely affect the Servicer's ability to collect on the Receivables. Pursuant to the Agreement, the Transferor has covenanted to accept the transfer of all Receivables in an Account if any Receivable in such Account does not comply with all requirements of law or if the proceeds of any Receivable in such Account are not available to the Trust. The Transferor has made and will make certain other representations and warranties relating to the validity and enforceability of the Accounts and the Receivables. However, the Trustee has not made and will not make any examination of the Receivables or the records relating thereto for the purpose of establishing the presence or absence of defects, compliance with such representations and warranties, or for any other purpose. The sole remedy if any such representation or warranty is breached and such breach continues beyond the applicable cure period, if any, is that the Transferor will generally be obligated to accept the transfer of all Receivables in the Account affected thereby. In addition, in the event of a breach of certain representations and warranties, the Transferor may be obligated to accept the reassignment and transfer of the entire Trust Portfolio. See "Description of the Certificates--Representations and Warranties" and "Certain Legal Aspects of the Receivables--Consumer Protection Laws."

   Application of Federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders in the Receivables, if such laws result in any Receivables being written off as uncollectible. See "Description of the Certificates--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs."

   From time to time Congress and certain state and local legislatures have considered legislation that would limit the finance charges and fees that may be charged on credit card accounts. Although such legislation has not been enacted, there can be no assurance that such legislation will not become law in the future. The potential effect of any legislation which limits the amount of finance charges or fees that may be charged on credit card balances could be to reduce the Portfolio Yield on the Accounts. If such Portfolio Yield is reduced, a Pay Out Event with respect to a Series may occur. See "Description of the Certificates--Pay Out Events." There can be no assurance as to whether any federal or state legislation will be promulgated which would impose additional limitations on the monthly periodic finance charges or fees relating to the Accounts. See "Certain Legal Aspects of the Receivables-- Consumer Protection Laws."

   Transferor's Ability to Change Terms of the Receivables. Pursuant to the Agreement, the Transferor does not transfer the Accounts to the Trust, but only the Receivables arising in the Accounts. As owner of the Accounts, the Transferor has the right to determine the monthly periodic finance charges and other fees which will be applicable from time to time to the Accounts, to alter the minimum monthly payment required on the Accounts and to change various other terms with respect to the Accounts. A decrease in the monthly periodic finance charge and other fees would decrease the Portfolio Yield on the Accounts and could result in the occurrence of a Pay Out Event with respect to a Series and the commencement of the Rapid Amortization Period with respect to a Series. In addition, under the Agreement, the Transferor may change the terms of the contracts relating to the Accounts or its policies and procedures with respect to the servicing thereof (including without limitation the reduction of the required minimum monthly payment and the calculation of the amount or the timing of finance charges, fees, and charge-offs), if such change (i) would not, in the reasonable belief of the Transferor, cause a Pay Out Event for any Series to occur, and (ii) is made applicable to the comparable segment of revolving credit card accounts owned and serviced by the Transferor which have characteristics the same as or substantially similar to the Accounts which are subject to such change. In servicing the Accounts, the Servicer is also required to exercise the same care and apply the same policies that it exercises in handling similar matters for its own comparable accounts. Except as specified above, there are no restrictions in the Agreement on the Transferor's ability to change the terms of the Accounts. There can be no assurance that changes in applicable law, changes in the marketplace or prudent business practice might not result in a determination by the Transferor to take actions which would change other Account terms.

   Effects of Consumer Protection Laws. Federal and state consumer protection laws impose requirements on the making and enforcement of consumer loans. Congress and the states may enact new laws and amendments to existing laws to regulate further the credit card and consumer credit industry or to reduce finance charges or other fees or charges applicable to credit card accounts. Such laws, as well as any new laws or rulings which may be adopted, may adversely affect the Servicer's ability to collect on the Receivables or maintain previous levels of monthly periodic finance charges and other credit card fees. One effect of any legislation which regulates the amount of interest and other charges that may be assessed on credit card account balances would be to reduce the Portfolio Yield on the Accounts. If such legislation were to result in a significant reduction in the Portfolio Yield, a Pay Out Event could occur, in which case the Rapid Amortization Period or, if so specified in the related Prospectus Supplement, the Rapid Accumulation Period would commence. Certificateholders of an affected Series might then receive principal payments earlier than expected. See "Description of the Certificates--Pay Out Events."

   Pursuant to each Agreement, the Transferor will covenant to accept reassignment, subject to certain conditions described under "Description of the Certificates--Representations and Warranties," of each Receivable that does not comply in all material respects with all requirements of applicable law. The Transferor will make certain other representations and warranties relating to the validity and enforceability of the Receivables. However, it is not anticipated that the Trustee will make any examination of the related Receivables or the records relating thereto for the purpose of establishing the presence or absence of defects, compliance with such representations and warranties, or for any other purpose. The sole remedy if any such representation or warranty is breached and such breach continues beyond the applicable cure period is that the Transferor will be obligated to accept reassignment, subject to certain conditions described under "Description of the Certificates--Representations and Warranties," of the Receivables affected thereby. Such Receivables will be reassigned to the Transferor without any cost, direct or indirect, incurred by Certificateholders. See "Description of the Certificates --Representations and Warranties" and "Certain Legal Aspects of the Receivables--Consumer Protection Laws."

   Application of federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders in the Receivables if such laws result in any Receivables being written off as uncollectible when there are no funds available from any Credit Enhancement or other sources to cover any resulting shortfalls in amounts payable to Certificateholders. See "Description of the Certificates--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs."

   Competition in the Credit Card Industry. The credit card industry is highly competitive. As new credit card issuers enter the market and all issuers seek to expand their share of the market, there is increased use of advertising, target marketing and pricing competition. Each Trust will be dependent upon the Transferor's continued ability to generate new Receivables. If the rate at which new Receivables are generated declines significantly and the Transferor is unable to designate Additional Accounts with respect to a Trust, a Pay Out Event could occur with respect to each Series relating to such Trust, in which case the Rapid Amortization Period or, if so specified in the related Prospectus Supplement, the Rapid Accumulation Period with respect to each such Series would commence. Certificateholders might then receive principal payments earlier than expected.

   Timing of Payments and Maturity. The Receivables may be paid at any time and there is no assurance that there will be additional Receivables created in the Accounts or that any particular pattern of cardholder repayments will occur. The commencement and continuation of a Controlled Amortization Period, a Principal Amortization Period, or a Controlled Accumulation Period for a Series or Class thereof with respect to a Trust will be dependent upon the continued generation of new Receivables to be conveyed to such Trust. A significant decline in the amount of Receivables generated could result in the occurrence of a Pay Out Event for one or more Series and the commencement of the Rapid Amortization Period or, if so specified in the related Prospectus Supplement, the Rapid Accumulation Period for each such Series. Certificateholders might then receive principal payments earlier than expected. Certificateholders should be aware that the Transferor's ability to continue to compete in the current industry environment will affect the Transferor's ability to generate new Receivables to be conveyed to each Trust and may also affect payment patterns. In addition, changes in periodic finance charges can alter the monthly payment rates of cardholders. A significant decrease in such monthly payment rate could slow the return or accumulation of principal payable to Certificateholders during an Amortization Period or Accumulation Period. No assurance can be given that payments of principal will be made as expected during the Controlled Amortization Period or the Principal Amortization Period, or with respect to an Accumulation Period, on the Scheduled Payment Date, as applicable.

   Pre-Funding Account. With respect to any Series having a Pre-Funding Account, in the event that there is an insufficient amount of Principal Receivables in the related Trust at the end of the applicable Funding Period, the Certificateholders of such Series will be repaid principal from amounts on deposit in the Pre-Funding Account (to the extent of such insufficiency) following the end of such Funding Period, as described more fully in the Prospectus Supplement. Such repayment of principal would be prior to the scheduled date of such repayment. As a result of such repayment, Certificateholders would receive a principal payment earlier than they expected. In addition, Certificateholders would not receive the benefit of the applicable Certificate Rate for the period of time originally expected on the amount of such early repayment. There can be no assurance that Certificateholders would be able to reinvest such early repayment amount at a similar rate of return.

   Effect of Subordination. With respect to Certificates of a Series having a Class or Classes of Subordinated Certificates, except in the circumstances specified in the related Prospectus Supplement, payments of principal in respect of the Subordinated Certificates of a Series will not commence until after the final principal payment with respect to the Senior Certificates of such Series. In addition, if so specified in the related Prospectus Supplement, if collections of Finance Charge Receivables allocable to the Certificates of a Series are insufficient to cover required amounts due with respect to the Senior Certificates of such Series, the Investor Interest with respect to the Subordinated Certificates will be reduced, resulting in a reduction of the portion of collections of Finance Charge Receivables allocable to the Subordinated Certificates in future periods and a possible delay or reduction in principal and interest payments on the Subordinated Certificates. Moreover, if so specified in the related Prospectus Supplement, in the event of a sale of Receivables in a Trust due to certain events of insolvency or bankruptcy of the Transferor or any other holder of an interest in the Transferor Certificate (including the Transferor Participation) or the appointment of a conservator or receiver for the Transferor or any other holder of an interest in the Transferor Certificate (including the Transferor Participation), or due to the inability of the Trustee to act as or find a successor Servicer after a Servicer Default, the portion of the net proceeds of such sale allocable to pay principal to the Certificates of a Series will be used first to pay amounts due to the holders of Senior Certificates and any remainder will be used to pay amounts due to the holders of Subordinated Certificates.

   Certificate Rating. Any rating assigned to the Certificates of a Series or a Class by a Rating Agency will reflect such Rating Agency's assessment of the likelihood that Certificateholders of such Series or Class will receive the payments of interest and principal required to be made under the Agreement (including amounts payable from any Pre-Funding Account) and will be based primarily on the value of the Receivables in the Trust and the availability of any Enhancement with respect to such Series or Class. However, any such rating will not, unless specified in the related Prospectus Supplement with respect to any Class or Series offered hereby, address the likelihood that the principal of, or interest on, any Certificates of such Class or Series will be paid on a scheduled date. In addition, any such rating will not address the possibility of the occurrence of a Pay Out Event with respect to such Class or Series or the possibility of the imposition of United States withholding tax with respect to non-U.S. Certificateholders. The rating will not be a recommendation to purchase, hold or sell Certificates of such Series or Class, and such rating will not comment as to the marketability of such Certificates, any market price or suitability for a particular investor. There is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a Rating Agency if in such Rating Agency's judgment circumstances so warrant.

   The Transferor will request a rating of the Certificates offered hereby of each Series by at least one Rating Agency. There can be no assurance as to whether any rating agency not requested to rate the Certificates will nonetheless issue a rating with respect to any Series of Certificates or Class thereof, and, if so, what such rating would be. A rating assigned to any Series of Certificates or Class thereof by a rating agency that has not been requested by the Transferor to do so may be lower than the rating assigned by a Rating Agency pursuant to the Transferor's request.

   Limited Credit Enhancement. Although Credit Enhancement may be provided with respect to a Series of Certificates or any Class thereof, the amount available will be limited and will be subject to certain reductions. If the amount available under any Credit Enhancement is reduced to zero, or the Credit Enhancement is otherwise not available to cover a loss, Certificateholders of the Series or Class thereof covered by such Credit Enhancement will bear directly the credit and other risks associated with their undivided interest in the Trust and will be more likely to suffer a loss. See "Credit Enhancement."

   Basis Risk. If so specified in the related Prospectus Supplement, a portion of the Accounts in a Trust will have finance charges set at a variable rate above a designated prime rate or other designated index. A Series of Certificates issued by such Trust may bear interest at a fixed rate or at a floating rate based on an index other than such prime rate or other designated index. If there is a decline in such prime rate or other designated index, the amount of collections of Finance Charge Receivables on such Accounts may be reduced, whereas the amounts payable as Monthly Interest on such Series of Certificates and other amounts required to be funded out of collections of Finance Charge Receivables with respect to such Series may not be similarly reduced. Such an event could result in the occurrence of a Pay Out Event, in which case the Rapid Amortization Period or, if so specified in the related Prospectus Supplement, the Rapid Accumulation Period would commence. Certificateholders of an affected Series might then receive principal payments earlier than expected.

   Master Trust Considerations. Trust I is a master trust and is expected to issue additional Series from time to time. Each New Trust, as a master trust, may issue Series from time to time. While the Principal Terms of any Series will be specified in a Series Supplement, the provisions of a Series Supplement and, therefore, the terms of any additional Series, will not be subject to the prior review by or consent of, holders of the Certificates of any previously issued Series. Such Principal Terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security, provisions subordinating such Series to another Series or other Series (if the Series Supplement relating to such Series so permits) to such Series, and any other amendment or supplement to the related Agreement which is made applicable only to such Series. It is a condition precedent to the issuance of any additional Series by a Trust that each Rating Agency that has rated any outstanding Series issued by such Trust deliver written confirmation to the Trustee that the Exchange will not result in such Rating Agency reducing or withdrawing its rating on any outstanding Series. There can be no assurance, however, that the Principal Terms of any other Series, including any Series issued from time to time hereafter, might not have an impact on the timing and amount of payments received by the Certificateholders of any other Series. See "Description of the Certificates--Exchanges."

   Effect of Addition of Trusts Assets on Credit Quality. The Transferor expects, and in some cases will be obligated, to designate Automatic Additional Accounts and Additional Accounts, the Receivables in which will be conveyed to a Trust. Such Automatic Additional Accounts and Additional Accounts may include accounts originated using criteria different from those which were applied to the Accounts designated on the Cut-Off Date related to such Trust or to previously-designated Additional Accounts or Automatic Additional Accounts, because such accounts were originated at a different date or were purchased or otherwise acquired from another institution. Consequently, there can be no assurance that Automatic Additional Accounts and Additional Accounts designated in the future will be of the same credit quality as previously-designated Accounts. In addition, the Agreement provides that the Transferor may add Participations to a Trust. The designation of Automatic Additional Accounts and Additional Accounts and Participations will be subject to the satisfaction of certain conditions described herein under "Description of the Certificates--Addition of Trust Assets"; however, there is no mechanism to assure consistent credit quality from time to time.

   Control of Action Under Agreement. The Certificateholders generally have limited control over the administration of the Trust or the applicable Series. The Certificateholders of each Series may take certain actions, or direct certain actions to be taken, under the related Agreement or the related Series Supplement. However, the related Agreement or related Series Supplement may provide that under certain circumstances the consent or approval of a specified percentage of the aggregate Investor Interest of other Series or of the Investor Interest of a specified Class of such other Series will be required to direct certain actions, including requiring the appointment of a successor Servicer following a Servicer Default, amending the related Agreement in certain circumstances and directing a repurchase of all outstanding Series upon the breach of certain representations and warranties by the Transferor. Certificateholders of such other Series or Class may have interests which do not coincide in any way with the interests of Certificateholders of the subject Series. In addition, Certificateholders of different Classes of the same Series may have interests which do not coincide. In such instances, it may be difficult for the Certificateholders of any such Series or Class to achieve the results from the vote that they desire.

   Social, Legal and Economic Factors. Changes in use of credit and payment patterns by customers may result from a variety of social, legal and economic factors. Economic factors include the rate of inflation, unemployment levels and relative interest rates. Cardholders whose accounts are included in the Bank Portfolio have addresses in all 50 states, the District of Columbia and other United States territories and possessions. Social, legal and economic factors in the states of California, South Carolina, Texas, Georgia, Florida and North Carolina may have a disproportionate effect on a Trust because of the concentration of Accounts in such areas. See "The Receivables" in the Prospectus Supplement. The Transferor, however, is unable to determine and has no basis to predict whether, or to what extent, social, legal or economic factors in California, South Carolina, Texas, Georgia, Florida, North Carolina or elsewhere will affect future use of credit or repayment patterns.

   Effects of Book-Entry Registration. Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series initially will be represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificate Owners or their nominees. Unless and until Definitive Certificates are issued for a Series, Certificate Owners relating to such Series will not be recognized by the Trustee as Certificateholders, as that term will be used in each Agreement. Hence, until such time, Certificate Owners will only be able to exercise the rights of Certificateholders indirectly through DTC, Cedelbank or Euroclear and their participating organizations. See "Description of the Certificates--Book-Entry Registration" and "--Definitive Certificates."

                                  THE TRUSTS

   Trust I and each New Trust will be formed in accordance with the laws of the State of Delaware pursuant to an Agreement. No Trust will engage in any business activity other than acquiring and holding Receivables, issuing Series of Certificates and the related Transferor Certificate, making payments thereon and engaging in related activities (including, with respect to any Series, obtaining any Enhancement and entering into an Enhancement agreement relating thereto). As a consequence, no Trust is expected to have any need for additional capital resources other than the assets of such Trust and there is no reasonable potential for such need to develop. Furthermore, no such additional capital resources will be available.

                       WACHOVIA'S CREDIT CARD ACTIVITIES

General

   With respect to each Series of Certificates, the Receivables conveyed or to be conveyed to a Trust by the Bank pursuant to the related Agreement have been or will be generated from transactions made by holders of selected MasterCard and VISA credit card accounts, including premium accounts and standard accounts, from the Bank Portfolio. Generally, both premium and standard accounts undergo the same credit analysis, but premium accounts generally carry higher credit limits and offer a wider variety of services to the cardholders. The Bank currently services the Bank Portfolio in the manner described in the related Prospectus Supplement. Certain data processing and administrative functions associated with the servicing of the Bank Portfolio are performed on behalf of the Bank by Wachovia Operational Services Corporation. See "--Description of Wachovia Operational Services Corporation."

Acquisition and Use of Credit Card Accounts

   Wachovia primarily relies on nationally targeted direct marketing in the acquisition of new credit card accounts. Normally marketing campaigns are based on product pricing and targeted individuals that are more likely to be revolvers as opposed to convenience users. Wachovia also targets WBNA's existing customer base in the states in which WBNA operates through branch promotions and cross-selling campaigns.

   Credit applications are processed by an automated application processing system that utilizes credit scorecards and specific credit policy rules and fraud detection criteria. Those applications that are not decisioned by the automated application processing system are reviewed by a Wachovia credit analyst who makes a credit and limit assignment decision based on a review of
(i) the information contained in the application, (ii) a credit report obtained through an independent credit reporting agency, and (iii) an analysis of the applicant's capacity to repay. For some programs, Wachovia uses a pre-screening method to acquire new accounts. These applications are also processed by an automated application processing system that utilizes a credit report obtained through an independent credit reporting agency and specific credit policy rules and fraud detection criteria. Those pre-screened applications that are not decisioned by the automated application processing system are reviewed by a Wachovia credit analyst who makes a credit and limit assignment decision based on a review of (i) the information contained in the application, (ii) the credit report obtained through an independent credit reporting agency, and (iii) an analysis of the applicant's capacity to repay. Certain applications, selected on the basis of management reports, are independently reviewed by loan administration officials to ensure quality and consistency.

   Credit card accounts that have been purchased by the Transferor were originally opened using criteria established by institutions other than Wachovia and may not have been subject to the same level of credit review as accounts originally established by Wachovia. From time to time the Transferor may add to the Trust receivables from portfolios of credit card accounts purchased by the Transferor from other credit card issuers.

   Each cardholder is subject to an agreement with Wachovia governing the terms and conditions of the related MasterCard or VISA account. Pursuant to each such agreement, Wachovia reserves the right, upon advance notice to the cardholders, to add or to change any terms, conditions, services or features of its MasterCard or VISA accounts at any time, including increasing or decreasing periodic finance charges, other charges or minimum payment terms. The agreement with each cardholder provides that Wachovia may apply such changes, when applicable, to current outstanding balances as well as to future transactions. The cardholder can avoid certain changes in terms by giving timely written notification to Wachovia and by not using the account.

   A cardholder may use the credit card for two types of transactions: purchases and cash advances. Cardholders make purchases when using the credit card to buy goods or services. A cash advance is made when a credit card is used to obtain cash from a financial institution or an automated teller machine. Cardholders may use special cash advance checks issued by Wachovia to draw against their MasterCard or VISA credit lines. Cardholders may also draw against their credit lines issued by Wachovia by transferring balances owed to other creditors to such accounts.

   The Bank has made portfolio acquisitions in the past and such acquisitions are possible in the future. See "Wachovia and Wachovia Corporation--General." Prior to acquiring a portfolio, the Bank reviews the historical performance and seasoning of the portfolio and the policies and practices of the selling institution, but individual accounts are not requalified by the Bank. There can be no assurance that accounts so acquired were originated in a manner consistent with the Bank's policies or that the underwriting and qualification of such accounts conformed to any given standards. Such accounts and any accounts acquired in the future may become Additional Accounts provided that, at such time, they constitute Eligible Accounts. See "The Receivables," "Description of the Certificates--Transfer and Assignment of Receivables" and "--Representations and Warranties."

Description of Wachovia Operational Services Corporation

   Credit card processing services performed by Wachovia Operational Services Corporation ("WOSC"), a wholly-owned subsidiary of the Corporation, include data processing and network services. WOSC's data network provides an interface to MasterCard International Incorporated and VISA USA, Inc. for performing authorizations and funds transfers.

Interchange

   Creditors participating in the VISA and MasterCard associations receive Interchange as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard systems, a portion of this Interchange in connection with cardholder charges for goods and services is passed from banks which clear the transactions for merchants to credit card issuing banks. Interchange fees are set annually by MasterCard and VISA and are based on the number of credit card transactions and the amount charged per transaction. The Transferor may be required, as described in the related Prospectus Supplement, to transfer to a Trust a percentage of the Interchange attributed to cardholder charges for goods and services in the related Accounts. If so required to be transferred, Interchange arising under the Accounts will be allocated to the related Certificates of any Series in the manner provided in the related Prospectus Supplement, and, unless otherwise provided in the related Prospectus Supplement, will be treated as collections of Finance Charge Receivables and will be used to pay required monthly payments including interest on the related Series of Certificates, and, in some cases, to pay all or a portion of the Servicing Fee to the Servicer.

                                THE RECEIVABLES

   The Receivables conveyed to each Trust will arise in Accounts selected from the Bank Portfolio on the basis of criteria set forth in the related Agreement as applied on the relevant Cut-Off Date and, with respect to Additional Accounts, as of the related date of their designation (the "Trust Portfolio"). The Transferor will have the right (subject to certain limitations and conditions set forth in the related Agreement), and in some circumstances will be obligated, to designate from time to time Additional Accounts and to transfer to the related Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created, or to transfer Participations in lieu of such Receivables or in addition thereto. Any Additional Accounts designated pursuant to an Agreement must be Eligible Accounts as of the date the Transferor designates such accounts as Additional Accounts. The Transferor will also have the right to designate Eligible Accounts to be included automatically as Accounts upon their creation ("Automatic Additional Accounts"), subject to certain limitations set forth in the Agreement. The Transferor may discontinue the inclusion of Automatic Additional Accounts at any time, at its sole discretion. Furthermore, pursuant to each Agreement, the Transferor has the right (subject to certain limitations and conditions) to designate certain Accounts as Removed Accounts and to require the Trustee to reconvey all receivables in such Removed Accounts to the Transferor, whether such Receivables are then existing or thereafter created. Throughout the term of each Trust, the related Accounts from which the Receivables arise will be the Accounts designated by the Transferor on the relevant Cut-Off Date plus any Additional Accounts and Automatic Additional Accounts minus any Removed Accounts. With respect to each Series of Certificates, the Transferor will represent and warrant to the related Trust that, as of the Closing Date and the date Receivables are conveyed to the Trust, such Receivables meet certain eligibility requirements. See "Description of the Certificates--Representations and Warranties."

   The Prospectus Supplement relating to each Series of Certificates will provide certain information about the related Trust Portfolio as of the date specified. Such information will include, but not be limited to, the amount of Principal Receivables, the amount of Finance Charge Receivables, the range of principal balances of the Accounts and the average thereof, the range of credit limits of the Accounts and the average thereof, the range of ages of the Accounts and the average thereof, the geographic distribution of the Accounts, the types of Accounts and delinquency statistics relating to the Accounts.

                            MATURITY CONSIDERATIONS

   For each Series, following the Revolving Period, collections of Principal Receivables are expected to be distributed to the Certificateholders of such Series or any specified Class thereof on each specified Distribution Date during the Controlled Amortization Period or the Principal Amortization Period, or are expected to be accumulated for payment to Certificateholders of such Series or any specified Class thereof during an Accumulation Period and distributed on a Scheduled Payment Date; provided, however, that, if the Rapid Amortization Period commences, collections of Principal Receivables will be paid to Certificateholders in the manner described herein and in the related Prospectus Supplement. The related Prospectus Supplement specifies when the Controlled Amortization Period, the Principal Amortization Period or an Accumulation Period, as applicable, will commence, the principal payments expected or available to be received or accumulated during such Controlled Amortization Period, Principal Amortization Period or Accumulation Period, or on the Scheduled Payment Date, as applicable, the manner and priority of principal accumulations and payments among the Classes of a Series of Certificates, the payment rate assumptions on which such expected principal accumulations and payments are based and the Pay Out Events which, if any were to occur, would lead to the commencement of a Rapid Amortization Period or, if so specified in the related Prospectus Supplement, a Rapid Accumulation Period.

                                USE OF PROCEEDS

   Unless otherwise specified in the Related Prospectus Supplement, the net proceeds from the sale of each Series of Certificates offered hereby will be paid to the Transferor. The Transferor will use such proceeds for its general corporate purposes or for such other purpose specified in the Prospectus Supplement.

                       WACHOVIA AND WACHOVIA CORPORATION

General

   Wachovia, a wholly-owned subsidiary of the Corporation, is a national banking association located in New Castle, Delaware which conducts nationwide consumer lending programs principally comprised of credit card related activities. WBNA, a wholly-owned subsidiary of the Corporation, is a national banking association located in Winston-Salem, North Carolina. The Corporation is a bank holding company registered under the Bank Holding Company Act of 1956, as amended, maintaining dual headquarters in Atlanta, Georgia and Winston-Salem, North Carolina. The Prospectus Supplement for each Series of Certificates contains additional information, including financial information, relating to Wachovia, Wachovia's credit card activities, WBNA and the Corporation.

Year 2000 Compliance

   The change in date to the year 2000 from 1999 will cause data recognition problems in computers, software and facility operations dependent on computer chip devices due to programming standards that historically limited data date fields to two digits. In late 1995, the Corporation initiated a formal evaluation of Year 2000 issues, establishing in the early months of 1996 a full-time project team to assess and address both internal and external risks associated with the change in date event. The project team is in the latter stages of executing a Year 2000 readiness plan consisting of five phases: problem awareness; identification of affected systems, functions and facilities; conversion or replacement of identified areas to Year 2000 compliant standards; testing; and implementation.

   The Corporation's readiness plan encompasses both information technology systems and computer chip embedded functions, such as those operating facilities including elevators, security systems and building heating and cooling. In 1996, the Corporation completed its awareness and identification phases, extending and completing the processes in 1997 and 1998 for recent merger partners. As of December 31, 1998, virtually all of the Corporation's information technology systems had been converted. While regulatory guidelines require conversion only of mission critical systems, the Corporation has worked to convert all information technology systems. For computer chip embedded functions, the Corporation has replaced and tested noncompliant functions essential to business operations.

   In-house testing of information technology systems currently is underway, with testing completed on approximately 81 percent of all applications at year-end 1998. Management expects to complete testing of all of its information systems by March 31, 1999. Testing is done in both a 21st century and 20th century date environment before systems are returned to production to ensure data accuracy and consistency. All exceptions to testing results are resolved before further testing is permitted. Management has chosen to implement converted systems back into production as systems are tested to permit greater flexibility in the event of future system flaws or failures. The percentage of systems implemented, therefore, closely approximates the percentage tested.

   The Corporation also is working to assess and address Year 2000 readiness on the part of external entities, particularly critical vendors and significant credit customers. Identification and monitoring of external entities began in 1996 and includes surveys with follow-up reviews and contacts. Substantially all of the Corporation's vendors have responded to management's surveys regarding Year 2000 readiness, with approximately 73 percent compliant as of December 31, 1998. The project team is continuing to monitor the progress of remaining noncompliant vendors as well as the status of large corporate borrowers identified as potentially at risk. The Corporation will conduct testing with external entities in 1999 as they become Year 2000 ready, with some limited testing having occurred in 1998.

   Management estimates that total Year 2000 project costs will be approximately $80 million, with $66 million having been spent through December 31, 1998 including $28 million in 1998. The total projected cost is up from $55 million estimated earlier due to additional expenditures for internal testing. The Corporation's remaining Year 2000 project costs are not expected to have a material impact on the Corporation's results of operations, liquidity or capital resources.

   The Corporation faces a number of risks related to the year 2000 date change event including project management risks, legal risks and financial risks. Project management risks refer primarily to the failure to adequately assess Year 2000 planning and resource needs, resulting in under- or over-allotment of resources assigned to complete the project work, missed deadlines and estimation errors. Legal risks include the failure to meet contractual service agreements, leading to possible punitive actions including those of a regulatory nature. Financial risks concern the possibility of lost revenues, asset quality deterioration or even business failure. The Corporation conducted a project management risk assessment in early 1997 and is in the process of addressing its legal and financial risks.

   Management of the date change event entails additional risks separate from those of project management. Major risks associated with the date change event include a shutdown of voice and data communication systems due to failure by switching systems, satellites or telephone companies; excessive cash withdrawal activity; cash couriers delayed or not available; automated teller machine ("ATM") failures; problems with international accounts or offices, including inaccurate or delayed information or inaccessibility to account data; and government offices or facilities not opening or operating.

   The Corporation has identified 60 risks associated with the date change event and is in the process of finalizing formal contingency plans for each major risk. Management views contingency planning as part of an overall strategy for managing the date change event and post-event risks and considers pre-implementation mitigating actions as critical components to successful contingency planning. In the event of a voice and data communication system shutdown, contingency plans include deploying cellular and field phones to communicate between established command posts. To reduce expected cash withdrawal demands while simultaneously preparing for higher fund withdrawal activity, the Corporation is sponsoring public awareness programs on appropriate cash reserve levels, applying for increased borrowing limits from the Federal Reserve, and broadening its regular liquidity management reviews. Standing agreements with cash courier services are being reviewed to identify and resolve potential courier service problems prior to the date change event.

   To minimize ATM failures, the Corporation has upgraded its entire network of ATMs, including their primary and backup computer processors. Alternate cash access plans include using existing communication channels to direct customers to working ATMs in the event of localized ATM failures and extending branch office hours where needed. To reduce potential problems in international offices, the Corporation has converted and is in the process of testing the information systems of its Sao Paulo, Brazil, and London, England, offices. Separate contingency plans have been developed by each foreign office to assist independent operations. In addition to its contingency planning, management has mapped all information systems to its core business processes as part of its preimplementation mitigating action plan. This will enable the Corporation to identify and localize affected business processes should data information problems occur during the changeover to calendar year 2000 and in the time period immediately following.

   The Corporation believes the actions it is taking should reduce the risks posed by Year 2000 challenges to its own systems. Management recognizes that date change event problems will occur with external entities, impacting the Corporation due to the interrelatedness of its business.

                        DESCRIPTION OF THE CERTIFICATES

   The Certificates will be issued in Series. Each Series will represent an interest in the specified Trust other than the interests represented by any other Series of Certificates issued by such Trust (which may include Series offered pursuant to this Prospectus) and the Transferor Certificate. Each Series will be issued pursuant to an Agreement entered into by the Bank and the Trustee named in the related Prospectus Supplement, a copy of the form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, and a Series Supplement to the Agreement. The Prospectus Supplement for each Series describes any provisions of the particular Agreement relating to such Series which may differ materially from the Agreement filed as an exhibit to the Registration Statement. The following summaries describe certain provisions common to each Series of Certificates. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the related Agreement and Series Supplement.

General

   The Certificates of each Series will represent undivided interests in certain assets of the related Trust, including the right to the applicable Investor Percentage of all cardholder payments on the Receivables in such Trust. The Investor Interest for each Series of Certificates on any date will be equal to the initial Investor Interest as of the related Closing Date for such Series (increased by the principal balance of any Certificates of such Series issued after the Closing Date for such Series) minus the amount of principal paid to the related Certificateholders prior to such date and minus the amount of unreimbursed Investor Charge-Offs with respect to such Certificates prior to such date. If so specified in the Prospectus Supplement relating to any Series of Certificates, under certain circumstances the Investor Interest may be further adjusted by the amount of principal allocated to Certificateholders, the funds on deposit in any specified account, and any other amount specified in the related Prospectus Supplement.

   Each Series of Certificates may consist of one or more Classes, one or more of which may be Senior Certificates and one or more of which may be Subordinated Certificates. Each Class of a Series will evidence the right to receive a specified portion of each distribution of principal or interest or both. The Investor Interest with respect to a Series with more than one Class will be allocated among the Classes as described in the related Prospectus Supplement. The Certificates of a Class may differ from Certificates of other Classes of the same Series in, among other things, the amounts allocated to principal payments, maturity date, Certificate Rate and the availability of Enhancement.

   For each Series of Certificates, payments of interest and principal will be made on Distribution Dates specified in the related Prospectus Supplement to Certificateholders in whose names the Certificates were registered on the record dates (each, a "Record Date") specified in the related Prospectus Supplement. Interest will be distributed to Certificateholders in the amounts, for the periods and on the dates specified in the related Prospectus Supplement.

   For each Series of Certificates, the Transferor initially will own the Transferor Certificate. The Transferor Certificate will represent the undivided interest in each Trust not represented by the Certificates issued and outstanding under such Trust or the rights, if any, of any Credit Enhancement Providers to receive payments from each Trust. The holder of the Transferor Certificate will have the right to a percentage (the "Transferor Percentage") of all cardholder payments from the Receivables in the Trust. If provided in the related Agreement, the Transferor Certificate may be transferred in whole or in part subject to the limitations and conditions set forth therein. The ability to transfer the Transferor Certificate or an interest therein is intended to allow the Transferor to assign a portion of its interest in a Trust and property of such Trust (including the Receivables) to another entity. The Transferor intends to transfer an interest in the Transferor Certificate only to its affiliates in privately negotiated transactions pursuant to a contract between the Transferor and any such affiliate. Certificateholders will not incur any costs, direct or indirect, associated with any such transfer. On the initial Closing Date for Trust I, the Transferor sold a participation interest in the Trust I Transferor Certificate (the "Transferor Participation") to its affiliate, Wachovia Bank, N.A. ("WBNA"), a wholly-owned subsidiary of the Corporation. Such interest represents the right to receive 95% of the amounts payable to the Transferor as holder of the Transferor Certificate. See "--Certain Matters Regarding the Transferor and the Servicer."

   Unless otherwise specified in the related Prospectus Supplement, during the Revolving Period, the amount of the Investor Interest with respect to each Series of Certificates will remain constant except under certain limited circumstances. See "--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs." The amount of Principal Receivables in each Trust, however, will vary each day as new Principal Receivables are created and others are paid. The amount of the Transferor Amount will fluctuate each day, to reflect the changes in the amount of the Principal Receivables in the Trust (and amounts, if any, on deposit in the Excess Funding Account). When a Series is amortizing, the Investor Interest of such Series will decline as customer payments of Principal Receivables are collected and distributed to or accumulated for distribution to the Certificateholders. As a result, the Transferor Amount will generally increase to reflect reductions in the Investor Interest for such Series and will also change to reflect the variations in the amount of Principal Receivables in the related Trust. The Transferor Amount in each Trust may also be reduced as the result of an Exchange. See "--Exchanges."

   Unless otherwise specified in the related Prospectus Supplement, Certificates of each Series initially will be represented by certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Transferor, the "Depository"), except as set forth below. Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, beneficial interests in the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. The Transferor has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of each Series of Certificates. No Certificate Owner acquiring an interest in the Certificates will be entitled to receive a certificate representing such person's interest in the Certificates. Unless and until Definitive Certificates are issued for any Series under the limited circumstances described herein, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See "-- Book-Entry Registration" and "--Definitive Certificates."

   If so specified in the Prospectus Supplement relating to a Series, application will be made to list the Certificates of such Series, or all or a portion of any Class thereof, on the Luxembourg Stock Exchange or any other specified exchange.

Book-Entry Registration

   Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates in book-entry form, Certificateholders may hold their Certificates through DTC (in the United States) or Cedelbank or Euroclear (in Europe) which in turn hold through DTC, if they are participants of such systems, or indirectly through organizations that are participants in such systems.

   Cede, as nominee for DTC, will hold the global Certificates. Cedelbank and Euroclear will hold omnibus positions on behalf of the Cedelbank Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC.

   DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that its participating organizations ("DTC Participants") deposit with DTC. DTC also facilitates the clearance and settlement among DTC Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in DTC Participants' accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its DTC Participants and the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and DTC Participants are on file with the Securities and Exchange Commission (the "SEC").

   DTC management is aware that some computer applications and systems used for processing data were written using two digits rather than four to define the applicable year, and therefore may not recognize a date using "00" as the year 2000. This could result in the inability of these systems to properly process transactions with dates in the year 2000 and thereafter. DTC has developed and is implementing a program to address this problem so that its applications and systems as the same relate to the timely payment of distributions (including principal and interest payments) to security holders, book-entry deliveries and settlement of trades within DTC continue to function properly. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC plans to implement a testing phase of this program which is expected to be completed within appropriate time frames.

   In addition, DTC is contacting (and will continue to contact) third party vendors that provide services to DTC to determine the extent of their year 2000 compliance, and DTC will develop contingency plans as it deems appropriate to address failures in year 2000 compliance on the part of third party vendors. However, there can be no assurance that the systems of third party vendors will be timely converted and will not adversely affect the proper functioning of DTC's services.

   The information set forth in the preceding two paragraphs has been provided by DTC for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. The Transferor makes no representations as to the accuracy or completeness of such information.

   Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedelbank Customers and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Cedelbank Customers or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedelbank Customers and Euroclear Participants may not deliver instructions directly to the Depositories.

   Because of time-zone differences, credits of securities in Cedelbank or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedelbank Customer or Euroclear Participant on such business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank Customer or a Euroclear Participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC.

   Certificate Owners that are not DTC Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, Certificates may do so only through DTC Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and interest on the Certificates from the Trustee through DTC Participants who in turn will receive them from DTC. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments to DTC Participants which thereafter will forward them to Indirect Participants or Certificate Owners. It is anticipated that the only ("Certificateholders") of Certificates in book-entry form will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Agreement, and Certificate Owners will only be permitted to exercise the rights of Certificateholders indirectly through DTC Participants who in turn will exercise the rights of Certificateholders through DTC.

   Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal and interest on the Certificates. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Certificates, Certificate Owners will receive payments and will be able to transfer their interests.

   Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

   DTC has advised the Transferor that it will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more DTC Participants to whose account with DTC the Certificates are credited. Additionally, DTC has advised the Transferor that it will take such actions with respect to specified percentages of the Investor Interest only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holdings include such undivided interests.

   Cedelbank, societe anonyme ("Cedelbank") is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its participating organizations ("Cedelbank Customers") and facilitates the clearance and settlement of securities transactions between Cedelbank Customers through electronic book-entry changes in accounts of Cedelbank Customers, thereby eliminating the need for physical movement of securities. Transactions may be settled in Cedelbank in any of 36 currencies, including United States dollars. Cedelbank provides to its Cedelbank Customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Cedelbank has established an electronic bridge with Morgan Guaranty Trust as the Operator of the Euroclear System ("MGT/EOC") in Brussels to facilitate settlement of trades between Cedelbank and MGT/EOC. Cedelbank currently accepts over 110,000 securities issues on its books. As a professional depository, Cedelbank is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, which supervises Luxembourg banks. Cedelbank Customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Series of Certificates. Cedelbank Customers in the United States are limited to securities brokers and dealers and banks. Currently, Cedelbank has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank Customer, either directly or indirectly.

   The Euroclear System (the "Euroclear System") was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York's Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series of Certificates. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

   The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

   Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

   Distributions with respect to Certificates held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank Customers or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain U.S. Federal Income Tax Consequences." Cedelbank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a Cedelbank Customer or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depository's ability to effect such actions on its behalf through DTC.

   Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Certificates

   Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series will be issued as Definitive Certificates in fully registered, certificated form to Certificate Owners or their nominees rather than to DTC or its nominee, only if (i) the Transferor advises the Trustee for such Series in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to such Series of Certificates, and the Trustee or the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through DTC or
(iii) after the occurrence of a Servicer Default, Certificate Owners representing not less than 50% (or such other percentage specified in the related Prospectus Supplement) of the Investor Interest advise the Trustee and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Certificate Owners.

   Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificate representing the Certificates and instructions for reregistration, the Trustee will issue the Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders under the Agreement ("Holders").

   Distribution of principal and interest on the Certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth herein and in the Agreement. Interest payments and any principal payments on each Distribution Date will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the Trustee or, if such Holder holds more than an aggregate principal amount of such Definitive Certificates specified in the related Series Supplement, by wire transfer to such Holder's account. The final payment on any Certificate (whether Definitive Certificates or the Certificates registered in the name of Cede representing the Certificates), will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Certificateholders not later than the fifth day of the month of such final distributions.

   Definitive Certificates will be transferable and exchangeable at the offices of the Transfer Agent and Registrar, which shall initially be the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. The Transfer Agent and Registrar shall not be required to register the transfer or exchange of Definitive Certificates for a period of fifteen days preceding the due date for any payment with respect to such Definitive Certificates.

Interest Payments

   For each Series of Certificates and Class thereof, interest will accrue from the date specified in the applicable Prospectus Supplement on the applicable Investor Interest at the applicable Certificate Rate, which may be a fixed, floating or other type of rate as specified in the related Prospectus Supplement. Interest will be distributed to Certificateholders on the Distribution Dates specified in the related Prospectus Supplement. Interest payments on any Distribution Date will be funded from collections of Finance Charge Receivables allocated to the Investor Interest during the preceding Monthly Period or Periods and may be funded from certain investment earnings on funds held in accounts of the related Trust and from any applicable Credit Enhancement, if necessary, or certain other amounts as specified in the related Prospectus Supplement. If the Distribution Dates for payment of interest for a Series or Class occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to such Class) may be deposited in one or more trust accounts (each, an "Interest Funding Account") pending distribution to the Certificateholders of such Series or Class, as described in the related Prospectus Supplement. If a Series has more than one Class of Certificates, each such Class may have a separate Interest Funding Account. The Prospectus Supplement relating to each Series of Certificates describes the amounts and sources of interest payments to be made; the Certificate Rate for each Class thereof; for a Series or Class thereof bearing interest at a floating Certificate Rate, the initial Certificate Rate, the dates and the manner for determining subsequent Certificate Rates, and the formula, index or other method by which such Certificate Rates are determined and any limitations on any such Certificate Rate.

Principal Payments

   Except in the circumstances specified in the related Prospectus Supplement, during the Revolving Period for each Series of Certificates (which begins on the related Closing Date and ends on the day before an Amortization Period or Accumulation Period begins), no principal payments will be made to the Certificateholders of such Series. During the Controlled Amortization Period or Principal Amortization Period, as applicable, which will be scheduled to begin on the date specified in, or determined in the manner specified in, the related Prospectus Supplement, and during the Rapid Amortization Period, which will begin upon the occurrence of a Pay Out Event or, if so specified in the Prospectus Supplement, following the Rapid Accumulation Period, principal will be paid to the Certificateholders in the amounts and on Distribution Dates specified in the related Prospectus Supplement. During an Accumulation Period, principal will be accumulated in a Principal Funding Account for later distribution to Certificateholders on the Scheduled Payment Date in the amounts specified in the related Prospectus Supplement. Principal payments for any Series or Class thereof will be funded from collections of Principal Receivables received during the related Monthly Period or Periods as specified in the related Prospectus Supplement and allocated to such Series or Class, in certain circumstances from amounts on deposit in the Excess Funding Account and from certain other sources specified in the related Prospectus Supplement. In the case of a Series with more than one Class of Certificates, the Certificateholders of one or more Classes may receive payments of principal at different times. The related Prospectus Supplement describes the manner, timing and priority of payments of principal to Certificateholders of each Class.

   Funds on deposit in any Principal Funding Account applicable to a Series may be subject to a guaranteed rate agreement or investment contract or other arrangement specified in the related Prospectus Supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a Series of Certificates or Class thereof at the end of an Accumulation Period, such Series of Certificates or Class thereof may be subject to a principal payment guaranty or other similar arrangement specified in the related Prospectus Supplement.

Transfer and Assignment of Receivables

   With respect to Trust I and with respect to any New Trust, the Transferor will transfer and assign at the time of formation of each such Trust all of its right, title and interest in and to the Receivables in the related Accounts and all Receivables thereafter created in such Accounts, except for the Interest of the Transferor as holder of the Transferor Certificate.

   In connection with each transfer of Receivables to a Trust, the Transferor will indicate in its computer files that the related Receivables have been conveyed to such Trust. In addition, the Transferor will provide to the Trustee, with respect to Trust I and each New Trust, computer files or microfiche lists, containing a true and complete list showing each related Account, identified by account number and by total outstanding balance on the date of transfer. The Transferor will not deliver to the related Trustee any other records or agreements relating to the Accounts or the Receivables, except in connection with additions or removals of Accounts. Except as stated above, the records and agreements relating to the Accounts and the Receivables maintained by the Transferor or the Servicer are not and will not be segregated by the Transferor or the Servicer from other documents and agreements relating to other credit card accounts and receivables and are not and will not be stamped or marked to reflect the transfer of the Receivables to a Trust, but the computer records of the Transferor are and will be required to be marked to evidence such transfer. The Transferor will file with respect to Trust I and each New Trust Uniform Commercial Code financing statements with respect to the Receivables meeting the requirements of Delaware state law. See "Risk Factors--Certain Legal Aspects" and "Certain Legal Aspects of the Receivables--Transferor of Receivables."

Exchanges

   For each Series of Certificates, the related Agreement will provide for the related Trustee to issue two types of certificates: (i) one or more Series of Certificates that are transferable and have the characteristics described below and (ii) the Transferor Certificate, a certificate which evidences the Transferor's interest in the related Trust (the "Transferor Interest"), which initially will be held by the Transferor and will be transferable only as provided in the related Agreement. The related Agreement will also provide that, pursuant to any one or more Series Supplements, the holder of the Transferor Certificate may tender such Transferor Certificate, or the Transferor Certificate and the Certificates evidencing any Series of Certificates issued by such Trust, to the related Trustee in exchange for one or more new Series (which may include Series offered pursuant to this Prospectus) and a reissued Transferor Certificate. This exchange feature permits the creation of new Series to be issued from an already existing trust. Pursuant to each Agreement, the holder of the Transferor Certificate may define, with respect to any newly issued Series, all Principal Terms of such new Series. Upon the issuance of an additional Series of Certificates, none of the Transferor, the Servicer, the Trustee or the related Trust will be required or will intend to obtain the consent of any Certificateholder of any other Series previously issued by such Trust. However, as a condition of an Exchange, the holder of the Transferor Certificate will deliver to the Trustee written confirmation that the Exchange will not result in the reduction or withdrawal by any Rating Agency of its rating of any outstanding Series. The Transferor may offer any Series under a Disclosure Document in offerings pursuant to this Prospectus or in transactions either registered under the Securities Act or exempt from registration thereunder directly, through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

   The holder of the Transferor Certificate may perform Exchanges and define Principal Terms such that each Series issued under a Trust has a period during which amortization or accumulation of the principal amount thereof is intended to occur which may have a different length and begin on a different date than such period for any other Series. Further, one or more Series may be in their amortization or accumulation periods while other Series are not. Moreover, each Series may have the benefit of a Credit Enhancement which is available only to such Series. Under the related Agreement, the Trustee shall hold any such form of Credit Enhancement only on behalf of the Series to which it relates. The holder of the Transferor Certificate may deliver a different form of Credit Enhancement agreement with respect to any Series. The holder of the Transferor Certificate may specify different certificate rates and monthly servicing fees with respect to each Series (or a particular Class within such Series). The holder of the Transferor Certificate will also have the option under the related Agreement to vary between Series the terms upon which a Series (or a particular Class within such Series) may be repurchased by the Transferor or remarketed to other investors. There will be no limit to the number of Exchanges that may be performed under a related Agreement.

   An Exchange may only occur upon the satisfaction of certain conditions provided in the related Agreement. Under each Agreement, the holder of the Transferor Certificate may perform an Exchange by notifying the Trustee at least five days in advance of the date upon which the Exchange is to occur stating the Series to be issued on the date of the Exchange and, with respect to each such Series (and, if applicable, each Class thereof): (i) its initial principal amount (or method for calculating such amount), (ii) its certificate rate (or method of calculating such rate) and (iii) the "Credit Enhancement Provider," if any, which is expected to provide support with respect to it. Each Agreement will provide that on the date of the Exchange the Trustee will authenticate any such Series only upon delivery to it of the following, among others, (i) a Series Supplement specifying the principal terms of such Series (the "Principal Terms"), (ii) (a) an opinion of counsel to the effect that, unless otherwise stated in the related Series Supplement, the certificates of such Series will be characterized as indebtedness for Federal income tax purposes and (b) an opinion of counsel to the effect that, for federal income tax purposes, (1) such issuance will not adversely affect the Federal income tax characterization as debt of Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance,
(2) following such issuance the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation for Federal income tax purposes and (3) such issuance will not cause or constitute an event in which gain or loss would be recognized by any Certificateholder (an opinion of counsel with respect to any matter to the effect referred to in clause (b) with respect to any action is referred to herein as a "Tax Opinion"), (iii) if required by the related Series Supplement, the form of Credit Enhancement,
(iv) if Credit Enhancement is required by the Series Supplement, an appropriate Credit Enhancement agreement executed by the Transferor and the issuer of the Credit Enhancement, (v) written confirmation from each Rating Agency that the Exchange will not result in such Rating Agency's reducing or withdrawing its rating on any then outstanding Series rated by it, (vi) an officer's certificate of the Transferor to the effect that after giving effect to the Exchange the Transferor would not be required to add Additional Accounts pursuant to the related Agreement and the Transferor Amount would be at least equal to the Minimum Transferor Amount and (vii) the existing Transferor Certificate and, if applicable, the certificates representing the Series to be exchanged. Upon satisfaction of such conditions, the Trustee will cancel the existing Transferor Certificate and the certificates of the exchanged Series, if applicable, and authenticate the new Series and a new Transferor Certificate.

Representations and Warranties

   The Transferor will make in the Agreement and each New Agreement certain representations and warranties to the Trust to the effect that, among other things, (a) as of the Closing Date, the Transferor was duly incorporated and in good standing and that it has the authority to consummate the transactions contemplated by the related Agreement and (b) as of the relevant Cut-Off Date (or as of the date of the designation of Additional Accounts or the creation of Automatic Additional Accounts), each Account was an Eligible Account (as defined below). If so provided in the related Prospectus Supplement, if (i) any of these representations and warranties proves to have been incorrect in any material respect when made, and continues to be incorrect for 60 days after notice to the Transferor by the related Trustee or to the Transferor and the related Trustee by the Certificateholders holding more than 50% of the Investor Interest of the related Series, and (ii) as a result the interests of the Certificateholders are materially and adversely affected, and continue to be materially and adversely affected during such period, then the Trustee or Certificateholders holding more than 50% of the

Investor Interest may give notice to the Transferor (and to the related Trustee in the latter instance) declaring that a Pay Out Event has occurred, thereby commencing the Rapid Amortization Period or, if so specified in the related Prospectus Supplement, the Rapid Accumulation Period.

   The Transferor will make in the Agreement and each New Agreement representations and warranties to the related Trust relating to the Receivables in such Trust to the effect, among other things, that (a) as of the Closing Date of the initial Series of Certificates issued by such Trust, each of the Receivables then existing is an Eligible Receivable (as defined below) and (b) as of the date of creation of any new Receivable, such Receivable is an Eligible Receivable and the representation and warranty set forth in clause (b) in the immediately following paragraph is true and correct with respect to such Receivable. In the event (i) of a breach of any representation and warranty set forth in this paragraph, within 60 days, or such longer period as may be agreed to by the Trustee, of the earlier to occur of the discovery of such breach by the Transferor or Servicer or receipt by the Transferor of written notice of such breach given by the Trustee, or, with respect to certain breaches relating to prior liens, immediately upon the earlier to occur of such discovery or notice and (ii) that as a result of such breach, the Receivables in the related Accounts are charged off as uncollectible, the Trust's rights in, to or under the Receivables or its proceeds are impaired or the proceeds of such Receivables are not available for any reason to the Trust free and clear of any lien, the Transferor shall accept reassignment of each Principal Receivable as to which such breach relates (an "Ineligible Receivable") on the terms and conditions set forth below; provided, however, that no such reassignment shall be required to be made with respect to such Ineligible Receivable if, on any day within the applicable period (or such longer period as may be agreed to by the Trustee), the representations and warranties with respect to such Ineligible Receivable shall then be true and correct in all material respects. The Transferor shall accept reassignment of each such Ineligible Receivable by directing the Servicer to deduct the amount of each such Ineligible Receivable from the aggregate amount of Principal Receivables used to calculate the Transferor Amount. In the event that the exclusion of an Ineligible Receivable from the calculation of the Transferor Amount would cause the Transferor Amount to be a negative number, on the date of reassignment of such Ineligible Receivable the Transferor shall make a deposit in the Excess Funding Account in immediately available funds in an amount equal to the amount by which the Transferor Amount would be reduced below zero. Any such deduction or deposit shall be considered a repayment in full of the Ineligible Receivable. The obligation of the Transferor to accept reassignment of any Ineligible Receivable is the sole remedy respecting any breach of the representations and warranties set forth in this paragraph with respect to such Receivable available to the Certificateholders or the Trustee on behalf of Certificateholders. Certificateholders will not incur any costs, direct or indirect, related to any such reassignment to the Transferor.

   The Transferor will make in the Agreement and each New Agreement representations and warranties to the related Trust to the effect, among other things, that as of the Closing Date of the initial Series of Certificates issued by such Trust (a) the related Agreement will constitute a legal, valid and binding obligation of the Transferor and (b) the transfer of Receivables by it to the Trust under the Agreement will constitute either a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables (other than Receivables in Additional Accounts), whether then existing or thereafter created and the proceeds thereof (including amounts in any of the accounts established for the benefit of Certificateholders) or the grant of a first priority perfected security interest in such Receivables (except for certain tax liens) and the proceeds thereof (including amounts in any of the accounts established for the benefit of Certificateholders), which is effective as to each such Receivable upon the creation thereof. In the event of a breach of any of the representations and warranties described in this paragraph, either the Trustee or the Holders of Certificates evidencing undivided interests in the Trust aggregating more than 50% of the aggregate Investor Interest of all Series outstanding under such Trust may direct the Transferor to accept reassignment of the Trust Portfolio within 60 days of such notice, or within such longer period specified in such notice. The Transferor will be obligated to accept reassignment of such Receivables on a Distribution Date occurring within such applicable period. Such reassignment will not be required to be made, however, if at any time during such applicable period, or such longer period, the representations and warranties shall then be true and correct in all material respects. The deposit amount for such reassignment will be equal to the Investor Interest and Enhancement Invested Amount, if any, for each Series outstanding under such Trust on the last day of the Monthly Period preceding the Distribution Date on which the reassignment is scheduled to be made less the amount, if any, previously allocated for payment of principal to such Certificateholders or such holders of the Enhancement Invested Amount or the Collateral Interest, if any, on such Distribution Date, plus an amount equal to all accrued and the unpaid interest less the amount, if any, previously allocated for payment of such interest on such Distribution Date. The payment of the reassignment deposit amount and the transfer of all other amounts deposited for the preceding month in the Distribution Account will be considered a payment in full of the Investor Interest and the Enhancement Invested Amount, if any, for each such Series required to be repurchased and will be distributed upon presentation and surrender of the Certificates for each such Series. The obligation of the Transferor to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to the Trustee or Certificateholders. The Certificateholders will not incur any costs, direct or indirect, related to the reassignment of the Trust Portfolio to the Transferor.

   An "Eligible Account" means, as of the relevant Cut-Off Date (or, with respect to Additional Accounts, as of their date of designation for inclusion in the related Trust, or with respect to Automatic Additional Accounts, as of their date of creation), each Account owned by the Transferor (a) which was in existence and maintained with the Transferor, (b) which is payable in United States dollars, (c) the customer of which has provided, as his most recent billing address, an address located in the United States or its territories or possessions, (d) which has not been classified by the Transferor as cancelled, counterfeit, deleted, fraudulent, stolen or lost, and (e) which has either been originated by the Transferor or acquired by the Transferor from other institutions. Under the Agreement and each New Agreement, the definition of Eligible Account may be changed by amendment to such Agreement without the consent of the related Certificateholders if (i) the Transferor delivers to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Transferor, such amendment will not as of the date of such amendment adversely affect in any material respect the interest of such Certificateholders, and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series under the related Trust.

   An "Eligible Receivable" means each Receivable (a) which has arisen under an Eligible Account, (b) which was created in compliance, in all material respects, with all requirements of law applicable to the Transferor, and pursuant to a credit card agreement which complies in all material respects with all requirements of law applicable to the Transferor, (c) with respect to which all consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given by the Transferor in connection with the creation of such Receivable or the execution, delivery, creation and performance by the Transferor of the related credit card agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivable, (d) as to which, at the time of its creation, the Transferor or the related Trust had good and marketable title free and clear of all liens and security interests arising under or through the Transferor (other than certain tax liens for taxes not then due or which the Transferor is contesting), (e) which is the legal, valid and binding payment obligation of the obligor thereon, legally enforceable against such obligor in accordance with its terms (with certain bankruptcy-related exceptions) and (f) which constitutes an "account" under Article 9 of the Uniform Commercial Code as then in effect in the State of Delaware.

   Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, the Trustee will not make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with the Transferor's representations and warranties or for any other purpose. The Servicer, however, will deliver to the Trustee on or before October 31 of each year (or such other date specified in the related Prospectus Supplement) an opinion of counsel with respect to the validity of the security interest of the Trust in and to the Receivables and certain other components of the Trust.

Addition of Trust Assets

   As described above under "The Receivables," the Transferor will have the right to designate for each Trust, from time to time, additional eligible revolving credit card accounts to be included as Accounts (the "Additional Accounts") with respect to such Trust. In addition, the Transferor will be required to designate Additional

Accounts under the circumstances and in the amounts specified in the related Prospectus Supplement. The Transferor will convey to the related Trust its interest in all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. This feature permits the Transferor to increase the amount of Principal Receivables in a Trust over the amount that would otherwise be included, thereby permitting the issuance of additional Series or avoiding the occurrence of certain Pay Out Events with respect to existing Series. Certificateholders will not incur any costs, direct or indirect, as a result of the exercise of this feature.

   Each Additional Account must be an Eligible Account at the time of its designation. However, Additional Accounts may not be of the same credit quality as the initial Accounts. Additional Accounts may have been originated by the Transferor using credit criteria different from those which were applied by the Transferor to the initial Accounts or may have been acquired by the Transferor from an institution which may have had different credit criteria.

   In addition to or in lieu of Additional Accounts, the Transferor under the Agreement and each New Agreement will be permitted to add to the related Trust participations representing undivided interests in a pool of assets primarily consisting of receivables arising under consumer revolving credit card accounts and collections thereon ("Participations"). Each Participation must
(a) have been (i) previously registered under the Securities Act or (ii) held for the holding period required under Rule 144(k) under the Securities Act and
(b) be acquired in a bona fide secondary market transaction and not from the Transferor or an affiliate thereof, in each case to the extent required by the Securities Act. Participations may be evidenced by one or more certificates of ownership issued under a separate pooling and servicing agreement or similar agreement (a "Participation Agreement") which entitles the Certificateholder to receive percentages of collections generated by the pool of assets subject to such Participation Agreement from time to time and to certain other rights and remedies specified therein. Participations may have their own credit enhancement, pay out events, servicing obligations and servicer defaults, all of which are likely to be enforceable by a separate trustee under the Participation Agreement and may be different from those specified herein. The rights and remedies of the related Trust as the holder of a Participation (and therefore the Certificateholders) will be subject to all the terms and provisions of the related Participation Agreement. The Agreement and each New Agreement may be amended to permit the addition of a Participation in a Trust without the consent of the related Certificateholders if (i) the Transferor delivers to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Transferor, such amendment will not as of the date of such amendment adversely affect in any material respect the interest of such Certificateholders, and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series under the related Trust.

   A conveyance by the Transferor to a Trust of Receivables in Additional Accounts or Participations is subject to the following conditions, among others: (i) the Transferor shall give the Trustee, each Rating Agency and the Servicer written notice that such Additional Accounts or Participations will be included, which notice shall specify the approximate aggregate amount of the Receivables or interests therein to be transferred; (ii) the Transferor shall have delivered to the Trustee a written assignment (including an acceptance by the Trustee on behalf of the Trust for the benefit of the Certificateholders) as provided in the Agreement relating to such Additional Accounts or Participations (the "Assignment") and, the Transferor shall have delivered to the Trustee a computer file or microfiche list, dated the date of such Assignment, containing a true and complete list of such Additional Accounts or Participations; (iii) the Transferor shall represent and warrant that (x) each Additional Account is, as of the date Additional Accounts are added (the "Addition Date"), an Eligible Account, and each Receivable in such Additional Account is, as of the Addition Date, an Eligible Receivable, (y) no selection procedures believed by the Transferor to be materially adverse to the interests of the Certificateholders were utilized in selecting the Additional Accounts from the available Eligible Accounts from the Bank Portfolio, and (z) as of the Addition Date, the Transferor is not insolvent;
(iv) the Transferor shall deliver certain opinions of counsel with respect to the transfer of the Receivables in the Additional Accounts or the Participations to the Trust; and (v) under certain circumstances with respect to Additional Accounts, and in all cases with respect to Participations, each Rating Agency then rating any Series of Certificates outstanding under such Trust shall have consented to the addition of such Additional Accounts or Participations.

   The Transferor may from time to time, at its sole discretion, designate Eligible Accounts to be included as Accounts ("Automatic Additional Accounts"), subject to the limitations specified in this paragraph and in the applicable Agreement. Unless each Rating Agency otherwise consents, the number of Automatic Additional Accounts shall not either (i) with respect to any three consecutive Monthly Periods, exceed 15% of the number of Accounts as of the end of the ninth Monthly Period preceding the commencement of such three Monthly Periods (or, the Cut-Off Date, whichever is later) and (ii) with respect to any twelve Monthly Periods, exceed 20% of the number of Accounts as of the first day of such twelve Monthly Periods (or, the Cut-Off Date, whichever is later) (the "Aggregate Addition Limit"). On a semi-annual basis, or more frequently if required by any Rating Agency, the Transferor shall have delivered to the Trustee, each Rating Agency and certain providers of Credit Enhancement an opinion of counsel with respect to the Automatic Additional Accounts included as Accounts during the preceding three-month period confirming the validity and perfection of the transfer of the Receivables of such Automatic Additional Accounts. Such opinion of counsel shall be provided by outside counsel. If such opinion of counsel with respect to any Automatic Additional Accounts is not so received, the ability of the Bank to designate Automatic Additional Accounts will be suspended until such time as each Rating Agency otherwise consents in writing or affected Accounts are removed from the Trust. The Transferor may discontinue the inclusion of Automatic Additional Accounts at any time, at its sole discretion.

   In addition to the periodic reports otherwise required to be filed by the Servicer with the Commission pursuant to the Exchange Act, the Servicer intends to file, on behalf of each Trust, a Report on Form 8-K with respect to any addition to a Trust of Receivables in Additional Accounts or Participations that would have a material effect on the composition of the assets of such Trust.

Removal of Accounts

   Subject to the conditions set forth in the next succeeding sentence, the Transferor may, but shall not be obligated to, designate from time to time certain Accounts to be Removed Accounts, all Receivables in which shall be subject to deletion and removal from the related Trust. This feature is intended to permit the Transferor to obtain unencumbered ownership of Receivables not needed to support any Series of Certificates. Certificateholders will not incur any cost, direct or indirect, as a result of the exercise of this feature. The Transferor will be permitted to designate and require reassignment to it of the Receivables from Removed Accounts only upon satisfaction of the following conditions: (i) the removal of any Receivables of any Removed Accounts shall not, in the reasonable belief of the Transferor, cause a Pay Out Event to occur; (ii) the Transferor shall have delivered to the related Trustee for execution a written assignment and a computer file or microfiche list containing a true and complete list of all Removed Accounts identified by account number and the aggregate amount of the Receivables in such Removed Accounts; (iii) the Transferor shall represent and warrant that no selection procedures believed by the Transferor to be materially adverse to the interests of the holders of any Series of Certificates outstanding under such Trust were utilized in selecting the Removed Accounts to be removed from such Trust; (iv) the Transferor shall have received notice from each such Rating Agency that such proposed removal will not result in a downgrade of its then current rating for any such Series; (v) the Principal Receivables of the Removed Accounts shall not equal or exceed the percentage specified in the related Prospectus Supplement of the aggregate amount of the Principal Receivables in such Trust at such time; provided, that if any Series has been paid in full, the Principal Receivables in such Removed Accounts may equal or approximately equal the initial Investor Interest or Full Investor Interest, as applicable, of such Series; (vi) such other conditions as are specified in the related Prospectus Supplement; and (vii) the Transferor shall have delivered to the Trustee an officer's certificate confirming the items set forth in clauses (i) through (vi) above. Notwithstanding the above, the Transferor will be permitted to designate as a Removed Account without the consent of the related Trustee, Certificateholders or Rating Agencies any Account that has a zero balance and which the Transferor will remove from its computer file.

Collection and Other Servicing Procedures

   For each Series of Certificates, the Servicer will be responsible for servicing and administering the Receivables in accordance with the Servicer's policies and procedures for servicing credit card receivables comparable to the Receivables. The Servicer will be required to maintain or cause to be maintained fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as the Servicer believes to be reasonable from time to time.

Discount Option

   The Transferor may at any time designate a specified fixed or variable percentage as specified in the related Prospectus Supplement (the "Discount Percentage") of the amount of Receivables arising in the Accounts with respect to the related Trust on and after the date such option is exercised (the "Discount Option") that otherwise would have been treated as Principal Receivables to be treated as Finance Charge Receivables. Such designation will become effective upon satisfaction of the requirements set forth in the related Agreement, including written confirmation by each Rating Agency in writing of its then current rating on each outstanding Series of the related Trust. On the date of processing of any collections, the product of the Discount Percentage and collections of Receivables that arise in the Accounts on such day on or after the date such option is exercised that otherwise would be Principal Receivables will be deemed collections of Finance Charge Receivables and will be applied accordingly, unless otherwise provided in the related Prospectus Supplement. Such feature is intended to permit the Transferor to increase the Portfolio Yield and thereby decrease the risk of the occurrence of a Pay Out Event. Certificateholders will not incur any cost, direct or indirect, as a result of the exercise of this feature.

Trust Accounts

   The related Trustee will establish and maintain in the name of the Trust two separate accounts in a segregated trust account, a "Finance Charge Account" and a "Principal Account," for the benefit of the Certificateholders of all related Series, including any Series offered pursuant to this Prospectus. Each Agreement will provide that the Trustee shall have the power to establish series accounts in Series Supplements, including an Interest Funding Account, a Principal Funding Account, a Pre-Funding Account or such other account specified in the related Series Supplement, each of which series accounts shall be held for the benefit of the Certificateholders of the related Series and for the purposes set forth in the related Prospectus Supplement. The Trustee will also establish a "Distribution Account," which shall be a non-interest bearing segregated demand deposit account established with a Qualified Institution other than the Transferor. The Servicer will establish and maintain, in the name of the Trust, for the benefit of Certificateholders of all Series issued thereby including any Series offered pursuant to this Prospectus, a Collection Account, which will be a non-interest bearing segregated account established and maintained with the Servicer or with a "Qualified Institution," defined as a depository institution or trust company, which may include the related Trustee, organized under the laws of the United States or any one of the states thereof, which at all times has a short-term unsecured debt rating of P-1 by Moody's Investors Service, Inc. ("Moody's") and of A-l+ by Standard & Poor's Ratings Services ("Standard & Poor's"), or a depository institution, which may include the Trustee, which is acceptable to the Rating Agency. The Servicer will also establish and maintain, with respect to each Trust, the Excess Funding Account, as more fully described herein. Funds in the Principal Account and the Finance Charge Account for each Trust will be invested, at the direction of the Servicer, in (i) obligations fully guaranteed by the United States of America, (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies, the certificates of deposit of which have the highest rating from Moody's and Standard & Poor's, (iii) commercial paper having, at the time of the Trust's investment, a rating in the highest rating category from Moody's and Standard & Poor's, (iv) bankers' acceptances issued by any depository institution or trust company described in clause (ii) above, (v) certain repurchase agreements transacted with either
(a) an entity subject to the United States federal bankruptcy code or (b) a financial institution insured by the FDIC or any broker-dealer with "retail customers" that is under the jurisdiction of the Securities Investors Protection Corp. and (vi) any other investment if the Rating Agency confirms in writing that such investment will not adversely affect its then current rating or ratings of the Investor Certificates, provided that such investment will not cause the Trust to be treated as an investment company within the meaning of the Investment Company Act of 1940, as amended (such investments, "Permitted Investments"). Any earnings (net of losses and investment expenses) on funds in the Finance Charge Account or the Principal Account will be paid to the Transferor, or used for another purpose if specified in the related Prospectus Supplement. Funds in any other series account established by a Series Supplement may be invested in Permitted Investments or otherwise as provided in the related Prospectus Supplement. The Servicer will have the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Finance Charge Account and the Principal Account for the purpose of carrying out the Servicer's duties under the Agreement. The Trustee will be the paying agent and will have the revocable power to withdraw funds from the Distribution Account for the purpose of making distributions to the Certificateholders.

Funding Period

   For any Series of Certificates, the related Prospectus Supplement may specify that during a Funding Period, all or a portion of the principal amount of such Series (the "Pre-Funding Amount") will be held in a Pre-Funding Account pending the transfer of additional Receivables to the Trust or pending the reduction of the Investor Interests of other Series issued by the related Trust. The related Prospectus Supplement will specify the initial Investor Interest with respect to such Series, the Full Investor Interest and the date by which the Investor Interest is expected to equal the Full Investor Interest. The Investor Interest will increase as Receivables are added to the related Trust or as the Investor Interests of other Series of the related Trust are reduced. See "--Addition of Trust Assets." This feature is intended to permit the Transferor to issue a new Series of Certificates at an opportune time, if the Investor Interest of existing Series are expected to be reduced or additional Principal Receivables are expected to be included in a Trust at a subsequent time. Certificateholders will not incur any costs, direct or indirect, as a result of the exercise of this feature. If the Investor Interest does not equal the Full Investor Interest by the end of the Funding Period, Certificateholders of the affected Series will receive principal repayments prior the expected date of receipt. See "Risk Factors--Pre-Funding Account." Any designation of Additional Accounts (or Participations) or Automatic Additional Accounts during the Funding Period will be subject to the same conditions and protections applicable at any other time.

   During the Funding Period, funds on deposit in the Pre-Funding Account for a Series of Certificates will be withdrawn and paid to the holder of the Transferor Certificate to the extent of any increases in the Investor Interest. In the event that the Investor Interest does not for any reason equal the Full Investor Interest by the end of the Funding Period, any amount remaining in the Pre-Funding Account will be payable to the Certificateholders of such Series in the manner and at such time as set forth in the related Prospectus Supplement. Such payment will reduce the aggregate principal amount of such Certificates. In addition, if so specified in the related Prospectus Supplement, a prepayment premium or penalty or similar amount may be payable to the Certificateholders of such Series.

   Monies in the Pre-Funding Account will be invested by the Trustee in Permitted Investments and, if so specified in the related Prospectus Supplement, will be subject to a guaranteed rate or investment agreement or other similar arrangement, and, in connection with each Distribution Date during the Funding Period, investment earnings on funds in the Pre-Funding Account during the related Monthly Period will be withdrawn from the Pre-Funding Account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the Finance Charge Account for distribution in respect of interest on the Certificates of the related Series in the manner specified in the related Prospectus Supplement.

Investor Percentage and Transferor Percentage

   For each Trust, the Servicer will allocate between the Investor Interest of each Series issued by such Trust (and between each Class of each Series) and the Transferor Interest, and, in certain circumstances, the interest of certain Credit Enhancement Providers, all amounts collected on Finance Charge Receivables, all amounts collected on Principal Receivables and all Receivables in Defaulted Accounts. The Servicer will make each allocation by reference to the applicable Investor Percentage of each Series and the Transferor Percentage, and, in certain circumstances, the percentage interest of certain providers of Enhancement (the "Credit

Enhancement Percentage") with respect to such Series. The Prospectus Supplement relating to a Series specifies the Investor Percentage and, if applicable, the Credit Enhancement Percentage (or the method of calculating such percentages) with respect to the allocations of collections of Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts during the Revolving Period, any Amortization Period and any Accumulation Period, as applicable. In addition, for each Series of Certificates having more than one Class, the related Prospectus Supplement specifies the method of allocation between each Class.

   The Transferor Percentage will, in all cases, be equal to 100% minus the aggregate Investor Percentages and, if applicable, the Credit Enhancement Percentages, for all Series then outstanding.

Application of Collections

   Except as otherwise provided below, the Servicer will deposit into the Collection Account for the related Trust no later than the second business day (or such other day specified in the related Prospectus Supplement) following the date of processing, any payment collected by the Servicer on the Receivables. On the same day as any such deposit is made, the Servicer will make the deposits and payments to the accounts and parties as indicated below; provided, however, that for as long as the Bank or an affiliate thereof remains the Servicer under the related Agreement, and (a) the Servicer provides to the Trustee a letter of credit or other credit support acceptable to each Rating Agency or (b) the Servicer or the Corporation has and maintains a certificate of deposit or commercial paper rating of P-1 by Moody's and of A-1 by Standard & Poor's, then the Servicer may make such deposits and payments on a monthly or other periodic basis on the Transfer Date in an amount equal to the net amount of such deposits and payments which would have been made.

   Notwithstanding anything in the related Agreement to the contrary, whether the Servicer is required to make monthly or daily deposits from the Collection Account into the Finance Charge Account or the Principal Account, with respect to any Monthly Period, (i) the Servicer will only be required to deposit collections from the Collection Account into the Finance Charge Account, the Principal Account or any series account established by a related Series Supplement up to the required amount to be deposited into any such account or, without duplication, distributed on or prior to the related Distribution Date to Certificateholders or to the provider of Enhancement and (ii) if at any time prior to such Distribution Date the amount of collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw the excess from the Collection Account.

   The Servicer will withdraw the following amounts from the Collection Account for application as indicated:

     (a) an amount equal to the Transferor Percentage of the aggregate amount of such deposits in respect of Principal Receivables and Finance Charge Receivables, respectively, will be paid or held for payment to the holder of the Transferor Certificate (or, in certain limited circumstances, deposited in the Excess Funding Account);

     (b) an amount equal to the applicable Investor Percentage of the aggregate amount of such deposits in respect of Finance Charge Receivables will be deposited into the Finance Charge Account for allocation and distribution as described in the related Prospectus Supplement;

     (c) during the Revolving Period, an amount equal to the applicable Investor Percentage of the aggregate amount of such deposits in respect of Principal Receivables will be paid or held for payment to the holder of the Transferor Certificate, provided that if after giving effect to the inclusion in the related Trust of all Receivables on or prior to such date of processing and the application of payments referred to in paragraph (a) above the Transferor Amount is less than the Minimum Transferor Amount, the excess will be deposited in the Excess Funding Account or other specified account and will be used as described in the related Prospectus Supplement, including for payment to other Series of Certificates issued by the related Trust;

     (d) during the Controlled Amortization Period, Controlled Accumulation Period or Rapid Accumulation Period, as applicable, an amount equal to the applicable Investor Percentage of such deposits in respect of Principal Receivables up to the amount, if any, as specified in the related Prospectus

  Supplement will be deposited in the Principal Account or Principal Funding Account, as applicable, for allocation and distribution to Certificateholders as described in the related Prospectus Supplement, provided that if collections of Principal Receivables exceed the principal payments that may be allocated or distributed to Certificateholders, the amount of such excess will be paid to the holder of the Transferor Certificate until the Transferor Amount is reduced to the Minimum Transferor Amount, and thereafter will be deposited in the Excess Funding Account or other specified account and will be used as described in the related Prospectus Supplement, including for payment to other Series of Certificates issued by the related Trust; and

     (e) during the Principal Amortization Period, if applicable, and the Rapid Amortization Period, an amount equal to the applicable Investor Percentage of such deposits in respect of Principal Receivables will be deposited into the Principal Account for application and distribution as provided in the related Prospectus Supplement.

   In the case of a Series of Certificates having more than one Class, the amounts in the Collection Account will be allocated and applied to each Class in the manner and order of priority described in the related Prospectus Supplement.

Shared Excess Finance Charge Collections

   Any Series offered hereby may be included in a Group. The Prospectus Supplement relating to a Series specifies whether such Series will be included in a Group and identifies any previously issued Series included in such Group. If so specified in the related Prospectus Supplement, the Certificateholders of a Series within a Group or any Class thereof may be entitled to receive all or a portion of Excess Finance Charge Collections with respect to another Series or Class thereof within such Group to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to such Series or Class. With respect to any Series, "Excess Finance Charge Collections" for any Monthly Period will equal the excess of collections of Finance Charge Receivables, and certain other amounts allocated to the Investor Interest of such Series or Class over the sum of (i) interest accrued for the current month ("Monthly Interest") and overdue Monthly Interest on the Certificates of such Series or Class (together with, if applicable, interest on overdue Monthly Interest at the rate specified in the related Prospectus Supplement, ("Additional Interest"), (ii) accrued and unpaid Investor Servicing Fees with respect to such Series or Class payable from collections of Finance Charge Receivables, (iii) the Investor Default Amount with respect to such Series or Class, (iv) unreimbursed Investor Charge-Offs with respect to such Series or Class and (v) other amounts specified in the related Prospectus Supplement. The term "Investor Servicing Fee" for any Series of Certificates or Class thereof means the Servicing Fee allocable to the Investor Interest with respect to such Series or Class, as specified in the related Prospectus Supplement. The term "Investor Default Amount" means, for any Monthly Period and for any Series or Class thereof, the aggregate amount of the applicable Investor Percentage of Receivables in Defaulted Accounts. The term "Investor Charge-Off" means, for any Monthly Period and for any Series or Class thereof, the amount by which (a) the related Monthly Interest and overdue Monthly Interest (together with, if applicable, Additional Interest), accrued and unpaid Investor Servicing Fees payable from collections of Finance Charge Receivables, the Investor Default Amount and any required fees exceeds (b) amounts available to pay such amounts out of collections of Finance Charge Receivables, available Credit Enhancement amounts, if any, and other sources specified in the related Prospectus Supplement, but not more than such Investor Default Amount. This feature permits amounts that would otherwise be payable to the holder of the Transferor Certificate to be used for the benefit of Series of Certificates that would otherwise experience shortfalls in amounts payable from collections of Finance Charge Receivables or from Credit Enhancement. See "--Application of Collections" and "-- Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs."

Excess Funding Account

   If on any date the Transferor Amount would be less than the Minimum Transferor Amount (after giving effect to any addition of Principal Receivables to the applicable Trust) if the Servicer were to distribute to the holder of the Transferor Certificate any collections of Principal Receivables that otherwise would be distributed to the holder of the Transferor Certificate, the Servicer will not distribute such amounts, but shall instead deposit such funds in a segregated account established and maintained by the Servicer, in the name of the Trust, for the benefit of Certificateholders of all Series issued by such Trust, with the Servicer or with a Qualified Institution (the "Excess Funding Account") . Funds on deposit in the Excess Funding Account will be withdrawn and paid to the holder of the Transferor Certificate on any date to the extent that the Transferor Amount exceeds the Minimum Transferor Amount on such date; provided, however, that if a Controlled Accumulation Period, Controlled Amortization Period, Principal Amortization Period, Rapid Amortization Period or Rapid Accumulation Period commences with respect to any Series in a Group entitled to the benefits of Shared Principal Collections, any funds on deposit in the Excess Funding Account not released to the holder of the Transferor Certificate will be treated as Shared Principal Collections to the extent needed to cover principal payments due to or for the benefit of such Series, if the Series Supplement with respect to such Series so provides. This feature is intended to avoid or forestall the occurrence of a Pay Out Event (and thus certain unexpected prepayments of the Certificates) at a time when adequate Principal Receivables are not being generated in the Accounts in a Trust by retaining collections of Principal Receivables in the Trust for the benefit of Certificateholders. Certificateholders will not incur any costs, direct or indirect, as a result of the inclusion of this feature.

   Funds on deposit in the Excess Funding Account will be invested by the Trustee, at the direction of the Servicer, in Permitted Investments. Any earnings (net of losses and investment expenses) earned on amounts on deposit in the Excess Funding Account during any Monthly Period will be withdrawn from the Excess Funding Account and treated as collections of Finance Charge Receivables with respect to such Monthly Period for the applicable Trust.

Shared Principal Collections

   If so specified in the related Prospectus Supplement, to the extent that collections of Principal Receivables and certain other amounts that are allocated to the Investor Interest of any Series are not needed to make payments or deposits with respect to such Series, such collections will constitute Shared Principal Collections and will be applied to cover principal payments due to or for the benefit of Certificateholders of other Series. If so specified in the related Prospectus Supplement, the allocation of Shared Principal Collections may be among Series within a Group. Any such reallocation will not result in a reduction in the Investor Interest of the Series to which such collections were initially allocated. This feature permits amounts that would otherwise be payable to the holder of the Transferor Certificate to be used for the benefit of Series of Certificates that would otherwise experience a shortfall or delay in the payment of principal thereon.

Paired Series

   If specified in the Prospectus Supplement relating to a Series, such Series may be paired with another Series (each, a "Paired Series") , such that a reduction in the Investor Interest of one such Series results in an increase in the Investor Interest of the other such Series. The effects of this feature are discussed in the related Prospectus Supplements of the Paired Series.

Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs

   For each Series of Certificates, on the business day preceding each Transfer Date (the "Determination Date") , the Servicer will calculate the aggregate Investor Default Amount for the preceding Monthly Period, which will be equal to the aggregate amount of the Investor Percentage of Receivables in Defaulted Accounts; that is, Accounts which in such Monthly Period were written off as uncollectible in accordance with the Servicer's policies and procedures for servicing credit card receivables comparable to the Receivables. In the case of a Series of Certificates having more than one Class, the Investor Default Amount will be allocated among the Classes in the manner described in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, an amount equal to the Investor Default Amount for any Monthly Period may be paid from other amounts, including collections in the Finance Charge Account or from Credit Enhancement, and applied to pay principal to Certificateholders or the holder of the Transferor Certificate, as appropriate. In the case of a Series of Certificates having one or more Classes of Subordinated Certificates, the related Prospectus Supplement may provide that all or a portion of amounts otherwise allocable to such Subordinated Certificates may be paid to the holders of Senior Certificates to make up any Investor Default Amount allocable to such holders of Senior Certificates.

   With respect to each Series of Certificates, the Investor Interest with respect to such Series will be reduced by the amount of Investor Charge-Offs for any Monthly Period. Investor Charge-Offs will be reimbursed on any Distribution Date to the extent amounts on deposit in the Finance Charge Account and otherwise available therefor exceed such interest, fees and any aggregate Investor Default Amount payable on such date. Such reimbursement of Investor Charge-Offs will result in an increase in the Investor Interest with respect to such Series. In the case of a Series of Certificates having more than one Class, the related Prospectus Supplement describes the manner and priority of allocating Investor Charge-Offs and reimbursements thereof among the Investor Interests of the several Classes.

   If the Servicer adjusts the amount of any Principal Receivable because of transactions occurring in respect of a rebate or refund to a cardholder, or because such Principal Receivable was created in respect of merchandise which was refused or returned by a cardholder, then the amount of the Transferor Amount in the related Trust will be reduced, on a net basis, by the amount of the adjustment. In addition, the Transferor Amount in such Trust will be reduced, on a net basis, as a result of transactions in respect of any Principal Receivable which was discovered as having been created through a fraudulent or counterfeit charge. Furthermore, in the event that the exclusion of such Receivables from the calculation of the Transferor Amount at such time would cause the Transferor Amount to be less than the Minimum Transferor Amount, the Transferor shall be required to pay an amount equal to such deficiency into the Excess Funding Account.

Defeasance

   If so specified in the Prospectus Supplement relating to a Series, the Transferor may terminate its substantive obligations in respect of such Series or the related Trust by depositing with the Trustee, from amounts representing, or acquired with, collections of Receivables, money or Permitted Investments sufficient to make all remaining scheduled interest and principal payments on such Series or all outstanding Series of Certificates of such Trust, as the case may be, on the dates scheduled for such payments and to pay all amounts owing to any Credit Enhancement Provider with respect to such Series or all outstanding Series, as the case may be, if such action would not result in a Pay Out Event for any Series. Prior to its first exercise of its right to substitute money or Permitted Investments for Receivables, the Transferor will deliver to the Trustee (i) an opinion of counsel to the effect that such deposit and termination of obligations will not result in the related Trust being required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and (ii) a Tax Opinion.

Final Payment of Principal; Termination

   With respect to each Series, the Certificates will be subject to optional repurchase by the Transferor on any Distribution Date after the total Investor Interest of such Series and the Enhancement Invested Amount, if any, with respect to such Series, is reduced to an amount less than or equal to 5% of the initial Investor Interest (or such other amount specified in the related Prospectus Supplement), if certain conditions set forth in the related Agreement are met. The repurchase price will be equal to the total Investor Interest of such Series (less the amount, if any, on deposit in any Principal Funding Account with respect to such Series), plus the Enhancement Invested Amount, if any, with respect to such Series, plus accrued and unpaid interest on the Certificates and interest or other amounts payable on the Enhancement Invested Amount or the Collateral Interest, if any, through the day preceding the Distribution Date on which the repurchase occurs.

   The Certificates of each Series will be retired on the day following the Distribution Date on which the final payment of principal is scheduled to be made to the Certificateholders, whether as a result of optional reassignment to the Transferor or otherwise. Each Prospectus Supplement specifies the final date on which principal and interest with respect to the related Series of Certificates will be scheduled to be distributed (the "Series Termination Date"); provided, however, that the Certificates may be subject to prior termination as provided above. If the Investor Interest is greater than zero on the Series Termination Date, the Trustee or Servicer may be required to sell or cause to be sold certain Receivables in the manner provided in the related Agreement and Series Supplement and to pay the net proceeds of such sale and any collections on the Receivables, in an amount at least equal to the sum of the Investor Interest and the Enhancement Invested Amount, if any, with respect to such Series plus accrued interest due thereon.

   Unless the Servicer and the holder of the Transferor Certificate instruct the Trustee otherwise, each Trust will terminate on the earlier of (a) the day after the Distribution Date on which the aggregate Investor Interest and Enhancement Invested Amount or Collateral Interest, if any, with respect to each Series outstanding is zero, (b) October 26, 2045, or (c) if the Receivables are sold, disposed of or liquidated following the occurrence of an Insolvency Event, immediately following such sale, disposition or liquidation (such date, the "Trust Termination Date"). Upon the termination of each Trust and the surrender of the Transferor Certificate, the Trustee shall convey to the holder of the Transferor Certificate all right, title and interest of the Trust in and to the Receivables and other funds of the Trust.

Pay Out Events

   Unless otherwise specified in the related Prospectus Supplement, as described above, the Revolving Period will continue through the date specified in the related Prospectus Supplement unless a Pay Out Event occurs prior to such date. A Pay Out Event occurs with respect to all Series issued by a Trust upon the occurrence of any of the following events:

     (a) certain events of insolvency, receivership or bankruptcy relating to the Transferor or any holder of an interest in the Transferor Certificate, as defined in the Agreement (an "Insolvency Event") (including the Transferor Participation);

     (b) the Transferor is unable for any reason to transfer Receivables to such Trust in accordance with the provisions of the related Agreement; or

     (c) such Trust becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

   In addition, a Pay Out Event may occur with respect to any Series upon the occurrence of any other event specified in the related Prospectus Supplement. On the date on which a Pay Out Event is deemed to have occurred, the Rapid Amortization Period or, if so specified in the related Prospectus Supplement, the Rapid Accumulation Period will commence. If, because of the occurrence of a Pay Out Event, the Rapid Amortization Period begins earlier than the scheduled commencement of a Controlled Amortization Period or prior to a Scheduled Payment Date, Certificateholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Certificates.

   In addition to the consequences of a Pay Out Event discussed above, unless otherwise specified in the related Prospectus Supplement, if an Insolvency Event occurs with respect to the Transferor or any holder of an interest in the Transferor Certificate (including the Transferor Participation), on the day of such event (the "Appointment Date") the Transferor will immediately cease to transfer Principal Receivables to the Trust and promptly give notice to the Trustee of such event. If such event occurs while any of the Series 1995-1 Certificates remain outstanding, within 15 days, the Trustee will publish a notice of the liquidation or the appointment stating that the Trustee intends to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner. Unless otherwise instructed within a specified period by Certificateholders representing undivided interests aggregating more than 50% of the Investor Interest of each Series (or if any Series has more than one Class, of each Class, and any holder of the Transferor Certificate (including any Transferor Participation) with respect to which the Insolvency Event has not occurred, each provider of Enhancement, if any, and any other person entitled to give such instructions pursuant to any Supplement) issued and outstanding, the Trustee will sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. If the Trustee is instructed not to liquidate the Receivables as described in the preceding sentence, the Trustee will retain the Receivables and apply collections thereon in accordance with the Agreement; provided, however, that the Trustee shall nevertheless liquidate any remaining Receivables no later than three years after the Appointment Date. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as collections of the Receivables and applied as specified above in "--Application of Collections" and in the related Prospectus Supplement.

   If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a conservator or receiver for the Transferor, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of a Rapid Amortization Period or, if applicable with respect to a Series as specified in the related Prospectus Supplement, a Rapid Accumulation Period. In addition, a conservator or receiver may have the power to cause the early sale of the Receivables and the early retirement of the Certificates. See "Risk Factors-- Certain Legal Aspects" and "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership."

Servicing Compensation and Payment of Expenses

   For each Series of Certificates, the Servicer's compensation for its servicing activities and reimbursement for its expenses will take the form of the payment to it of the Servicing Fee payable at the times and in the amounts specified in the related Prospectus Supplement. The Investor Servicing Fee will be funded from collections of Finance Charge Receivables allocated to the Investor Interest and will be paid each month, or on such other specified periodic basis, from amounts so allocated and on deposit in the Finance Charge Account (which, if so specified in the related Prospectus Supplement, may include all or a portion of the Interchange arising from the Accounts) or, in certain limited circumstances, from amounts available from Enhancement and other sources, if any. The remainder of the servicing fee for each Trust will be allocable to the Transferor Interest, the Investor Interests of any other Series issued by such Trust and the interest represented by the Collateral Interest or the Enhancement Invested Amount, if any, with respect to such Series, as described in the related Prospectus Supplement. Neither the Trust nor the Certificateholders will have any obligation to pay the portion of the servicing fee allocable to the Transferor Interest.

   The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the Trustee and independent certified public accountants and other fees which are not expressly stated in the Agreement to be payable by the related Trust or the Certificateholders other than federal, state and local income and franchise taxes, if any, of the Trust.

Certain Matters Regarding the Transferor and the Servicer

   With respect to each Series of Certificates, the Servicer may not resign from its obligations and duties under the related Agreement, except upon determination that performance of its duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the related Agreement. The Bank, as initial Servicer, intends to delegate some of its servicing duties to WOSC; however, such delegation will not relieve it of its obligation to perform such duties in accordance with the related Agreement.

   The Agreement and each New Agreement will provide that the Servicer will indemnify the related Trust and Trustee from and against any reasonable loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer with respect to the activities of the Trust or the Trustee; provided, however, that the Servicer shall not indemnify (a) the Trustee for liabilities imposed by reason of fraud, negligence, or willful misconduct by the Trustee in the performance of its duties under the Agreement, (b) the Trust, the Certificateholders or the Certificate Owners for liabilities arising from actions taken by the Trustee at the request of Certificateholders, (c) the Trust, the Certificateholders or the Certificate Owners for any losses, claims, damages or liabilities incurred by any of them in their capacities as investors, including without limitation, losses incurred as a result of defaulted Receivables or Receivables which are written off as uncollectible, or (d) the Trust, the Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust, the Certificateholders or the Certificate Owners arising under any tax law, including without limitation, any federal, state or local income or franchise tax or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Certificateholders or the Certificate Owners in connection with the Agreement to any taxing authority.

   In addition, the Agreement and each New Agreement will provide that, subject to certain exceptions, the Transferor and any holder of an interest in the Transferor Certificate (including any Transferor Participation) will indemnify an injured party for any losses, claims, damages or liabilities (other than those incurred by a Certificateholder as an investor in the Certificates) arising out of or based upon the arrangement created by the Agreement as though the Agreement created a partnership under the Delaware Uniform Partnership Law in which the Transferor and any such holder of an interest in the Transferor Certificate (including any Transferor Participation) are general partners.

   The Agreement and each New Agreement will provide that neither the Transferor nor the Servicer nor any of their respective directors, officers, employees or agents will be under any other liability to the related Trust, Trustee, Certificateholders or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Agreement. Neither the Transferor, the Servicer, nor any of their respective directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of the Transferor, the Servicer or any such person in the performance of its duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Agreement and each New Agreement will provide that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement and which in its opinion may expose it to any expense or liability.

   The Agreement and each New Agreement will provide that, in addition to Exchanges, if applicable, the Transferor may transfer its interest in all or a portion of the Transferor Certificate, provided that prior to any such transfer (a) the Trustee receives written notification from each Rating Agency that such transfer will not result in a lowering of its then-existing rating of the Certificates of each outstanding Series rated by it and (b) the Trustee receives a Tax Opinion.

   Any person into which, in accordance with each Agreement, the Transferor or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Transferor or the Servicer is a party, or any person succeeding to the business of the Transferor or the Servicer will, upon compliance with the applicable provisions of the Agreement, be the successor to the Transferor or the Servicer, as the case may be, under the Agreement.

Servicer Default

   In the event of any Servicer Default (as defined below), either the Trustee or Certificateholders representing undivided interests aggregating more than 50% of the Investor Interests for all Series of Certificates of the related Trust, by written notice to the Servicer (and to the Trustee if given by the Certificateholders), may terminate all of the rights and obligations of the Servicer as servicer under the Agreement and in and to the Receivables and the proceeds thereof and the Trustee may appoint a new Servicer (a "Service Transfer"). The rights and interest of the Transferor under the related Agreement and in the Transferor Interest will not be affected by such termination. The related Trustee shall as promptly as possible appoint a successor Servicer. If no such Servicer has been appointed and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power and obligations of the Servicer under the Agreement shall pass to and be vested in the Trustee. If the Trustee is unable to obtain any bids from eligible servicers and the Servicer delivers an officer's certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, and if the Trustee is legally unable to act as successor Servicer, then the Trustee shall give the Transferor the right of first refusal to purchase the Receivables on terms equivalent to the best purchase offer as determined by the Trustee.

   "Servicer Default" under any Agreement refers to any of the following events:

     (a) failure by the Servicer to make any payment, transfer or deposit, or to give instructions to the Trustee to make certain payments, transfers or deposits, on the date the Servicer is required to do so under the related Agreement or any Series Supplement (or within the applicable grace period, which shall not exceed 10 business days);

     (b) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer which has a material adverse effect on the Certificateholders of any Series issued and outstanding under such Trust and which continues unremedied for a period of 60 days after written notice and continues to have a material adverse effect on such Certificateholders; or the delegation by the Servicer of its duties under the Agreement, except as specifically permitted thereunder;

     (c) Any representation, warranty or certification made by the Servicer in the Agreement, or in any certificate delivered pursuant to the Agreement, proves to have been incorrect when made which has a material adverse effect on the Certificateholders of any Series issued and outstanding under such Trust, and which continues to be incorrect in any material respect for a period of 60 days after written notice and continues to have a material adverse effect on such Certificateholders;

     (d) the occurrence of certain events of bankruptcy, insolvency or receivership of the Servicer; or

     (e) such other event specified in the related Prospectus Supplement.

   Unless otherwise stated in the related Prospectus Supplement, notwithstanding the foregoing, a delay in or failure of performance referred to in clause (a) above for a period of 10 business days, or referred to under clause (b) or (c) for a period of 60 business days, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Agreement, and the Servicer shall provide the Trustee, any provider of Enhancement, the Transferor and the holders of Certificates of each Series issued and outstanding under the related Trust prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts to perform its obligations.

   In the event of a Servicer Default, if a conservator or receiver is appointed for the Servicer and no Servicer Default other than such conservatorship or receivership or the insolvency of the Servicer exists, the conservator or receiver may have the power to prevent either the Trustee or the majority of the Certificateholders from effecting a Service Transfer.

Reports to Certificateholders

   Unless otherwise specified in the related Prospectus Supplement, for each Series of Certificates, on each Distribution Date, or as soon thereafter as is practicable, as specified in the related Prospectus Supplement, the Trustee as the paying agent (the "Paying Agent") will forward to each Certificateholder of record a statement prepared by the Servicer setting forth, among other things: (a) the total amount distributed, (b) the amount of the distribution on such Distribution Date allocable to principal on the Certificates, (c) the amount of such distribution allocable to interest on the Certificates, (d) the amount of collections of Principal Receivables processed during the preceding month or months since the last Distribution Date and allocated in respect of the Certificates, (e) the aggregate amount of Principal Receivables, the Investor Interest and the Investor Interest as a percentage of the aggregate amount of the Principal Receivables in the Trust as of the end of the last day of the preceding Monthly Period or Periods since the last Distribution Date,
(f) the aggregate outstanding balance of Accounts which are 30-59, 60-89 and 90 or more days delinquent (or a similar classification of delinquency) as of the end of the last day of the preceding Monthly Period or Periods since the last Distribution Date, (g) the aggregate Investor Default Amount for the preceding Monthly Period or Periods since the last Distribution Date, (h) the amount of Investor Charge-Offs for the preceding Monthly Period or Periods since the last Distribution

Date and the amount of reimbursements of previous Investor Charge-Offs for the preceding Monthly Period or Periods since the last Distribution Date, (i) the amount of the Investor Servicing Fee for the preceding Monthly Period or Periods since the last Distribution Date, (j) the amount available under any Enhancement and Credit Enhancement, if any, as of the close of business on such Distribution Date, (k) the "pool factor" as of the end of the related Record Date (consisting of a seven-digit decimal expressing the ratio of the Investor Interest to the initial Investor Interest), (1) the aggregate amount of collections on Finance Charge Receivables and annual membership fees processed during the preceding Monthly Period or Periods since the last Distribution Date, (m) the Portfolio Yield for the preceding Monthly Period or Periods since the last Distribution Date, and (n) certain information relating to the floating or variable Certificate Rates, if applicable, for the Monthly Period or Periods ending on such Distribution Date. In the case of a Series of Certificates having more than one Class, the statements forwarded to Certificateholders will provide information as to each Class of Certificates, as appropriate.

   On or before January 31 of each calendar year or such other date as specified in the related Prospectus Supplement, the Paying Agent will furnish to each person who at any time during the preceding calendar year was a Certificateholder of record, a statement prepared by the Servicer containing the information required to be contained in the regular monthly report to Certificateholders, as set forth in clauses (a), (b) and (c) above aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information (consistent with the treatment of the Certificates as debt) as the Trustee or the Servicer deems necessary or desirable to enable the Certificateholders to prepare their United States tax returns.

Evidence as to Compliance

   The Agreement and each New Agreement will provide that on or before October 31 of each calendar year or such other date as specified in the related Prospectus Supplement, the Servicer will cause a firm of independent certified public accountants to furnish a report to the effect that such accounting firm has made a study and evaluation of the Servicer's internal accounting controls relative to the servicing of the Accounts and that, on the basis of such examination, such firm is of the opinion that, assuming the accuracy of reports by the Servicer's third party agents, the system of internal accounting controls in effect on the date of such statement relating to servicing procedures performed by the Servicer, taken as a whole, was sufficient for the prevention and detection of errors and irregularities in amounts that would be material to the financial statements of the Servicer and that such servicing was conducted in compliance with the sections of the related Agreement during the period covered by such report (which shall be the period from October 1 (or for the initial period, the relevant Closing Date) of the preceding calendar year to and including September 30 of such calendar year), except for such exceptions or errors as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

   The Agreement and each New Agreement will provide for delivery to the Trustee on or before October 31 of each calendar year or such other date as specified in the related Prospectus Supplement, of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fully performed its obligations under the Agreement throughout the preceding year, or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

Amendments

   Each Agreement and any Series Supplement may be amended by the Transferor, the Servicer and the related Trustee, without the consent of Certificateholders of any Series then outstanding, for any purpose, provided that (i) the Transferor delivers to the Trustee a certificate of an authorized officer of the Transferor to the effect that such amendment will not adversely affect in any material respect the interest of such Certificateholders, (ii) the Transferor delivers a Tax Opinion to the Trustee and (iii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series under the related Trust by any Rating Agency. Such an amendment may be entered into in order to comply with or obtain the benefits of certain recent and future tax legislation (such as legislation creating FASITs), as described below under "Certain U.S. Federal Income Tax Consequences--Recent Legislation."

   Each Agreement and the related Series Supplement may be amended by the Transferor, the Servicer and the related Trustee with the consent of the holders of Certificates evidencing undivided interests aggregating not less than 66 2/3% (or such other percentage specified in the related Prospectus Supplement) of the Investor Interests for all Series of the related Trust, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Agreement or the related Series Supplement or of modifying in any manner the rights of Certificateholders of any outstanding Series of the Trust. No such amendment, however, may (a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on the related Series or any Series, (b) change the definition of or the manner of calculating the interest of any Certificateholder of such Series or any Certificateholder of any other Series issued by the Trust or (c) reduce the aforesaid percentage of undivided interests the holders of which are required to consent to any such amendment, in each case without the consent of all Certificateholders of the related Series and Certificateholders of all Series adversely affected. Promptly following the execution of any amendment to the Agreement, the Trustee will furnish written notice of the substance of such amendment to each Certificateholder. Any Series Supplement and any amendments regarding the addition or removal of Receivables or Participations from the Trust will not be considered an amendment requiring Certificateholder consent under the provisions of the related Agreement and any Series Supplement.

List of Certificateholders

   With respect to each Series of Certificates, upon written request of Certificateholders of record representing undivided interests in the Trust aggregating not less than 10% (or such other percentage specified in the related Prospectus Supplement) of the Investor Interest, the Trustee after having been adequately indemnified by such Certificateholders for its costs and expenses, and having given the Servicer notice that such request has been made, will afford such Certificateholders access during business hours to the current list of Certificateholders of the Trust for purposes of communicating with other Certificateholders with respect to their rights under the Agreement. See "--Book-Entry Registration" and "--Definitive Certificates" above.

The Trustee

   The Prospectus Supplement for each Series specifies the Trustee under the related Agreement. The Transferor, the Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee, the Transferor, the Servicer and any of their respective affiliates may hold Certificates in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

   The Trustee may resign at any time, in which event the Transferor will be obligated to appoint a successor Trustee. The Transferor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. In such circumstances, the Transferor will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

                              CREDIT ENHANCEMENT

General

   For any Series, Credit Enhancement may be provided with respect to one or more Classes thereof. Credit Enhancement may be in the form of the subordination of one or more Classes of the Certificates of such Series, the establishment of a cash collateral guaranty or account, a collateral interest, a letter of credit, a surety bond, an insurance policy, a spread account, a reserve account, the use of cross-support features or another method of Credit Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. If so specified in the related Prospectus Supplement, any form of Credit Enhancement may be structured so as to be drawn upon by more than one Class to the extent described therein.

   Unless otherwise specified in the related Prospectus Supplement for a Series, the Credit Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by the Credit Enhancement or which are not covered by the Credit Enhancement, Certificateholders will bear their allocable share of deficiencies.

   If Credit Enhancement is provided with respect to a Series, the related Prospectus Supplement includes a description of (a) the amount payable under such Credit Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Credit Enhancement may be reduced and under which such Credit Enhancement may be terminated or replaced and (d) any material provision of any agreement relating to such Credit Enhancement. Additionally, the related Prospectus Supplement may set forth certain information with respect to any provider of Credit Enhancement (a "Credit Enhancement Provider"), including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policy holders' surplus, if applicable, and other appropriate financial information as of the date specified in the Prospectus Supplement. If so specified in the related Prospectus Supplement, Credit Enhancement with respect to a Series may be available to pay principal of the Certificates of such Series following the occurrence of certain Pay Out Events with respect to such Series. In such event, the Credit Enhancement Provider may have an interest in certain cash flows in respect of the Receivables to the extent described in such Prospectus Supplement (the "Enhancement Invested Amount").

Subordination

   If so specified in the related Prospectus Supplement, one or more Classes of any Series will be subordinated as described in the related Prospectus Supplement to the extent necessary to fund payments with respect to the Senior Certificates. The rights of the holders of any such Subordinated Certificates to receive distributions of principal and/or interest on any Distribution Date for such Series will be subordinate in right and priority to the rights of the holders of Senior Certificates, but only to the extent set forth in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by another Credit Enhancement. The related Prospectus Supplement also sets forth any applicable information concerning the amount of subordination of a Class or Classes of Subordinated Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of such Subordinated Certificates will be distributed to holders of Senior Certificates. If collections of Receivables otherwise distributable to holders of a subordinated Class of a Series will be used as support for a Class of another Series, the related Prospectus Supplement specifies the manner and conditions for applying such a cross-support feature.

Cash Collateral Guaranty or Account

   If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by a guaranty (the "Cash Collateral Guaranty") secured by the deposit of cash or certain permitted investments in an account (the "Cash Collateral Account") reserved for the beneficiaries of the Cash Collateral Guaranty or by a Cash Collateral Account alone. The amount available pursuant to the Cash Collateral Guaranty or the Cash Collateral Account will be the lesser of amounts on deposit in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement sets forth the circumstances under which payments are made to beneficiaries of the Cash Collateral Guaranty from the Cash Collateral Account or from the Cash Collateral Account directly.

Collateral Interest

   If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided initially by an undivided interest in the Trust (the "Collateral Interest") in an amount initially equal to a percentage of the Certificates of such Series as specified in the Prospectus Supplement. Such Series may also have the benefit of a Cash Collateral Guaranty or Cash Collateral Account with an initial amount on deposit therein, if any, as specified in the related Prospectus Supplement which will be increased (i) to the extent the Transferor elects, subject to certain conditions specified in such Prospectus Supplement, to apply collections of Principal Receivables allocable to the Collateral Interest to decrease the Collateral Interest, (ii) to the extent collections of Principal Receivables allocable to the Collateral Interest are required to be deposited into the Cash Collateral Account as specified in such Prospectus Supplement and (iii) to the extent excess collections of Finance Charge Receivables are required to be deposited into the Cash Collateral Account as specified in such Prospectus Supplement. The total amount of the Credit Enhancement available pursuant to the Collateral Interest and, if applicable, the Cash Collateral Guaranty or Cash Collateral Account will be the lesser of the sum of the Collateral Interest and the amount on deposit in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement sets forth the circumstances under which payments which otherwise would be made to holders of the Collateral Interest will be distributed to holders of Certificates and, if applicable, the circumstances under which payment will be made under the Cash Collateral Guaranty or under the Cash Collateral Account.

Letter of Credit

   If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other Credit Enhancement. The issuer of the letter of credit will be obligated to honor demands with respect to such letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to such conditions as are specified in the related Prospectus Supplement.

   The maximum liability of the issuer of the letter of credit under such letter of credit will generally be an amount equal to a percentage specified in the related Prospectus Supplement of the initial Investor Interest of a Series or a Class of such Series. The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified therein and in the related Prospectus Supplement.

Surety Bond or Insurance Policy

   If so specified in the related Prospectus Supplement, insurance with respect to a Series or one or more Classes thereof will be provided by one or more insurance companies. Such insurance will guarantee, with respect to one or more Classes of the related Series, distributions of interest or principal in the manner and amount specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, a surety bond will be purchased for the benefit of the holders of any Series or Class of such Series to assure distributions of interest or principal with respect to such Series or Class of Certificates in the manner and amount specified in the related Prospectus Supplement.

Spread Account

   If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by the periodic deposit of certain available excess cash flow from the Trust assets into an account (the "Spread Account") intended to assist with subsequent distribution of interest and principal on the Certificates of such Class or Series in the manner specified in the related Prospectus Supplement.

Reserve Account

   If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof or any Enhancement related thereto will be provided by the establishment of a reserve account (the "Reserve Account"). The Reserve Account may be funded, to the extent provided in the related Prospectus Supplement, by an initial cash deposit, the retention of certain periodic distributions of principal or interest or both otherwise payable to one or more Classes of Certificates, including the Subordinated Certificates, or the provision of a letter of credit, guaranty, insurance policy or other form of credit or any combination thereof. The Reserve Account will be established to assist with the subsequent distribution of principal or interest on the Certificates of such Series or Class thereof or such other amount owing on any Enhancement thereto in the manner provided in the related Prospectus Supplement.

                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

Transfer of Receivables

   The Transferor will represent and warrant in the Agreement and each New Agreement that the transfer of Receivables by it to the related Trust is either a valid transfer and assignment to such Trust of all right, title and interest of the Transferor in and to the related Receivables, except for the interest of the Transferor as holder of the Transferor Certificate, or the grant to the Trust of a security interest in such Receivables. The Transferor also will represent and warrant in the Agreement and each New Agreement that, in the event the transfer of Receivables by the Transferor to the related Trust is deemed to create a security interest under the Uniform Commercial Code, as in effect in the State of Delaware (the "UCC"), there will exist a valid, subsisting and enforceable first priority perfected security interest in such Receivables created thereafter in favor of such Trust on and after their creation, except for certain tax and other governmental liens. For a discussion of the Trust's rights arising from a breach of these warranties, see "Description of the Certificates--Representations and Warranties."

   The Transferor will represent as to Receivables to be conveyed that the Receivables are "accounts" for purposes of the UCC. Both the transfer and assignment of accounts and the transfer of accounts as security for an obligation are treated under Article 9 of the UCC as creating a security interest therein and are subject to its provisions, and the filing of an appropriate financing statement is required to perfect the security interest of the related Trust. Financing statements covering the Receivables have been and will be filed with the appropriate governmental authority to protect the interests of the related Trust in the Receivables.

   There are certain limited circumstances under the UCC in which a prior or subsequent transferee of Receivables coming into existence after a Closing Date could have an interest in such Receivables with priority over such Trust's interest. Under the Agreement and each New Agreement, however, the Transferor will represent and warrant that it transferred the Receivables to the Trust free and clear of the lien of any third party. In addition, the Transferor will covenant that it will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than to the Trust. A tax or government lien or other nonconsensual lien on property of the Transferor arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivable. In addition, if the FDIC were appointed as receiver of the Transferor, certain administrative expenses of the receiver may also have priority over the interest of the Trust in such Receivable.

Certain Matters Relating to Receivership

   The Federal Deposit Insurance Act ("FDIA"), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), sets forth certain powers that the FDIC could exercise if it were appointed as conservator or receiver of the Transferor or the Servicer. Among other things, the FDIA grants such a conservator or receiver the power to repudiate contracts of, and to request a stay of up to 90 days of any judicial action or proceeding involving, the Transferor or the Servicer.

   To the extent that (i) the Transferor granted a security interest in the Receivables to the Trust, (ii) the interest was validly perfected before the Transferor's insolvency, (iii) the interest was not taken or granted in contemplation of the Transferor's insolvency or with the intent to hinder, delay or defraud the Transferor or its creditors, (iv) the Agreement is continuously a record of the Bank, and (v) the Agreement represents a bona fide and arm's length transaction undertaken for adequate consideration in the ordinary course of business and that the Trustee is the secured party and is not an insider or affiliate of the Transferor, such valid perfected security interest of the Trustee should be enforceable (to the extent of the Trust's "actual direct compensatory damages") notwithstanding the insolvency of, or the appointment of a receiver or conservator for, the Transferor and payments to the Trust with respect to the Receivables (up to the amount of such damages) should not be subject to an automatic stay of payment or to recovery by the FDIC as conservator or receiver of the Transferor. If, however, the FDIC were to assert that the security interest was unperfected or unenforceable or were to require the Trustee to establish its right to those payments by submitting to and completing the statutory administrative claims procedure established under FIRREA or the FDIC as conservator or receiver were to request a stay of proceedings with respect to the Transferor as provided under FIRREA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. The FDIA does not define the term "actual direct compensatory damages." The FDIC has stated that a claim for "actual direct compensatory damages" is limited to such damages determined as of the date of appointment of the FDIC as conservator or receiver. Since the FDIC may delay repudiation or disaffirmation for up to 180 days following such appointment, investors may not have a claim for interest accrued during this 180 day period. On December 18, 1998, the FDIC proposed a statement of policy regarding the treatment of asset-backed securitization transactions in the event of conservatorship or receivership. In addition, in one case involving the repudiation by the Resolution Trust Corporation of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that "actual direct compensatory damages" in the case of a marketable security meant the market value of the repudiated bonds as of the date of repudiation. If that court's view were applied to determine the Trust's "actual direct compensatory damages" in the event the FDIC repudiated the Transferor's obligations under the Agreement, the amount paid to Certificateholders could, depending upon circumstances existing on the date of the repudiation, be less than the principal of the Certificates and the interest accrued thereon to the date of payment.

   The Agreement provides that, upon the appointment of a conservator or receiver or upon a voluntary liquidation with respect to the Transferor, the Transferor will promptly give notice thereof to the Trustee and a Pay Out Event will occur with respect to all Series then outstanding. Pursuant to the Agreement, newly created Principal Receivables would not be transferred to the Trust on and after any such appointment or voluntary liquidation, and the Trustee would proceed to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, unless otherwise instructed within a specified period by holders of certificates representing undivided interests aggregating more than 50% of the investor interest of each outstanding Series (or with respect to each Series with two or more Classes, 50% of each Class), or unless otherwise required by the FDIC as receiver or conservator of the Transferor. Under the Agreement, the proceeds from the sale of the Receivables allocable to the Certificates would be treated as collections of the Receivables and would be distributed to the Certificateholders. This procedure could be delayed, as described above. If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a conservator or receiver for the Transferor, the FDIC as conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period. See "Description of the Certificates--Pay Out Events."

   If, upon the insolvency of the Servicer, the Servicer were to be placed into conservatorship or receivership, the FDIC as conservator or receiver would have the power to repudiate and refuse to perform any obligations, including servicing obligations, of the Servicer under the Agreement or any other contract, and to request a stay of up to 90 days of any judicial action or proceeding involving the Servicer. In the event of a Servicer Default, if the FDIC were appointed as conservator or receiver for the Servicer, and no Servicer Default other than such conservatorship or receivership or insolvency of the Servicer exists, the FDIC may have the power to prevent a transfer of servicing to a successor Servicer or to appoint a successor Servicer chosen by the FDIC.

   In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993), cert. denied, 114 S. Ct. 554 (1993) ("Octagon"), the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's bankruptcy estate in a bankruptcy of the seller. If the Transferor were to be placed into receivership and a court were to follow the Octagon court's reasoning, Certificateholders might experience delays in payment or possibly losses in their investment in the Certificates. Counsel has advised the Transferor that the facts of the Octagon case are distinguishable from those in the sale transactions between the Transferor and the Trust and that the reasoning of the Octagon case appears to be inconsistent with established precedent and the UCC. In addition, because the Transferor, the Trust and the transactions governed by the Agreement do not have any particular link to the 10th Circuit, it is unlikely that the Transferor would be subject to a receivership proceeding in the 10th Circuit. Accordingly, the Octagon case should not be binding precedent on a court in a receivership proceeding.

Consumer Protection Laws

   The relationship of the cardholder and credit card issuer is extensively regulated by Federal and state consumer protection laws. With respect to credit cards issued by the Bank, the most significant of these laws include the Federal Truth in Lending Act, Equal Credit Opportunity Act, Fair Debt Collection Practices Act, Fair Credit Reporting Act and Electronic Funds Transfer Act. These statutes impose disclosure requirements when a credit card account is advertised, when it is opened, at the end of monthly billing cycles, upon account renewal for accounts on which annual fees are assessed, and at year end and, in addition, limit cardholder liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and impose certain limitations on the type of account-related charges that may be assessed. Federal legislation requires credit card issuers to disclose to consumers the interest rates, annual cardholder fees, grace periods, balance calculation methods, and other features associated with their credit card accounts. Cardholders are entitled under current law to have payments and credits applied to the credit card account promptly, to receive prescribed notices and to have billing errors resolved promptly.

   The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee of the Transferor with respect to obligations arising before transfer of the Receivables to the Trust or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against his obligation to pay the amount of Receivables owing. The Transferor covenants in the Agreement to accept the transfer of all Receivables in an Account if any Receivable in such Account has not been created in compliance with the requirements of such laws. The Bank has also agreed in the Agreement to indemnify the Trust for, among other things, any liability arising from such violations. See "Description of the Certificates-- Representations and Warranties."

   Various proposed laws and amendments to existing laws have from time to time been introduced in Congress and certain state and local legislatures that, if enacted, would further regulate the credit card industry, certain of which would, among other things, impose a ceiling on the rate at which a financial institution may assess finance charges and fees on credit card accounts that would be substantially below the rates of the finance charges and fees the Bank currently assesses on its accounts. In March 1999, bills were introduced into the United States Senate and the House of Representatives containing proposed amendments to the Truth in Lending Act specifically related to credit card issues. The bills, although not identical in scope, seek, among other things, to prohibit the imposition of, or increases in, any periodic rates or fees, under certain circumstances, including "inactivity fees," over limit fees for transactions approved by a credit card issuer and fees on cardholders who routinely pay monthly balances in full. Both bills also require additional disclosure to credit cardholders in various circumstances, including certain specific disclosure when "teaser" rates are offered to a consumer, upon a proposed increase in periodic rates or fees or upon the issuance of balance transfer checks. The Transferor cannot predict whether these bills (whether in their present form or a modified form) or any other similar legislation may ultimately be enacted as law. If such legislation is enacted, it may, in part, limit the ability of the Transferor and Servicer to impose or charge periodic charges and fees on certain accounts. The potential effect of any legislation which limits the amount of finance charges and fees that may be charged on credit cards could be to reduce the portfolio yield on the Accounts. If such portfolio yield is reduced, a Pay Out Event may occur and the Rapid Amortization Period would commence.

   The Soldiers' and Sailors' Civil Relief Act of 1940 allows individuals on active duty in the military to cap the interest rate on debts incurred before the call to active duty to 6% per annum. In addition, subject to judicial discretion, any action or court proceeding in which an individual in military service is involved may be stayed if the individual's rights would be prejudiced by denial of such stay.

   Application of Federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders if such laws result in any Receivables being written off as uncollectible when the applicable Enhancement is equal to zero. See "Description of the Certificates--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs."

Industry Litigation

   In October 1998, the United States Department of Justice (the "DOJ") filed an antitrust lawsuit in federal court in New York City against VISA U.S.A., Inc., VISA International Inc. (together, "VISA") and MasterCard International Incorporated ("MasterCard International") alleging that the two credit card associations restrain competition and limit consumer choice. The DOJ in such lawsuit challenges, among other things, the control of both VISA and MasterCard International by the same set of banks, the ability of banks to issue both MasterCard and VISA cards as well as the rules adopted by the two associations prohibiting members from offering credit cards of certain competitors. In public statements, both VISA and MasterCard International have contested the DOJ's allegations. The Bank is unable to predict the effect of such lawsuit on the Bank's credit card business. A final adverse decision against VISA and MasterCard International, or a similar settlement with the DOJ by the two associations, could result in changes in the current associations and the Bank's ability to issue both MasterCard and VISA cards as well as cards of certain other competitors.

                 CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

General

   The following discussion, summarizing certain anticipated U.S. Federal income tax aspects of the purchase, ownership and disposition of the Certificates of a Series, is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), proposed, temporary and final Treasury regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the Federal income tax laws that may be relevant to Certificate Owners of a Series in light of their personal investment circumstances or to certain types of Certificate Owners of a Series subject to special treatment under the U.S. Federal income tax laws (for example, banks and life insurance companies). Each prospective Certificate Owner is urged to consult its own tax advisor in determining the Federal, state, local and foreign income and any other tax consequence of the purchase, ownership and disposition of a Certificate.

Characterization of the Certificates as Indebtedness

   Unless otherwise specified in the related Prospectus Supplement, special tax counsel to the Bank ("Special Tax Counsel") will, upon issuance of a Series of Certificates, advise the Bank based on the assumptions and qualifications set forth in the opinion that the Certificates of such Series that are offered pursuant to a Prospectus Supplement (the "Offered Certificates;" and for purposes of this section "Certain U.S. Federal Income Tax Consequences" the term "Certificate Owner" refers to a holder of a beneficial interest in an Offered Certificate) will be treated as indebtedness for Federal income tax purposes. However, opinions of counsel are not binding on the Internal Revenue Service (the "IRS") and there can be no assurance that the IRS could not successfully challenge this conclusion.

   The Transferor expresses in the Agreement its intent that for Federal, state and local income or franchise tax purposes, the Offered Certificates of each Series will be indebtedness secured by the Receivables. The Transferor agrees and each Certificateholder and Certificate Owner, by acquiring an interest in an Offered Certificate, agrees or will be deemed to agree to treat the Offered Certificates of such Series as indebtedness for Federal, state and local income or franchise tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the Agreement, the Transferor expects to treat such transaction, for regulatory and financial accounting purposes, as a sale of an ownership interest in the Receivables and not as a secured loan.

   In general, whether for Federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan for Federal income tax purposes, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Unless otherwise set forth in a Prospectus Supplement, it is expected that, as set forth in its opinion, Special Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Receivables has not been transferred to the Certificate Owners.

   In some instances, courts have held that a taxpayer is bound by a particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Unless otherwise specified in a Prospectus Supplement, it is expected that Special Tax Counsel will advise that the rationale of those cases will not apply to the transaction evidenced by a Series of Certificates, because the form of the transaction, as reflected in the operative provisions of the documents, either is not inconsistent with the characterization of the Offered Certificates of such Series as debt for Federal income tax purposes or otherwise makes the rationale of those cases inapplicable to this situation.

   President Clinton's Fiscal Year 2000 Budget Proposal includes a provision that would preclude a corporate taxpayer (but not the Internal Revenue Service) from taking any position that the Federal income tax treatment of a transaction is different from that dictated by its "form" if a "tax indifferent person" has a direct or indirect interest in such transaction, unless the taxpayer discloses the inconsistent position on its tax return. The statutory language of the provision has not been drafted, and accordingly it is unclear to what extent, if any, the provision would apply to the Certificates. As drafted, however, the provision would apply only to transactions entered into after the date of first "committee" action in Congress.

Taxation of Interest Income of Certificateholders

   As set forth above, it is expected that, unless otherwise specified in a Prospectus Supplement, Special Tax Counsel will advise the Bank that the Offered Certificates will constitute indebtedness for Federal income tax purposes, and accordingly, interest thereon will be includible in income by Certificate Owners as ordinary income in accordance with their respective methods of tax accounting. Interest received on the Offered Certificates may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

   While it is not anticipated that the Offered Certificates will be issued at a greater than de minimis discount, under applicable Treasury regulations (the "Regulations") the Offered Certificates may nevertheless be deemed to have been issued with original issue discount ("OID"). This could be the case, for example, if interest payments for a Series are not treated as "qualified stated interest" because the IRS determines that (i) no reasonable legal remedies exist to compel timely payment and (ii) the Offered Certificates do not have terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment a remote contingency. Applicable regulations provide that, for purposes of the foregoing test, the possibility of nonpayment due to default, insolvency, or similar circumstances, is ignored. Although this provision does not directly apply to the Offered Certificates (because they have no actual default provisions) the Transferor intends to take the position that, because nonpayment can occur only as a result of events beyond its control (principally, loss rates and payment delays on the Receivables substantially in excess of those anticipated), nonpayment is a remote contingency. Based on the foregoing, and on the fact that generally interest will accrue on the Offered Certificates at a "qualified floating rate," the Transferor intends to take the position that interest payments on the Offered Certificates constitute qualified stated interest. If, however, interest payments for a Series were not classified as "qualified stated interest," all of the taxable income to be recognized with respect to the Offered Certificates would be includible in income as OID but would not be includible again when the interest is actually received.

   If the Offered Certificates are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the Regulations, the following rules will apply. The excess of the "stated redemption price at maturity" of an Offered Certificate over the original issue price (in this case, the initial offering price at which a substantial amount of the Offered Certificates are sold to the public) will constitute OID. A Certificate Owner must include OID in income as interest over the term of the Offered Certificate under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. In the case of a debt instrument as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument (a "Prepayable Instrument"), the periodic accrual of OID is determined by taking into account both the prepayment assumptions used in pricing the debt instrument and the prepayment experience. If this provision applies to a Class of Certificates (which is unlikely, but not entirely free from doubt), the amount of OID which will accrue in any given "accrual period" may either increase or decrease depending upon the actual prepayment rate. Accordingly, each Certificate Owner should consult its own tax advisor regarding the impact to it of the OID rules if the Offered Certificates are issued with OID. Under the Regulations, a holder of a Certificate issued with de minimis OID must include such OID in income proportionately as principal payments are made on a Class of Certificates.

   A Certificate Owner who purchases an Offered Certificate at a discount from its adjusted issue price may be subject to the "market discount" rules of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the Offered Certificate, and for the deferral of interest deductions with respect to debt incurred to acquire or carry the market discount Offered Certificate.

   A Certificate Owner who purchases an Offered Certificate for an amount in excess of the sum of all amounts payable on such Certificate after the purchase date other than payment of qualified stated interest (the "Remaining Redemption Amount") shall be considered to have purchased the Certificate at a premium. Such Certificate Owner may generally elect to amortize such premium (as an offset to interest income), using a constant yield method, over the remaining term of the Certificate.

   A Certificate Owner who purchases an Offered Certificate that was issued with OID for an amount less than or equal to the Remaining Redemption Amount but in excess of the Certificate adjusted issue price (any such excess being "acquisition premium") generally is permitted to reduce the daily portion of OID otherwise includible in such Certificate Owner's taxable income.

Sale or Other Disposition of a Certificate

   In general, a Certificate Owner will recognize gain or loss upon the sale, exchange, redemption, or other taxable disposition of an Offered Certificate measured by the difference between (i) the amount of cash and the fair market value of any property received (other than amounts attributable to, and taxable as, accrued interest) and (ii) the Certificate Owner's tax basis in the Offered Certificate (which is equal, in general, to the purchase price of the Certificate increased by any OID or market discount previously included in income by the holder and decreased by any deductions previously allowed for amortizable bond premium and by any payments reflecting principal or OID received with respect to such Certificate). Subject to the market discount rules discussed above and to the one-year holding requirement for long-term capital gain treatment, any such gain or loss generally will be long-term capital gain, provided that the Offered Certificate was held as a capital asset and provided, further, that if the rules applicable to Prepayable Instruments apply, any OID not previously accrued will be treated as ordinary income. The maximum ordinary income rate for individuals, estates, and trusts exceeds the maximum long-term capital gains rate for such taxpayers. In addition, capital losses generally may be used only to offset capital gains.

Tax Characterization of the Trust

   The Agreement permits the issuance of Classes of Certificates that are treated for Federal income tax purposes either as indebtedness or as an interest in a partnership. Accordingly, a Trust could be characterized either as (i) a security device to hold Receivables securing the repayment of the Certificates of all Series or (ii) a partnership in which the Transferor and holders of certain Classes of Certificates are partners, and which has issued debt represented by other Classes of Certificates (including, unless otherwise specified in a Series Supplement, the Offered Certificates). In connection with the issuance of Certificates of any Series, Special Tax Counsel will render an opinion to the Bank, based on the assumptions and qualifications set forth therein, that under then current law, the issuance of the Certificates of such Series will not cause the applicable Trust to be characterized for Federal income tax purposes as an association (or publicly traded partnership) taxable as a corporation. The assumptions and qualifications set forth in such opinion will include the qualification that the opinion is limited to the issuance of the Certificates of such Series by such Trust and an assumption that any secondary transactions entered into with respect to any Class of Certificates (such as the deposit of Certificates into a second trust and the issuance of securities out of that trust) will not adversely affect the Federal income tax status of such Trust.

   The opinion of Special Tax Counsel with respect to Offered Certificates and a Trust will not be binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus and a Prospectus Supplement constitutes a sale of the Receivables (or an interest therein) to the Certificate Owners of one or more Series or Classes and that the proper classification of the legal relationship between the Bank and some or all of the Certificate Owners or Certificateholders of one or more Series resulting from the transaction is that of a partnership or a publicly traded partnership taxable as a corporation. The Transferor currently does not intend to comply with the Federal income tax reporting requirements that would apply if any Classes of Certificates were treated as interests in a partnership (unless, as is permitted by the Agreement, an interest in the applicable Trust which is issued or sold is intended to be classified as an interest in a partnership).

   If a Trust were treated in whole or in part as a partnership in which some or all Certificate Owners of one or more Series were partners, that partnership could be classified as a publicly traded partnership taxable as a corporation. A partnership will be classified as a publicly traded partnership taxable as a corporation if equity interests therein are traded on an "established securities market," or are "readily tradeable" on a "secondary market" or its "substantial equivalent" unless certain exceptions apply. One such exception would apply if the Trust is not engaged in a "financial business" and 90% or more of its income consists of interest and certain other types of passive income. Because Treasury regulations do not clarify the meaning of a "financial business" for this purpose, it is unclear whether this exception applies. The Transferor has taken and intends to take measures designed to reduce the risk that a Trust could be classified as a publicly traded partnership taxable as a corporation by reason of trading of interests in such Trust other than the Offered Certificates and other certificates with respect to which an opinion is rendered that such certificates constitute debt for Federal income tax purposes. However, there can be no assurance that a Trust could not become a publicly traded partnership, because certain of the actions necessary to comply with such exceptions are not fully within the control of the Transferor.

   If a transaction were treated as creating a partnership between the Transferor and the Certificate Owners of one or more Series, the partnership itself would not be subject to Federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the partners of such partnership, including the Certificate Owners of such Series, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of a Certificate Owner could differ if the Offered Certificates were held to constitute partnership interests, rather than indebtedness. Moreover, unless the partnership were treated as engaged in a trade or business, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income, and would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Offered Certificates. Finally, if the partnership were a publicly traded partnership that qualifies for exemption from taxation as a corporation, all or a portion of any taxable income allocated to a Certificate Owner that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may, under certain circumstances, constitute "unrelated business taxable income" which generally would be taxable to the holder. Partnership characterization also may have adverse state and local income or franchise tax consequences for a Certificate Owner.

   If it were determined that a transaction created an entity classified as an association or as a publicly traded partnership taxable as a corporation, a Trust would be subject to Federal income tax at corporate income tax rates on the income it derives from the Receivables, which would reduce the amounts available for distribution to the Certificate Owners, possibly including Certificate Owners of a Class that is treated as indebtedness. Such classification may also have adverse state and local tax consequences that would reduce amounts available for distribution to Certificate Owners. Cash distributions to the Certificate Owners (except any Class not recharacterized as an equity interest in an association) generally would be treated as dividends for tax purposes to the extent of such deemed corporation's earnings and profits.

FASIT Legislation

   Certain provisions of the Code provide for the creation of a new type of entity for Federal income tax purposes, the "financial asset securitization investment trust" ("FASIT"). However, although these provisions were effective September 1, 1997, many technical issues concerning FASITs must be addressed by Treasury regulations which have not yet been issued. Although transition rules permit an entity in existence on August 31, 1997, to elect FASIT status, at the present time it is not clear how outstanding interests of such an entity would be treated subsequent to such an election. An Agreement may be amended in accordance with the provisions thereof to provide that the Transferor may cause a FASIT election to be made for the related Trust if the Transferor delivers to the Trustee an opinion of counsel to the effect that, for Federal income tax purposes, (i) the issuance of FASIT regular interests will not adversely affect the tax characterization as debt of Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance, (ii) following such issuance the applicable Trust will not be deemed to be a publicly traded partnership taxable as a corporation and (iii) such issuance will not cause or constitute an event in which gain or loss would be recognized by any Certificateholder or such Trust.

Foreign Investors

   As set forth above, it is expected that Special Tax Counsel will render an opinion, upon issuance, that the Offered Certificates will be treated as debt for U.S. Federal income tax purposes. The following information describes the U.S. Federal income tax treatment of investors that are not U.S. persons ("Foreign Investors") if the Offered Certificates are treated as debt. The term "Foreign Investor" means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for U.S. Federal income tax purposes, regardless of its source or
(iv) a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S.persons have the authority to control all substantial decisions of such trust.

   Interest, including OID, paid to a Foreign Investor will be subject to U.S. withholding taxes at a rate of 30% unless (x) the income is "effectively connected" with the conduct by such Foreign Investor of a trade or business in the United States or (y) the Foreign Investor and each securities clearing organization, bank, or other financial institution that holds the Offered Certificates on behalf of the customer in the ordinary course of its trade or business, in the chain between the Certificate Owner and the U.S. person otherwise required to withhold the U.S. tax, complies with applicable identification requirements and, in addition (i) the non-U.S. Certificate Owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Transferor entitled to vote (or of a profits or capital interest of a trust characterized as a partnership),

(ii) the non-U.S. Certificate Owner is not a controlled foreign corporation that is related to the Transferor (or a trust treated as a partnership) through stock ownership, (iii) the non-U.S. Certificate Owner is not a bank receiving interest described in Code Section 881(c)(3)(A), (iv) such interest is not contingent interest described in Code Section 871(h)(4), and (v) the non-U.S. Certificate Owner does not bear certain relationships to any holder of the Transferor Certificate other than the Transferor or any holder of the Certificates of any Series not properly characterized as debt. Applicable identification requirements generally will be satisfied if there is delivered to a securities clearing organization (i) IRS Form W-8 signed under penalties of perjury by the Certificate Owner, stating that the Certificate Owner is not a U.S.person and providing such Certificate Owner's name and address, (ii) IRS Form 1001, signed by the Certificate Owner or such Certificate Owner's agent, claiming exemption from withholding under an applicable tax treaty, or (iii) IRS Form 4224 signed by the Certificate Owner or such owner's agent, claiming exemption from withholding of tax on income effectively connected with the conduct of a trade or business in the United States; provided that in any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and (y) none of the entities receiving the form has actual knowledge that the Certificate Owner is a U.S. person.

   On October 6, 1997, the Department of the Treasury issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

   A Certificate Owner that is a nonresident alien or foreign corporation will not be subject to U.S. Federal income tax on gain realized upon the sale, exchange, or redemption of an Offered Certificate, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States, (ii) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such sale, exchange, or redemption occurs, and (iii) in the case of gain representing accrued interest, the conditions described in the second preceding paragraphare satisfied.

   If the interests of the Certificate Owners of a Series were reclassified as interests in a partnership (not taxable as a corporation), such recharacterization could cause a Foreign Investor to be treated as engaged in a trade or business in the United States. In such event the Certificate Owner of such Series would be required to file a Federal income tax return and, in general, would be subject to Federal income tax, including branch profits tax in the case of a Certificateholder that is a corporation, on its net income from the partnership. Further, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the sum, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. The tax withheld from each foreign partner would be credited against such foreign partner's U.S.Federal income tax liability.

   If a Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

                           STATE AND LOCAL TAXATION

   The Trustee is located in the State of Delaware and servicing of the Receivables will take place in Delaware. Unless otherwise specified in the Prospectus Supplement, Special Tax Counsel will render its opinion that the Offered Certificates will be treated as indebtedness for Delaware income tax purposes and Certificate Owners not otherwise subject to taxation in Delaware will not become subject to taxation in Delaware solely because of Certificate Owner's ownership of an Offered Certificate. Assuming that the Trust is not subject to Federal income taxes at the entity level, the Trust will not be subject to Delaware income tax at the entity level.

   THE DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND DOES NOT PURPORT TO ADDRESS THE APPLICABILITY OF STATE TAX LAWS OTHER THAN THE TREATMENT OF THE OFFERED CERTIFICATES AND THE CERTIFICATE OWNERS UNDER THE LAWS OF DELAWARE AND MAY NOT BE APPLICABLE DEPENDING UPON A PARTICULAR CERTIFICATE OWNER'S TAX SITUATION. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING STATE AND LOCAL TAX TREATMENT OF THE TRUST AND THE CERTIFICATES OF ANY SERIES, AND THE CONSEQUENCES OF PURCHASE, OWNERSHIP OR DISPOSITION OF THE CERTIFICATES OF ANY SERIES UNDER ANY STATE OR LOCAL TAX LAW.

                     EMPLOYEE BENEFIT PLAN CONSIDERATIONS

   Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA and prohibits certain transactions between a plan and parties in interest with respect to such plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a plan is considered to be a fiduciary of such plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

   Plan fiduciaries must determine whether the acquisition and holding of the Certificates of a Series and the operations of the Trust would result in direct or indirect prohibited transactions under ERISA and the Code. The operations of the Trust could result in prohibited transactions if Benefit Plans that purchase the Certificates of a Series are deemed to own an interest in the underlying assets of the Trust. There may also be an improper delegation of the responsibility to manage Benefit Plan assets if Benefit Plans that purchase the Certificates are deemed to own an interest in the underlying assets of the Trust.

   Pursuant to a regulation (the "Plan Asset Regulation") issued by the Department of Labor ("DOL") concerning the definition of what constitutes the "plan assets" of an employee benefit plan subject to ERISA or the Code, or an individual retirement account ("IRA") (collectively referred to as "Benefit Plans"), the assets and properties of certain entities in which a Benefit Plan makes an equity investment could be deemed to be assets of the Benefit Plan in certain circumstances. Accordingly, if Benefit Plans purchase Certificates of a Series, the Trust could be deemed to hold plan assets unless one of the exceptions under the Plan Asset Regulation is applicable to the Trust.

   The Plan Asset Regulation only applies to the purchase by a Benefit Plan of an "equity interest" in an entity. Assuming that interests in Certificates of a Series are equity interests, the Plan Asset Regulation contains an exception that provides that if a Benefit Plan acquires a "publicly-offered security," the issuer of the security is not deemed to hold plan assets. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and (iii) either (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (B) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. In addition, the Plan Asset Regulation provides that if a Benefit Plan invests in an "equity interest" of an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Benefit Plan's assets include both the equity interest and an undivided interest in each of the entity's underlying assets, unless it is established that equity participation by "benefit plan investors" is not "significant" or that another exception applies.

   Under the Plan Asset Regulation, equity participation in an entity by "benefit plan investors" is "significant" on any date if, immediately after the most recent acquisition of any equity interest in the entity (other than a publicly-offered class of equity), 25% or more of the value of any class of equity interests in the entity (other than a publicly-offered class) is held by "benefit plan investors." For purposes of this determination, the value of equity interests held by a person (other than a benefit plan investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee with respect to such assets (or any affiliate of such person) is disregarded. The term "benefit plan investor" is defined in the Plan Asset Regulation as (a) any employee benefit plan (as defined in Section 3(3) of ERISA) , whether or not it is subject to the provisions of Title I of ERISA, (b) any plan described in
Section 4975(e)(1) of the Code and (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity.

   Unless otherwise specified in the related Prospectus Supplement, it is anticipated that interests in the Certificates of a Series will meet the criteria of publicly-offered securities as set forth above. Unless otherwise specified in the related Prospectus Supplement, the underwriters expect (although no assurances can be given) that interests in each Class of Certificates of each Series offered hereby will be held by at least 100 independent investors at the conclusion of the offering for such Series; there are no restrictions imposed on the transfer of interests in the Certificates of such Series; and interests in the Certificates of such Series will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act.

   If interests in the Certificates of a Series fail to meet the criteria of publicly-offered securities or investment by benefit plan investors becomes significant and the Trust's assets are deemed to include assets of Benefit Plans that are Certificateholders, transactions involving the Trust and "parties in interest" or "disqualified persons" with respect to such plans might be prohibited under Section 406 of ERISA and Section 4975 of the Code. In addition, the Transferor or any underwriter of such Series may be considered to be a party in interest, disqualified person or fiduciary with respect to an investing Benefit Plan. Accordingly, an investment by a Benefit Plan in Certificates may be a prohibited transaction under ERISA and the Code. Thus, for example, if a participant in any Benefit Plan is a cardholder of one of the Accounts, under DOL interpretations the purchase of interests in Certificates by such plan could constitute a prohibited transaction. Such transferors may now be subject to certain statutory or administrative exemptions from the penalties normally associated with prohibited transactions. Five class exemptions issued by the DOL that could apply in such event are DOL Prohibited Transaction Exemption ("PTE") 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts) and 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers). There is no assurance that these exemptions, even if all of the conditions specified therein are satisfied, or any other exemption will apply to all transactions involving the Trust's assets.

   IN LIGHT OF THE FOREGOING, FIDUCIARIES OF A BENEFIT PLAN CONSIDERING THE PURCHASE OF INTERESTS IN CERTIFICATES OF ANY SERIES SHOULD CONSULT THEIR OWN COUNSEL AS TO WHETHER THE ASSETS OF THE TRUST WHICH ARE REPRESENTED BY SUCH INTERESTS WOULD BE CONSIDERED PLAN ASSETS, AND WHETHER, UNDER THE GENERAL FIDUCIARY STANDARDS OF INVESTMENT PRUDENCE AND DIVERSIFICATION, AN INVESTMENT IN CERTIFICATES OF ANY SERIES IS APPROPRIATE FOR THE BENEFIT PLAN TAKING INTO ACCOUNT THE OVERALL INVESTMENT POLICY OF THE BENEFIT PLAN AND THE COMPOSITION OF THE BENEFIT PLAN'S INVESTMENT PORTFOLIO. In addition, fiduciaries should consider the consequences that would apply if the Trust's assets were considered plan assets, the applicability of exemptive relief from the prohibited transaction rules and whether all conditions for such exemptive relief would be satisfied.

   In particular, insurance companies considering the purchase of Certificates of any Series should consult their own employee benefits counsel or other appropriate counsel with respect to the United States Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank, 114
S. Ct. 517 (1993) ("John Hancock") and the applicability of PTE 95-60. In John Hancock, the Supreme Court held that assets held in an insurance company's general account may be deemed to be "plan assets" under certain circumstances; however, PTE 95-60 may exempt some or all of the transactions that could occur as the result of the acquisition and holding of the Certificates of a Series by an insurance company general account from the penalties normally associated with prohibited transactions. Accordingly, investors should analyze whether John Hancock and PTE 95-60 or any other exemption may have an impact with respect to their purchase of the Certificates of any Series.

   In addition, insurance companies considering the purchase of Certificates using assets of a general account should consult their own employee benefits counsel or other appropriate counsel with respect to the effect of the

Small Business Job Protection Act of 1996, which added a new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the DOL is required to issue final regulations (the "General Account Regulations") with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The General Account Regulations are intended to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. Section 401(c) also provides that, except in the case of avoidance of the General Account Regulations and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or Federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 may result on the basis of a claim that the assets of the general account of an insurance company constitute the plan assets of any Benefit Plan. The DOL has recently issued proposed regulations under Section 401(c). It should be noted that if the General Account Regulations are adopted substantially in the form in which proposed, the General Account Regulations may not exempt the assets of insurance company general accounts from treatment as "plan assets" after December 31, 1998. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Benefit Plan invested in a separate account. Plan investors considering the purchase of Certificates of any Series on behalf of an insurance company general account should consult their legal advisors regarding the effect of the General Account Regulations on such purchase.

                             PLAN OF DISTRIBUTION

   The Transferor may sell Certificates (i) through underwriters or dealers,
(ii) directly to one or more purchasers; or (iii) through agents. The related Prospectus Supplement in respect of a Series offered hereby sets forth the terms of the offering of such Certificates, including the name or names of any underwriters, the purchase price of such Certificates and the proceeds to the Transferor from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial offering price and any discounts or concessions allowed or reallowed or paid to dealers. Only underwriters so named in such Prospectus Supplement shall be deemed to be underwriters in connection with the Certificates offered thereby.

   Subject to the terms and conditions set forth in an underwriting agreement (an "Underwriting Agreement") to be entered into with respect to each series of Certificates, the Transferor will agree to sell to each of the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase from the Transferor, the principal amount of Certificates set forth therein and in the related Prospectus Supplement (subject to proportional adjustment on the terms and conditions set forth in the related Underwriting Agreement in the event of an increase or decrease in the aggregate amount of Certificates offered hereby and by the related Prospectus Supplement).

   In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Certificates offered hereby and by the related Prospectus Supplement if any of such Certificates are purchased. In the event of a default by any underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the Underwriting Agreement may be terminated.

   Each Underwriting Agreement will provide that the Transferor will indemnify the related underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

   The place and time of delivery for any Series of Certificates in respect of which this Prospectus is delivered are set forth in the accompanying Prospectus Supplement.

                                 LEGAL MATTERS

   Certain legal matters relating to the issuance of the Certificates will be passed upon for the Transferor by Richards, Layton & Finger, Wilmington, Delaware. Certain legal matters relating to the issuance of the Certificates will be passed upon by Richards, Layton & Finger. Martin I. Lubaroff, of counsel to Richards, Layton & Finger, is a member of the Board of Directors of The First National Bank of Atlanta. Certain other legal matters relating to the issuance of the Certificates and certain legal matters relating to the Federal tax consequences of the issuance of the Certificates will be passed upon for the Transferor by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, special counsel to the Transferor. Certain legal matters relating to the issuance of the Certificates will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

                         INDEX OF TERMS FOR PROSPECTUS

Accounts.................................................................   1, 5
Accumulation Period......................................................      6
acquisition premium......................................................     62
Addition Date............................................................     41
Additional Accounts......................................................     40
Additional Interest......................................................     46
Aggregate Addition Limit.................................................     42
Agreement................................................................      5
Amortization Period......................................................      6
Appointment Date.........................................................     49
Assignment...............................................................     41
ATM......................................................................     30
Automatic Additional Accounts............................................ 28, 42
Bank.....................................................................   1, 5
Bank Portfolio...........................................................      5
Benefit Plans............................................................     67
Cash Collateral Account..................................................     55
Cash Collateral Guaranty.................................................     55
Cede.....................................................................      3
Cedelbank................................................................     34
Cedelbank Customers......................................................     34
Certificate Owner........................................................     60
Certificate Owners.......................................................      3
Certificate Rate.........................................................      6
Certificateholders.......................................................      3
Certificates.............................................................   1, 5
Class....................................................................   1, 5
Closing Date.............................................................     11
Code.....................................................................     60
Collateral Interest......................................................     56
Collection Account.......................................................     10
Commission...............................................................      3
Controlled Accumulation Amount...........................................     13
Controlled Accumulation Period...........................................     13
Controlled Amortization Amount...........................................     12
Controlled Amortization Period...........................................     12
Controlled Deposit Amount................................................     13
Controlled Distribution Amount...........................................     12
Cooperative..............................................................     34
Corporation..............................................................     10
Credit Enhancement.......................................................      6
Credit Enhancement Percentage............................................     44
Credit Enhancement Provider..............................................     55
Cut-Off Date.............................................................      8
Defaulted Accounts.......................................................      7
Definitive Certificates..................................................      9
Depositories.............................................................     32
Depository...............................................................     32
Determination Date.......................................................     47
Disclosure Document......................................................      9

Discount Percentage......................................................     43
Distribution Account.....................................................     43
Distribution Date........................................................     10
DOJ......................................................................     60
DOL......................................................................     67
DTC......................................................................  3, 32
DTC Participants.........................................................     32
Eligible Account.........................................................     40
Eligible Receivable......................................................     40
Enhancement..............................................................      6
Enhancement Invested Amount..............................................     55
ERISA....................................................................     19
Euroclear................................................................     34
Euroclear Operator.......................................................     34
Euroclear Participants...................................................     34
Euroclear System.........................................................     34
Excess Finance Charge Collections........................................     46
Excess Funding Account................................................... 16, 47
Exchange.................................................................      9
Exchange Act.............................................................  3, 32
FASIT....................................................................     64
FDIA.....................................................................     57
FDIC.....................................................................     20
Finance Charge Account...................................................     43
Finance Charge Receivables...............................................      8
FIRREA...................................................................     57
Foreign Investors........................................................     64
Full Investor Interest...................................................     17
Funding Period...........................................................     16
General Account Regulations..............................................     69
Group....................................................................     15
Holders..................................................................     35
Indirect Participants....................................................     32
Ineligible Receivable....................................................     39
Insolvency Event.........................................................     49
Interchange..............................................................      6
Interest Funding Account.................................................     36
Interest Period..........................................................     10
Investor Charge-Off......................................................     46
Investor Default Amount..................................................     46
Investor Interest........................................................      7
Investor Percentage......................................................      7
Investor Servicing Fee...................................................     46
IRA......................................................................     67
IRS......................................................................     60
John Hancock.............................................................     68
MasterCard International.................................................     60
MGT/EOC..................................................................     34
Minimum Transferor Amount................................................      8
Monthly Interest.........................................................     46
Monthly Period...........................................................     10

Moody's..................................................................     43
New Agreement............................................................      5
New Regulations..........................................................     65
New Trust................................................................      5
Octagon..................................................................     58
Offered Certificates.....................................................     60
OID......................................................................     61
Paired Series............................................................ 16, 47
Participation Agreement..................................................     41
Participations...........................................................     41
Paying Agent.............................................................     52
Pay Out Event............................................................     14
Permitted Investments....................................................     43
Plan Asset Regulation....................................................     67
Pre-Funding Account......................................................     17
Pre-Funding Amount....................................................... 17, 44
Prepayable Instrument....................................................     62
Principal Account........................................................     43
Principal Amortization Period............................................     12
Principal Commencement Date..............................................     11
Principal Funding Account................................................     13
Principal Receivables....................................................      8
Principal Terms..........................................................     38
Prospectus Supplement....................................................      1
PTE......................................................................     68
Qualified Institution....................................................     43
Rapid Accumulation Period................................................     14
Rapid Amortization Period................................................     15
Rating Agency............................................................     19
Receivables..............................................................   1, 5
Record Date..............................................................     31
Regulations..............................................................     61
Remaining Redemption Amount..............................................     62
Removed Accounts.........................................................      9
Reserve Account..........................................................     56
Revolving Period.........................................................     11
Scheduled Payment Date...................................................     11
SEC......................................................................     32
Securities Act...........................................................      5
Senior Certificates......................................................      6
Series...................................................................   1, 5
Series Supplement........................................................      5
Series Termination Date..................................................     49
Service Transfer.........................................................     51
Servicer.................................................................  5, 10
Servicer Default.........................................................     52
Shared Principal Collections.............................................     16
Special Tax Counsel......................................................     60
Spread Account...........................................................     56
Standard & Poor's........................................................     43
Subordinated Certificates................................................      6

Tax Opinion...............................................................    38
Terms and Conditions......................................................    35
Transfer Date.............................................................    13
Transferor................................................................     5
Transferor Amount.........................................................     7
Transferor Certificate....................................................     9
Transferor Interest.......................................................    37
Transferor Participation.................................................. 7, 31
Transferor Percentage.....................................................    31
Trust.....................................................................  1, 5
Trust I...................................................................     5
Trust Portfolio...........................................................    28
Trust Termination Date....................................................    49
Trustee...................................................................     5
UCC.......................................................................    57
Underwriting Agreement....................................................    69
U.S. Person...............................................................   A-3
VISA......................................................................    60
Wachovia..................................................................  1, 5
WBNA...................................................................... 7, 31
WOSC......................................................................    27

                                                                        ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

   Except in certain limited circumstances, the globally offered Wachovia Credit Card Master Trust Asset Backed Certificates (the "Global Securities") to be issued in series from time to time (each, a "Series") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedelbank or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

   Secondary market trading between investors holding Global Securities through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.

   Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

   Secondary cross-market trading between Cedelbank or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositories of Cedelbank and Euroclear (in such capacity) and as DTC Participants.

   Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

   All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their respective Depositories, which in turn will hold such positions in accounts as DTC Participants.

   Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

   Investors electing to hold their Global Securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

   Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

   Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

   Trading Between Cedelbank Customers/or Euroclear Participants. Secondary market trading between Cedelbank Customers or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

   Trading Between DTC Seller and Cedelbank or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedelbank Customer or a Euroclear Participant, the purchaser will send instructions to Cedelbank or Euroclear through a Cedelbank Customer or Euroclear Participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct the respective Depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depository to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank Customer's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedelbank or Euroclear cash debit will be valued instead as of the actual settlement date.

   Cedelbank Customers and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the Global Securities are credited to their accounts one day later.

   As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank Customers or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedelbank Customers or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedelbank Customer's or Euroclear Participant's particular cost of funds.

   Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depository for the benefit of Cedelbank Customers or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

   Trading Between Cedelbank or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedelbank Customers and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to Cedelbank or Euroclear through a Cedelbank Customer or Euroclear Participant at least one business day prior to settlement. In these cases, Cedelbank or Euroclear will instruct the respective Depository, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedelbank Customer or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedelbank Customer's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedelbank Participant or Euroclear Customer have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedelbank Customer's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Cedelbank or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedelbank Customers or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Cedelbank or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedelbank or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedelbank or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedelbank Customer or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

   A beneficial owner of Global Securities holding securities through Cedelbank or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

   Exemption for Non-U.S. Persons (Form W-8). Beneficial owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

   Exemption for Non-U.S. Persons with Effectively Connected Income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

   Exemption or Reduced Rate for Non-U.S. Persons Resident in Treaty Countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

   Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

   U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

   The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is included in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

--------------------------------------------------------------------------------

                                  $750,000,000

                       Wachovia Credit Card Master Trust

                Class A Floating Rate Asset Backed Certificates,
                                 Series 1999-1

      The First National Bank of Atlanta d/b/a Wachovia Bank Card Services
                            Transferor and Servicer

                                  PRELIMINARY
                             PROSPECTUS SUPPLEMENT

                                 March 12, 1999

                    Underwriters of the Class A Certificates

                           Credit Suisse First Boston

                         Wachovia Capital Markets, Inc.

                             Chase Securities Inc.

                               J.P. Morgan & Co.

                              Salomon Smith Barney

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Class A Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates
will deliver a prospectus supplement and prospectus until       .

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